As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-185336

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

 Amendment No. 3

to

FORM S-11/A

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

____________________________

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its governing instruments)

______________________

Maryland	6798	26-3455189
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

2909 Hillcroft, Suite 420, Houston, Texas 77057

(713) 467-2222

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

__________________________

Allen R. Hartman, President

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

2909 Hillcroft, Suite 420, Houston, Texas 77057

 (713) 467-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Hill	Michael E. Shaff, Esq.
D.H. Hill Securities LLLP	Irvine Venture Law Firm, LLP
7281 FM 1960. Suite B	19900 MacArthur Blvd., Suite 1150
Humble, Texas 77346	Irvine, California 92612
(832) 644-1852	(949) 660-7700

______________________

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

 Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]    Accelerated filer   [  ]

Non-accelerated filer    [  ]   Smaller reporting company   [x]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Primary Offering, Common Stock, $0.001 par value per share	20,000,000 shares	$10.00	$200,000,000	$17,455.00
Distribution Reinvestment Plan, Common Stock, $0.001 par value per share	2,000,000 shares	$9.50	$19,000,000	$1,685.22
Total, Common Stock, $0.001 par value per share	22,000,000 shares		$219,000,000	$19,113.22

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act.

(2)

As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries over $219,000,000 of unsold securities that have been previously registered, with respect to which the registrant paid a filing fee of $10,758. The filing fee previously paid with respect to the shares being carried forward to this Registration Statement reduces the amount of fees currently due to $19,113.22.

 Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-154750) initially filed by the registrant on October 27, 2008  (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $273,750,000 for sale pursuant to the registrant’s primary offering and distribution reinvestment plan. Pursuant to the Prior Registration Statement, the registrant reserved the right to reallocate the shares of common stock it was offering between its primary offering and the distribution reinvestment plan. Approximately $228,000,000 of the aggregate shares of the registrant’s common stock registered on the Prior Registration Statement remain unsold. The unsold shares of the registrant’s common stock registered on the Prior Registration Statement (and the associated filing fee previously paid by the registrant) are being carried forward to this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

$200,000,000 Maximum Offering

Hartman Short Term Income Properties XX, Inc. is a Maryland corporation formed in February, 2009, to acquire, develop and own office, retail, industrial, and warehouse properties.  We are externally managed by Hartman Advisors, LLC, which we refer to as our “advisor.”  We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year that ended December 31, 2011. We invest primarily in commercial properties, including office buildings, shopping centers, other retail and commercial properties, some of which may be actively leased to a number of tenants having relatively short (1-3) year leases and others may be net leased to a single tenant. As of the date of this Prospectus, we have acquired four properties.

We commenced our initial public offering of shares of our common stock on February 9, 2010, which we refer to as our initial offering.  In our initial offering, we offered up to 25,000,000 shares of our common stock to the public at $10.00 per share in the primary offering and up to 2,500,000 shares of our common stock pursuant to our distribution reinvestment plan (“DRP”) at $9.50 per share.  As of April 30, 2013, we had accepted investors’ subscriptions for, and issued 4,455,678 shares of our common stock in the initial offering, including 162,561 shares of our common stock pursuant to our DRP, resulting in offering proceeds of $43,943,731.

  Effective April 25, 2013 we determined that our registration statement declared effective on February 9, 2010 was no longer effective under the Securities Act of 1933 (the “Securities Act”).  We have not been offering our shares for sale since April 25, 2013.

In this follow-on offering, we are offering a maximum of 20,000,000 shares of our common stock at a price of $10.00 per share in our primary offering, with discounts available to investors who purchase more than 25,000 shares and certain other categories of purchasers. We also are offering 2,000,000 shares of common stock pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Our board may change the offering price of the shares that are offered through the distribution reinvestment plan where needed to maintain the plan’s compliance with the REIT tax rules. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan. The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000. The offering of our shares will continue until the earliest of our selling shares equal to our maximum offering of $200,000,000, our board of directors determines to terminate the offering or three years from the effective date of this offering. The dealer manager of the offering, D.H. Hill Securities, LLLP, is not required to sell a specific number or dollar amount of shares but will use its best efforts to sell 20,000,000 of our shares.

Our board of directors may, from time to time, in its sole discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares in this offering, we do not anticipate that we will do so more frequently than quarterly.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 34. These risks include, among others:

•

We commenced operations on December 28, 2010 and therefore have a limited operating history.  There is no assurance that we will be able to successfully achieve our investment objectives.

•

The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our shares, and you may lose money.

•

There is currently no public market for our common shares and therefore, it likely will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•

There are restrictions and limitations on your ability to have all or any portion of your shares redeemed under our share redemption program.

•

We have made a limited number of investments and other than investments disclosed in this prospectus or in a supplement to this prospectus, we have not identified any specific assets to acquire or investments to make with the proceeds of this offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to your investment.

•

We rely on Hartman Advisors, LLC and its affiliates for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hartman. We also compete with affiliates of Hartman for tenants and investment opportunities, and some of those affiliates will have priority with respect to specified investment opportunities.

•

Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, some or all of our distributions will be paid from other sources, including invested capital, potentially reducing the capital available for investment in real property. There is no limit on the amount of offering proceeds we may use to fund distributions.

 •

The offering price of our shares was not determined on an independent basis and bears no relationship to the book or net value of our assets or our expected operating income.

•

Our use of leverage increases the risk of loss on our investments.

•

If we fail to continue to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders and may have adverse tax consequences to our stockholders.

The Offering:
	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses) (1)
Per Share/ Primary Offering	$10.00	$0.70	$0.25	$9.05
Total Maximum	$200,000,000	$14,000,000	$ 5,000,000	$181,000,000
Per Share/Distribution Reinvestment Plan	$9.50	$0.00	$0.00	$9.50
Total Maximum	$19,000,000	$0.00	$0.00	$19,000,000

(1)

Proceeds are calculated before reimbursing our advisor for organization and offering expenses up to 1.5% of the gross offering proceeds from the sale of shares in this follow-on offering.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Our shares of common stock are being offered to investors on a best efforts basis through D.H. Hill Securities, LLLP, the dealer manager for this offering.  The dealer manager is not required to sell any specific number of or dollar amount in shares of our common stock, but will use its best efforts to sell our shares of common stock.  The minimum investment amount is $10,000, except for IRAs which may purchase $5,000.  We may sell the shares of common stock offered in this follow-on offering through June __, 2016 (three years from the effective date of this registration statement).  We may terminate this offering at any time.

The date of this prospectus is June __, 2013.

TABLE OF CONTENTS – NEEDS TO BE UPDATED

SUITABILITY STANDARDS	1
General	1
PROSPECTUS SUMMARY	4
Hartman Short Term Income Properties XX, Inc.	4
Our Advisors	4
Our Management	4
Our REIT Status	4
Terms of the Offering	5
Summary Risk Factors	5
Description of Properties and Real Estate-Related Investments to be Developed or Acquired	9
Policy with Respect to Leverage	10
Estimated Use of Proceeds of this Offering	10
Dilution
Investment Objectives	11
Distribution Policy	11
Distribution Paid	12
Conflicts of Interest	13
Hartman Affiliates	14
Hartman REIT OP	14
Compensation to Our Advisor and Its Affiliates	15
Listing or Liquidation	19
Distribution Reinvestment Plan	20
Share Redemption Program	20
ERISA Considerations	22
Description of Common Stock	23
General	23
Stockholder Voting Rights and Limitations	23
Restriction on Share Ownership	23
Other Hartman Programs	23
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	24
RISK FACTORS	30
Risks Related to an Investment in Hartman Short Term Income Properties XX, Inc.	30
Risks Related to Conflicts of Interest	35
Risks Related to Our Business in General	37
General Risks Related to Investments in Real Estate	44
Risks Associated with Debt Financing	50
Federal Income Tax Risks	52
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	54
ESTIMATED USE OF PROCEEDS	54
MANAGEMENT	57
General	57
Directors and Executive Officers	57
Committees of the Board of Directors	60
Audit Committee	61
Compensation Committee	61
Nominating/Corporate Governance Committee	61
Directors, Principal Officers and Key Employees of the Advisor and the Property Manager	61
Compensation of Directors	62
Executive Officer Compensation	62

i

Stock Incentive Plan	63
Duties of Our Executive Officers	64
The Advisor	64
Key Employees	64
The Advisory Agreement	65
Stockholdings	67
Property Manager	67
Management Decisions	69
Management Compensation	69
STOCK OWNERSHIP	77
CONFLICTS OF INTEREST	77
Interests in Other Real Estate Programs	78
Other Activities of Our Advisor and Its Affiliates	78
Property Manager	78
Joint Venture Transactions with Affiliates of Our Advisor	79
Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates	79
Certain Conflict Resolution Procedures	80
INVESTMENT OBJECTIVES AND CRITERIA	84
General	84
Acquisition and Investment Policies	84
Terms of Leases and Tenant Creditworthiness	85
Investments in Real Property	86
Development and Construction of Properties	87
Joint Venture Investments	88
Borrowing Policies	89
Disposition Policies	90
Disclosure Policies with Respect to Future Probable Acquisitions	90
Investment Limitations	91
Investment Limitations to Avoid Registration as an Investment Company	92
Change in Investment Objectives and Limitations	92
DESCRIPTION OF INVESTMENTS	92
FEDERAL INCOME TAX CONSIDERATIONS	94
General	94
Failure to Qualify	99
Taxation of the Company	100
Taxation of Taxable U.S. Shareholders Generally	101
Taxation of Tax-Exempt Shareholders	102
Backup Withholding	103
Taxation of Non-U.S. Shareholders	103
STATE AND LOCAL TAXES	104
POSSIBLE CHANGES IN TAX LAWS	104
ERISA CONSIDERATIONS	104
Plan Assets	105
Annual Valuation	105
DESCRIPTION OF SHARES	106
Common Stock	106
Convertible Preferred Stock	106
Preferred Stock	108
Meetings and Special Voting Requirements	108
Restriction on Ownership of Shares	109
Distributions	111

ii

Share Redemption Program	112
Restrictions on Roll-Up Transactions	115
Provisions of Maryland Law and of Our Charter and Bylaws	116
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN	118
Summary of Distribution Reinvestment Plan	118
Investment of Distributions	119
Summary of Automatic Purchase Plan	119
Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan	119
Reports to Participants	120
Federal Income Tax Considerations	120
Amendment and Termination	121
THE OPERATING PARTNERSHIP AGREEMENT	121
General	121
Capital Contributions	121
Operations	122
Exchange Rights	122
Transferability of Interests	123
PLAN OF DISTRIBUTION	123
The Offering	123
Compensation We Will Pay for the Sale of Our Shares	124
Shares Purchased by Affiliates and Participating Broker-Dealers	125
Subscription Process	126
Volume Discounts	127
HOW TO SUBSCRIBE	129
SUPPLEMENTAL SALES MATERIAL	129
LEGAL MATTERS	130
EXPERTS	130
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	130
ADDITIONAL INFORMATION	130
PRIOR PERFORMANCE SUMMARY	132
Prior Investment Programs	132
Public Programs	132
Private Programs	133

EXHIBIT A: PRIOR PERFORMANCE TABLES	A-1
EXHIBIT B: FORM OF SUBSCRIPTION AGREEMENT	B-1
EXHIBIT C: FORM OF DISTRIBUTION REINVESTMENT PLAN	C-1
EXHIBIT D: FORM OF AUTOMATIC PURCHASE PLAN	D-1

iii

SUITABILITY STANDARDS

General

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need short-term liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require short-term liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

Our shares will be offered to investors on a best efforts basis through D.H. Hill Securities, LLLP, the dealer manager of this offering. The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000. The offering of our shares will continue until we sell shares equal to our maximum offering of $200,000,000 or until our board of directors determines to terminate the offering. The termination date of this Offering will not be later than three years from the effective date of the Registration Statement in which this prospectus is contained.

In order to purchase shares in this offering, you must:

•

meet the applicable financial suitability standards as described below; and

•

purchase at least the minimum number of shares as described below.

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to redeem shares through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

We will make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•

A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•

A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•

For Kansas Residents – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•

For Alabama, Kentucky, Massachusetts, Michigan and Pennsylvania Residents – Shares will only be sold to residents of the States of Alabama, Kentucky, Massachusetts, Michigan and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and other similar direct participation programs and that they meet one of our suitability standards.

•

For Missouri and Tennessee Residents – Shares will only be sold to residents of the States of Missouri and Tennessee representing that they will not invest, in the aggregate, more than 10% of their liquid net worth in us and that they meet one of our suitability standards.

•

For California Residents – Shares will only be sold to residents of the State of California representing that they will not invest, in the aggregate, more than 10% of their net worth (excluding the value of an investor’s home, furnishings and automobiles) in us and who have a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $120,000 or a minimum net worth of $250,000 (excluding the value of an investor’s home, furnishings and automobiles).

•

For Iowa, Massachusetts, Michigan, Nebraska, New Mexico, Ohio and Pennsylvania Residents – Shares will only be sold to residents of the States of Iowa, Massachusetts, Michigan, Nebraska, New Mexico, Ohio and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and our affiliates and that they meet one of our suitability standards. In the case of Iowa and Nebraska residents, Shares will only be sold to investors who have a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) and annual income of $70,000 or, in the alternative, a Net Worth of $350,000 (exclusive of home, auto and furnishings).

The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

A few states have established suitability requirements in addition to the ones established and described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our stock, our investment objectives and the relative illiquidity of our stock, shares of our stock are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our stock is suitable and appropriate for a stockholder.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering are required to:

•

make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer or registered investment adviser, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments; and

•

maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer or your registered investment adviser and our sponsor, will consider, based on a review of the information provided by you, whether you:

•

meet the minimum income and net worth standards established in your state;

•

can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•

are able to bear the economic risk of the investment based on your overall financial situation; and

•

have an apparent understanding of:

•

the fundamental risks of an investment in our common stock;

•

the risk that you may lose your entire investment;

•

the lack of liquidity of our common stock;

•

the restrictions on transferability of our common stock;

•

the background and qualifications of our advisor; and

•

the tax consequences of an investment in our common stock.

HOW TO SUBSCRIBE

          Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

•

Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Your check should be made payable to “Hartman Short Term Income Properties XX, Inc.”

          By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that he meets the minimum income and net worth standards as described herein.

          Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

          An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room mentioned under the heading “Additional Information.”

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers About This Offering” section immediately following this summary. This section and the “Questions and Answers About This Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX, Inc. is a Maryland corporation (the “Company”) formed in February, 2009. We elected to be treated as a real estate investment trust (“REIT”) under the Internal Revenue Code, beginning with the taxable year ending December 31, 2011. We acquire and intend to continue to acquire and operate commercial real estate and real estate-related assets. In particular, we focus on acquiring income-producing office, retail, industrial and warehouse real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. We expect to make our investments in or in respect of real estate assets located in the United States based on our view of existing market conditions.

Our office is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057. Our telephone number is (713) 467-2222 or (800) 880-2212.

Our Advisors

Our external advisor is Hartman Advisors, LLC (“Hartman Advisors”), a Texas limited liability company formed in March, 2009, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. The key personnel of Hartman Advisors have been and will be involved in the selection, acquisition, financing and disposition of our properties, and raising the capital to purchase the properties. The key personnel of our advisor have extensive experience in selecting and operating commercial real estate and in operating investment entities that acquire commercial real estate. Our property manager is Hartman Income REIT Management, Inc. (“HIR Management”), a Texas corporation formed in March, 2009, which is responsible for maintaining and operating our properties. HIR Management, Inc. is the wholly owned second tier subsidiary of Hartman Income REIT, Inc. (“HIREIT”), a real estate investment trust that has investment objectives that in many material respects are similar to those that we intend to employ.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. We have three members on our board of directors. A majority of the directors are independent of our advisor, are not our employees or officers and have responsibility for reviewing its performance. Our directors are elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees. Substantially all of the paid services performed for us are rendered through the advisor or the property manager, with respect to the operation and maintenance of our properties.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS, but including dividends that a TRS pays to the REIT. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering a maximum of 20,000,000 shares of our common stock to the public in our primary offering through D.H. Hill Securities, LLLP, a registered broker-dealer. The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers. We are also offering 2,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan. The offering of our shares will continue until the earliest to occur of (a) our selling shares equal to our maximum offering of $200,000,000, (b) our board of directors determining to terminate the offering, or (c) three years after the effective date of this Offering. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. We may engage in additional subsequent public offerings of our stock. We do not expect to continue offering shares, other than pursuant to our distribution reinvestment plan, beyond five years from the effective date of the registration statement of which this prospectus is a part. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension or until all of the shares designated for the distribution reinvestment plan have been sold to participants if earlier. Our board of directors may terminate this offering at any time prior to the termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

This public offering follows our initial public offering pursuant to a registration statement declared effective on February 9, 2010 for the sale of up to 25,000,000 shares of our common stock to the public through our dealer manager.  As of April 25, 2013 we voluntarily stopped accepting subscriptions for the purchase of shares of our common stock.  During the last two years we failed to update our registration statement in all respects in accordance with the requirements of the Securities Act of 1933 (the “Securities Act”).  For the period from February 9, 2010 to December 31, 2012, the Company acquired three commercial real properties for which financial statements required by Rule 3-14 of Regulation S-X were required to be filed.  The Company did not timely file the financial statements required with respect to each acquisition.  We may be subject to liability under federal and state securities laws for the sale of our securities. However, we do not intend to offer rescission. We have subsequent to December 31, 2012 established further disclosure controls and procedures to identify, delegate and establish accountability for compliance with undertakings set forth in SEC Industry Guide 5 and the requirements of the Securities Act and the rules thereunder.

We are externally managed by Hartman Advisors, LLC, an affiliate of ours which we refer to as “our advisor.” Our advisor’s team of real estate professionals will have substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s management team includes senior real estate professionals who have an average of over 20 years of hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management. Affiliates of our advisor have raised over $250,000,000 from over 2,000 investors since 1984. An affiliate of our advisor also acts as the advisor for two other affiliated REITs, one of which is the parent corporation of our property manager. Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•

There is no public trading market for our shares, and we cannot assure you that one will ever develop. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Furthermore, if we do not achieve our goal of commencing a liquidation, listing or merging with another Hartman sponsored entity within five years after the termination of this offering, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss. In addition, our charter prohibits the ownership of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors. Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

•

Effective April 25, 2013 we determined that our registration statement declared effective on February 9, 2010 was no longer effective under the Securities Act of 1933 (the “Securities Act”).  The Company has considered the possibility of affording the remedy of rescission to stockholders who purchased common shares during the period that the Company was required to file post-effective amendments to its registration statement.  Any such rescission would obligate the Company to reacquire the stockholders common shares at a price equal to the price originally paid for such shares with market interest, less the amount of any income received with respect to such shares.  If affected stockholders were successful in seeking rescission and/or damages, we would face financial demands that could adversely affect our business and operations. Additionally, we may become subject to penalties imposed by the SEC and state securities agencies.  If stockholders seek rescission and/or damages or we conduct a rescission offer, we may or may not have the resources to fund the repurchase of all of the securities tendered.  We have determined not to offer rescission because the Advisor and the Company do not believe that any material number of affected investors would choose to rescind their common share purchases.

•

Our board of directors arbitrarily set the offering price of our shares of common stock, and this price bears no relationship to the book or net value of our assets or to our expected operating income. Pursuant to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the rules of the Financial Industry Regulatory Authority (FINRA), we will provide annual estimates of the current value of a share of our common stock. Until eighteen months after this offering of our shares (unless a subsequent offering is underway within eighteen months of the close of this offering, in which case the price at which our shares are then being offered will apply), we intend to use the offering price of shares in our most recent primary offering as the estimated value of a share of our common stock (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the estimated value of a share of our common stock will equal the offering price less the amount of those special distributions constituting a return of capital). This valuation method may not result in an estimated per share value that accurately reflects the proceeds you would receive upon liquidation or upon the sale of your shares. Thereafter our board will determine the value of our common stock based on the latest data concerning our properties’ then current fair market value, as estimated by our board, and based on the amount and terms of any debt that we may issue and any classes of senior preferred stock that we may issue. The board may but need not employ an independent appraiser to assist with the valuation of the properties. If we engage in a subsequent offering of our shares, we will rely on the offering price of our shares to value our shares during that offering.

•

We have a limited operating history and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

•

This is a “blind pool” offering because we have made a limited number of investments and other than investments disclosed in this prospectus or in a supplement to this prospectus, we have not identified any assets to acquire with proceeds from this offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to our making them. You must rely totally upon our advisor’s ability to select our investments.  As of the date of this Prospectus, we have acquired four properties.  See Description of Properties and Real Estate-Related Investments to be Developed or Acquired below in the Summary.

•

Our ability to acquire, develop and operate our properties could be impacted by the current slowing or recession in the U.S. economy. Because the U.S. economy has slowed and has been in recession, demand for our properties could be adversely impacted. If the U.S. economy continues to operate at the present rates or if it declines further, our strategy to acquire, develop, lease, finance and sell our properties could be impacted.

•

Acquisition and ownership of real estate is subject to risks associated with environmental hazards. We may be liable for environmental hazards at our properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. Some of the properties that we plan to develop or acquire may include facilities and tanks for the storage of petroleum products and other hazardous substances, all of which create the potential for environmental damages. As a result, we may be expected to regularly incur environmental clean-up costs. We intend to include in the leases that we enter with future tenants, an agreement for such tenants to indemnify us from all environmental liabilities arising its activities at such property during the term of the lease. Despite this indemnity, various federal and state laws impose environmental liabilities upon property owners, such as us, for any environmental damages arising on properties they own or occupy, and we cannot be assured that we will not be held liable for environmental clean-up at our properties, including environmental damages at sites we own and lease. As an owner or previous owner of properties which contain environmental hazards, we also may be liable to pay damages to governmental agencies or third parties for costs and damages they incur arising from environmental hazards at the properties. Moreover, the costs and damages which may arise from environmental hazards are often difficult to project and our future tenants may not have sufficient resources to pay its environmental liabilities.

•

The number of investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum offering of 20,000,000 shares. If we sell substantially less than the maximum offering amount of 20,000,000 shares, we will make fewer acquisitions and the value of your investment may fluctuate more widely with the performance of these specific investments. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

•

Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, loans and other investments.

•

Our property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or those with high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

•

Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, some or all of our distributions will continue to be paid from other sources, such as from the proceeds of this or other offerings, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees, and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest in assets, and negatively impact the return on your investment and the value of your investment. There is no limit on the amount of offering proceeds we may use to fund distributions.

•

We expect for our cash flow from operations available for distribution to equal our anticipated distributions to shareholders in a short time.  Until such time, a portion of our distributions will be derived from invested capital. To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

•

We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

•

Our advisor and its affiliates will face various conflicts of interest resulting from their activities, such as conflicts related to allocating the purchase and leasing of properties and other assets between us and other Hartman-sponsored programs, conflicts related to any joint ventures, or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other Hartman-sponsored programs.

•

We have issued to Hartman Advisors, our advisor, 1,000 shares of our convertible preferred stock at a purchase price of $10.00 per share. Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the “issue price” of those shares, i.e., the gross amount originally paid to us for those shares, plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

•

We may incur substantial debt. For the most part, loans we incur will be secured by one or more of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders or could decrease the return on your investment and the value of your investment in the event income on such properties, or their value, falls. Principal and interest payments on these loans reduce the amount of money available to make distributions to you.

•

To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding shares of common or preferred stock during any time that we are qualified as a REIT. However, our charter also allows our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status. Furthermore, this limitation does not apply to the holder of our convertible preferred stock or shares of common stock issued upon conversion of our convertible preferred stock.

•

We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

•

If we hold and sell one or more properties through taxable REIT subsidiaries (“TRSs”), our return to stockholders would be diminished because the gain from any such sale would be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders. Moreover, if the ownership and sale of one of more of our properties by a TRS causes the value of our non-mortgage securities in our TRSs to exceed 20% of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

•

Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•

You will not have preemptive rights as a stockholder; thus, any shares we issue in the future will dilute your proportionate interest in our capital.

•

We may invest some of the offering proceeds to acquire vacant land on which a building or buildings may be constructed in the future. Additionally, we may acquire property for redevelopment. These types of investments involve risks relating to the construction company’s ability to control construction costs, failure to perform, or failure to build or redevelop in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction or redevelopment. Increased costs of newly constructed or redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

•

Each of our executive officers, including Allen R. Hartman, who also serves as the chairman of our board of directors, also serve as officers of our advisor and other entities affiliated with our advisor, including the advisors to other Hartman-sponsored real estate programs, and as a result they will face conflicts of interest relating from their duties to these other entities.

•

Because federal income tax laws may restrict us as a REIT from operating certain of our properties, we have determined not to manage our properties. Instead, we have retained a manager to manage our properties pursuant to the Property Management Agreement. Our income from our properties may be adversely affected if our property manager fails to provide quality services and amenities to our tenants. While we monitor our property manager’s performance, we have limited recourse under our property management agreement if we believe that the property manager is not performing adequately. Failure by our property manager to fully perform the duties agreed to in our property management agreement could adversely affect our results of operations.

•

We may be unable to access the capital necessary to grow. To retain our status as a REIT, we are required to distribute 90% of our taxable income to shareholders and we generally cannot retain sufficient income from operations to develop or invest in our properties or fund our acquisitions. Accordingly, our business and growth strategy depend, in part, upon our ability to raise additional capital at reasonable costs to repay our debt maturities and to fund new investments. However, the U.S. capital markets are currently experiencing severe liquidity constraints and our ability to raise reasonably priced capital is not guaranteed; we may be unable to raise reasonably priced capital because of reasons related to our business or for reasons beyond our control, such as the current restrictive market conditions in the debt capital market.

•

We believe the deteriorating business conditions which have recently affected the locations which we operate, including the impact of the slowing U.S. economy, the weak U.S. dollar and the high and volatile fuel prices, could adversely affect our tenants and may make it difficult for our tenants to pay the rent due to us. A failure by our tenants to pay rents to us may cause us to continue to experience losses or cause our losses to increase.

Description of Properties and Real Estate-Related Investments to be Developed or Acquired

We intend to acquire, develop and own commercial, retail, industrial, and warehouse real estate and real estate-related assets (“Our properties”). Our properties may be existing, income-producing properties developed by an affiliate of our advisor, newly constructed properties or properties under development or construction.

We may invest in a wide variety of light commercial properties, including, without limitation, office buildings, business and industrial parks, manufacturing facilities, single-tenant properties, warehouses and distribution facilities. We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. Additionally, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that such dispositions typically would occur within five years after the termination of this offering. However, we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return.

The following table provides summary information regarding the Company’s investments as of March 31, 2013.

Name/Location	Approx. Rentable SF	Date Acquired	Property Acquisition Cost	Approx. Annualized Base Rent(1)	Approx.% Leased (1)
Richardson Heights Shopping Center Richardson, TX	201,433	12/28/2010	$19,150,000	$1,849,137	63%
Cooper Street Plaza Arlington, TX	127,696	05/11/2012	$10,612,500	$1,332,570	92%
Bent Tree Green Dallas, TX	139,609	10/16/2012	$12,012,500	$1,564,557	67%
Parkway Plaza I & II Dallas, TX	136,506	03/15/2013	$9,490,000	$1,445,320	68%

(1)

 Richardson Heights includes Iced Tea with Lemon dba Alamo Draft House which is scheduled to open for business and begin paying rent upon lease commencement which is expected to be in Q3 2013. Approximate annualized based rent includes first year rent for this tenant.  Occupancy is 48% without this tenant.

We may enter into one or more joint ventures or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures or other Hartman-sponsored programs. The Company will not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including our loans, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

Policy with Respect to Leverage

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. However, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real property assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of one or more of the real property assets we acquire to the extent our board of directors determines that borrowing these amounts is prudent. In any event, our charter limits total leverage to 300% of the net value of our assets, even during the offering period.

Our board of directors may determine to seek additional capital through equity offerings, interim or long term debt financings, or retention of cash flows in excess of distributions to shareholders or a combination of these methods. To the extent that our board of directors decides to obtain debt financing, we may do so on an unsecured basis or a secured basis. We may seek to obtain lines of credit or to issue securities senior to our common and/or preferred shares, including preferred shares of beneficial interest and debt securities, either of which may be convertible into common shares or be accompanied by warrants to purchase common shares, or to engage in transactions which may involve a sale or other conveyance of properties to subsidiaries or to unaffiliated entities. We may finance acquisitions through an exchange of properties or through the issuance of additional common shares or other securities. The proceeds from any of our financings may be used to pay distributions, to provide working capital, to refinance existing indebtedness or to finance acquisitions and expansions of existing or new properties. We have not established any financing sources at this time. See “Investment Objectives and Criteria – Borrowing Policies” section of this prospectus for a more detailed discussion of our borrowing policies.

Estimated Use of Proceeds of this Offering

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 20,000,000 shares pursuant to our primary offering, and (3) the maximum offering of 2,000,000 shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering amount of $219,000,000 is raised, we expect to use approximately 90% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish. We expect to use approximately 87.3% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (86.3% with respect to gross proceeds from our primary offering and 97.0% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate properties and to use approximately 2.7% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves. The remaining gross proceeds from the offering (up to 11.0% with respect to gross proceeds from our primary offering and 0.0% with respect to gross proceeds from our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs. Our total organization and offering expenses may not exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings. Based on our past experience, we have assumed that the acquisition expenses would average 0.5% of the contract purchase price of property acquisitions (0.45% of the gross offering amount) but the amount is only an estimate and is not limited to any specific amount other than our charter limits acquisition fees and expenses to 6% of the purchase price of properties of 6% of the funds advanced in the case of mortgage loans or other investments.

	MAXIMUM PRIMARY OFFERING OF		MAXIMUM WITH DISTRIBUTION REINVESTMENT PLAN OF
	20,000,000 SHARES		22,000,000 SHARES
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$200,000,000	100.00%	$219,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	$19,000,000	9.50%	$19,000,000	8.68%
Organization and Offering Expenses	$3,000,000	1.50%	$3,000,000	1.37%
Amount Available for Investment	$178,000,000	89.00%	$197,000,000	89.55%
Acquisition and Development Expenses:
Acquisition and Advisory Fees	$4,450,000	2.23%	$4,925,000	2.25%
Acquisition Expenses	$890,000	0.45%	$985,000	0.45%
Amount Estimated to Be Invested	$172,660,000	86.32%	$191,090,000	87.25%

Dilution

As of December 31, 2012, our net tangible book value per share was $5.49, compared to our offering price of $10.00 per share pursuant to this offering. Our net tangible book value per share of our common stock was determined by dividing the net book value of our tangible assets (consisting of total assets less intangible assets which are comprised of net acquired in-place lease value, deferred loan and leasing costs, and goodwill, net of total liabilities) as of December 31, 2012 by the number of shares of our common stock outstanding as of December 31, 2012. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. Net tangible book value is not intended to reflect the value of our assets upon our orderly liquidation in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into shares of our common stock or if we issue shares upon the exercise of options, warrants or other rights.

The following table illustrates the initial capitalization rate for our material property acquisitions:

Property	Estimated Year 1 NOI (1)	Purchase Price	Initial Capitalization Rate (3)
Richardson Heights Shopping Center (2)	$ 1,833,800	$ 19,150,000	9.6%
Cooper Street Plaza Shopping Center	1,060,000	10,612,500	10.0%
Bent Tree Green Office Building	615,600	12,012,500	5.1%
Parkway Plaza I&II	494,000	9,490,000	5.2%

The Company’s current annual distribution is $0.70 per common share which is equivalent to a 7.0% distribution rate based on a $10.00 share cost.  Property acquisitions which have initial capitalization rates which are less than our distribution rate are at least temporarily dilutive to our ability to pay distributions from cash flow.  Our organizational documents permit us to pay distributions from any source.  For the period from inception (February 9,

2010) to March 31, 2013, we paid aggregate distributions of $2,882,825.  During the same period net cash used in operating activities was $113,570.  To the extent that we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investment in real estate properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

(1)

“NOI” means Net Operating Income which is defined as revenues less operating expenses, excluding depreciation amortization and interest expense, if any.

(2)

The Richardson Heights Shopping Center was originally purchased as a joint venture between the Company and Hartman Short Term Income Properties XIX, Inc., an affiliate of the Company.  The Company acquired the balance of the interest it did not own effective November 1, 2011.

(3)

The initial capitalization rate is determined by dividing the first year estimated NOI by the purchase price.

Investment Objectives

Our primary investment objectives are to:

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realize growth in the value of our investments within five years of the termination of this offering;

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to preserve, protect and return your capital contribution;

•

to grow net cash from operations such that more cash is available for distributions to you; and

•

to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you or by listing our shares for trading on a national securities exchange within five (5) years after termination of this offering.

We intend to begin the process of liquidating our assets or listing our shares within five years of the termination of this primary offering, unless we obtain the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow to make distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Distributions may be funded from proceeds from this or other offerings until we have sufficient cash flow from real estate operations to fund distributions. There is no limit on the amount of offering proceeds we may use to fund distributions. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. As development projects are completed and begin to generate income, we expect to have additional funds available to distribute to you. Therefore, until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, whether or not secured by our assets, in anticipation of future operating cash flow.

We intend to make distributions on a monthly basis to our stockholders. Our board of directors will determine the amount of each distribution. We anticipate that we will pay all or a substantial portion of our initial distributions from sources other than cash flow from operations in anticipation of future cash flow. The amount of each distribution generally will be based upon such factors as the amount of actual or expected distributable funds, capital available or anticipated to be available from our investments, current and projected cash requirements, tax considerations and other factors. Distributions in any period may constitute a return of capital.

We generally will not make in-kind distributions of property except for distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in connection with the termination of the Company or readily marketable securities unless: (i) the Board of Directors advises each

Stockholder of the risks associated with direct ownership of the property, (ii) the Board of Directors offers each Stockholder the election of receiving in-kind property distributions, and (iii) the Company distributes in-kind property only to those Stockholders who accept such offer by the Board of Directors.

Distributions Paid

On December 17, 2010, our board of directors authorized and declared a cash distribution to our stockholders contingent upon the closing of our acquisition of our first investment. The distribution (1) began to accrue daily to our stockholders of record as of the close of business on each day commencing one business day following the closing of the acquisition of our first investment; (2) is payable in cumulative amounts on or before the 20th day of each calendar month; and (3) is calculated at a rate of $0.001918 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 7.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.

The following table summarizes the distributions we paid in cash and pursuant to our distribution reinvestment plan (DRIP) for the period from January 2011 (the month we first paid distributions) through March 31, 2013:

Period	Cash (1)	DRIP (1) (3)	Total	Net Cash Provided by (used in) Operating Activities
Period From inception to December 31, 2010(2)	$-	$-	$-	$78,404
First Quarter 2011	$20,555	$20,363	$40,918	$(80,884)
Second Quarter 2011	$44,563	$50,974	$95,537	$(64,102)
Third Quarter 2011	$69,559	$69,516	$139,075	$(51,262)
Fourth Quarter 2011	$119,000	$101,025	$220,025	$42,418
First Quarter 2012	$174,784	$149,574	$324,358	$(513,052)
Second Quarter 2012	$208,865	$194,091	$402,956	$(930,975)
Third Quarter 2012	$236,090	$246,096	$482,186	$236,470
Fourth Quarter 2012	$271,424	$278,592	$550,016	$1,374,341
First Quarter 2013	$316,478	$311,276	$627,754	$(204,928)
Total	$1,461,318	$1,421,507	$2,882,825	$(113,570)

(1)

Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid    approximately 20 days following the end of such month.

(2)

Distributions accrued for the period from December 27, 2010 through December 31, 2010 were paid on January 20, 2011, the date we first paid a distribution.

(3)

Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

For the three months ended March 31, 2013, we paid aggregate distributions of $627,754.  During the same period, cash used in operating activities was $204,928.   For the year ended December 31, 2012, we paid aggregate distributions of $1,759,516 and our net cash provided by operating activities was $166,764.  For the year ended December 31, 2012, approximately 9% of distributions were paid from cash provided by operating activities and the remaining approximately 91% was paid from offering proceeds.  For the period from inception to March 31, 2013, we paid aggregate distributions of $2,882,825 and net cash used in operating activities was $113,570.  For the three months ended March 31, 2013, for the twelve months ended December 31, 2012 and for the period from inception to March 31, 2013, our funds from operations (“FFO”) was $118,116, $69,452 and ($764,542), respectively.

The following table shows the character of distributions paid to our common shareholders in total and on a per share basis during the years ended December 31, 2012 and 2011:

	Total Distributions Paid	Distributions Paid per Common Share	Nontaxable Distributions	Ordinary Dividends
2012	$ 1,759,516	$ 0.70	$ 0.66	$ 0.04
2011	$ 495,555	$ 0.70	$ 0.70	$ 0.00

Conflicts of Interest

Our advisor and its executive officers will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

Our advisor and its executive officers will have to allocate their time between us and the other Hartman -sponsored programs and activities in which they are involved.

•

The executive officers of Hartman Advisors and HIR Management and their affiliates are advisors to other Hartman-sponsored programs, and they must determine which Hartman-sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments. In particular, the executive officers of Hartman Advisors and HIR Management advise Hartman Income REIT, Inc., sometimes referred to as HIREIT, and Hartman Short Term Income Properties XIX, Inc., sometimes referred to as Hartman XIX. There will be some overlap between our investment objectives and those of HIREIT and Hartman XIX. In the event of a potential conflict in acquiring a property, Hartman Advisors and HIR Management will offer the first opportunity to purchase properties to be developed to other Hartman sponsored entities and will offer the first opportunity to purchase all other commercial rental properties to us. Our independent directors will have the opportunity to vote on whether to purchase the property made available on the terms offered.

•

We may acquire properties from entities affiliated with Hartman Advisors and HIR Management and as such the executive officers of our advisor may face conflicts with respect to negotiating the terms of such acquisitions. If we were to acquire a property from an affiliated entity, our advisor and our property manager could be in a position to receive a fee from the entity disposing of the property and from us on the acquisition of the property. We would only acquire a property from an affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company; such determination shall be made based on the fair market value of the Property as determined by an Independent Expert as selected by the Independent Directors. Additionally, the Company may not purchase a Property or Properties from an Affiliated Seller at a price to the Company that is greater than the cost of the asset to the Affiliated Seller unless substantial justification for such excess exists and such excess is reasonable, there is appropriate disclosure of the material facts concerning each such transaction and the transaction is otherwise approved by the Board of Directors. Similarly, if we were to sell a property to an affiliated entity, our advisor and our property manager could be in a position to receive a fee from us on the disposition of the property and from the affiliated entity on the acquisition of the property.

•

We may compete with other Hartman-sponsored programs for the same tenants in negotiating leases or in purchasing or selling similar properties.

•

Our advisor, our property manager and their affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us. Their ability to earn fees based in large part on the value of the properties we own and less on our income or gains could affect the decision by our advisor or our property manager as to whether a property should be sold.

•

We have issued 1,000 shares of our convertible preferred stock to Hartman Advisors, our advisor, for an aggregate purchase price of $10,000. Under limited circumstances, these shares of convertible preferred stock may be converted into shares of our common stock at a significant discount benefiting Hartman Advisors, thereby resulting in dilution of our stockholders’ interest in us. The possibility of this conversion may influence our advisor’s judgment when recommending the timing of listing or liquidating.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

Hartman Affiliates

The following chart shows the ownership structure of the various Hartman entities that are affiliated with us or our advisor. The address of the executive offices of each of the listed Hartman entities is 2909 Hillcroft, Suite 420, Houston, Texas 77057. Our telephone number is (713) 467-2222 or (800) 880-2212

Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have the right to contribute our assets to a limited partnership to be referred to as Hartman REIT OP, of which we would be the general partner but have no plans to do so unless we determine that it would be beneficial to acquire properties in exchange for units of our limited partnership. The arrangement in which a REIT forms a limited partnership, the limited partnership holds all of the REIT’s properties and the REIT acts as general partner is generally referred to as an UPREIT.  REITs generally avail themselves of the UPREIT structure to permit property owners to contribute properties in kind to the limited partnership in exchange for limited partnership interests, sometimes called OP Units, on an income tax deferred basis. The holders of units in Hartman REIT OP may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Compensation to Our Advisor and Its Affiliates

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Hartman Advisors, HIR Management and their affiliates during the various phases of our organization and operation. The estimated maximum dollar amounts are based on the sale of a maximum of 20,000,000 shares to the public at $10.00 per share in our primary offering and the sale of a maximum of 2,000,000 shares to the public at $9.50 per share under our distribution reinvestment plan.. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount
	Offering Stage
Selling Commissions – Participating broker-dealers	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. D.H. Hill Securities, LLLP will re-allow up to 100% of selling commissions earned to participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan.	$14,000,000

Dealer Manager Fee – D.H. Hill Securities, LLLP	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, our dealer manager may re-allow a portion of its dealer manager fee in an aggregate amount up to 2.5% of gross offering proceeds to broker-dealers participating in the offering. No dealer manager fee will be paid for sales under the distribution reinvestment plan.	$5,000,000

Reimbursement of Other Organization and Offering Expenses – Hartman Advisors or its affiliates

With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings. No reimbursement of organization and offering expenses will be paid for sales under the distribution reinvestment program.

		$3,000,000

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount
Acquisition and Development Stage
Acquisition and Advisory Fees – Hartman Advisors or one of its affiliates

2.25% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. We may not amend our advisory agreement to increase acquisition and advisory fees during this primary offering.

$4,925,000 (assuming no debt financing to purchase assets/ $17,130,440 (assuming debt financing equal to 75% of the aggregate value of our real property assets)

Acquisition Expenses – Hartman Advisors or its affiliates

Our advisor and its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

Actual amounts are dependent upon the expenses paid or incurred and therefore cannot be determined at the present time. If we assume expenses of 0.45% of the gross offering proceeds, the fees would be $985,000.

Debt Financing Fee – Hartman Advisors or its affiliates

1% of the amount available under any loan or line of credit made available to us. Our advisor will use some or this entire amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory agreement or our property management agreement to increase debt financing fees during this primary offering.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 75% of the aggregate value of our real property assets, the fees would be $5,139,136

Development Fee – HIR Management

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount
Operational Stage
Property Management and Leasing Fees – HIR Management

We will pay HIR Management property management fees equal to five percent (5%) of the Effective Gross Revenues (as hereinafter defined) for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3% to 4% of the Effective Gross Revenues for office buildings, based upon the square footage and gross property revenues of the buildings. We will pay a 4% fee for office buildings under 100,000 square feet in size or with gross annual revenues under $1,000,000. We will pay a 3% fee for office buildings of 100,000 square feet or more in size and gross annual revenues of $1,000,000 or more. “Effective Gross Revenues” shall mean all payments actually collected from tenants and occupants of the Properties, exclusive of (a) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager in respect of a property, we

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

will pay HIR Management an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property. In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Construction Management Fee — HIR Management

If HIR Management supervises the construction or build out of space for occupancy by tenants, we will pay HIR Management a construction management fee equal to 5% of the cost of the tenant improvements.

Actual amounts are dependent on amounts spent on future tenant improvements and cannot be determined at this time.

Asset Management Fee – Hartman Advisors or its affiliates

Monthly fee equal to one-twelfth of 0.75% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available and if the independent members of our board of directors have determined to obtain an independent appraisal, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Operating Expenses – Hartman Advisors

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time
Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount
Liquidation Stage
Disposition Fee – HIR Management or its affiliates

If our property manager provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Liquidation-Hartman Advisors and HIR Management

In the event of a liquidation of the Company, we will reimburse our advisor and property manager for their service provided under the same fee schedule set forth above through the date of the final dissolution and wind-up of the Company’s affairs.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Preferred Stock – Hartman Advisors

Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or

Actual amounts depend on the value of our company at the time the Convertible Preferred Stock converts or becomes convertible and therefore cannot be determined at the present time.

through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management – Management Compensation.”

For the period from inception (February 9, 2010) to March 31, 2013, we paid the following compensation to our advisor and its affiliates:

Type of Compensation	To Whom Paid	Compensation Paid	Payable as of 03.31.2013
Selling Commissions	Participating Broker Dealers	$ 2,308,168	$ 0
Dealer Manager Fee	D.H. Hill Securities, LLLP (1)	441,241	0
Reimbursement of Organizational and Offering Expenses	Hartman Advisors/HIR Management	647,519	25,826
Acquisition and Advisory Fees	Hartman Advisors	1,284,626	0
Acquisition Expenses	Hartman Advisors	227,653	0
Property Management and Leasing Fees	HIR Management	948,835	172,941
Construction Management Fee	HIR Management	144,671	61,546
Asset Management Fee	Hartman Advisors	356,651	350,137

(1)

D.H. Hill Securities LLLP succeeded Allied Beacon Partners, Inc. as dealer manager for the offering in January 2012.

Listing or Liquidation

We intend to begin the process of liquidating our assets, listing our shares or merging with another Hartman sponsored entity within five years of the termination of our initial public offering.

Market conditions and other factors could delay the commencement of our liquidation, the listing of our shares on a national securities exchange or our merger with another Hartman sponsored entity beyond five years from the termination of this offering. Even after we decide to liquidate, we would attempt to conclude our liquidation in a prudent manner depending on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. After commencing liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

We may terminate the distribution reinvestment plan in our discretion at any time upon ten days’ notice to plan participants. See the “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan” for further explanation of our distribution reinvestment plan. A complete copy of our distribution reinvestment plan is attached as Exhibit C to this prospectus.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders. The purchase price for shares redeemed under the redemption program will be as set forth below. Our board of directors will periodically value our properties and our other assets to determine the value of our shares. Except for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•

in the first year, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

in the second year, the amount by which (a) the lesser of (1) 92.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 92.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

in the third year, the amount by which (a) the lesser of (1) 95% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 95% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

in the fourth year, the amount by which (a) the lesser of (1) 97.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 97.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

thereafter the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the net asset value per share, as determined by the board of directors.

Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our redemption program.

Subject to the limitations described in this supplement and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder

The purchase price per share for shares redeemed upon the death or disability of the stockholder or upon such stockholder’s confinement to a long-term care facility will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of redemption. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. If those limitations prevent us from redeeming shares, those shares will remain in line to be redeemed with priority based on the date that the redemption is first requested. The redemption price will be the value of the shares as of the date of redemption. You may withdraw a request for redemption by submitting written instructions withdrawing your redemption request at any time prior to the date that we redeem your shares submitted. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange.

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of a stockholder’s shares may be presented for redemption if the holder’s redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the date of each redemption.

In connection with a request for redemption, the stockholder or his estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

See “Description of Shares - Share Redemption Program” for further explanation of the share redemption program.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to ERISA and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “ERISA Considerations.”

In order to avoid violations of the requirements of ERISA, among other things, we must satisfy the requirements that apply to entities with employee benefit plan investors. One such requirement for satisfying the ERISA regulations is for the shares purchased by the employee plan investors to be “publicly offered securities”, meaning that the shares will be registered as a reporting company under the Exchange Act with the SEC within 120 days after we have $1,000,000 in assets and at least 100 or more investors, which criteria we have satisfied.

Description of Common Stock

General

Our board of directors has authorized the issuance of shares of our common stock without certificates. Instead, your investment may be recorded on our books only. We expect that, until our common stock is listed for trading on a national securities exchange, we may not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share of common stock you own as of the record date for these meetings. The holder of the convertible preferred stock is generally not entitled to vote such shares on matters presented to stockholders.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding shares of common or preferred stock, unless otherwise excepted by our board of directors or charter. In addition, until our shares are listed, if ever, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus. For a more complete description of the shares, including restrictions on the ownership of shares, see “Description of Shares.”

Other Hartman Programs

Affiliates of our advisor and of our property manager are currently advising the operations of three other real estate programs, Hartman Income REIT, Inc. (“HIREIT”) and Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) and Hartman Development Fund, LLC (the “Development Fund”).

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:

What is a REIT?

A:

In general, a REIT is a company that:

•

pays distributions to stockholders of at least 90% of its taxable income;

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is permitted a tax deduction for its qualifying dividend distributions to its shareholders, thereby reducing or eliminating its net income subject to tax, provided certain income tax requirements are satisfied;

•

combines the capital of many investors to acquire or provide financing for real estate-based investment; and

•

offers the benefit of a diversified real estate portfolio under professional management.

Q:

Why are you structured as a REIT?

A:

We are structured as a REIT to take advantage of the opportunity for us to reduce or eliminate our federal income tax liability and thereby increase the amount of cash available for distribution to our shareholders in the form of dividends.

Q:

 What is the experience of your executive officers and directors?

A:

Our senior management team has significant experience acquiring, financing, developing and managing commercial real estate. For example, Allen R. Hartman, our Chief Executive Officer, and Chairman of the Board, has over 25 years of experience in the real estate industry, investing in, managing and financing approximately 70 different properties with over 7 million square feet of office, retail, and industrial space. See “Management – Directors and Executive Officers” for an extensive discussion of senior management and their experience.

Q:

Do you currently own any assets?

A:

We currently own and operate four (4) commercial real estate properties located in Richardson, Arlington and Dallas, Texas.  For additional information regarding our investments, see “Description of Investments.”

Q:

How has your portfolio performed?

A:

The following summary selected financial data illustrates our position and performance to date:

The following table sets forth selected financial data for the three months ended March 31, 2013 and for the years ended December 31, 2012 and 2011.  Certain information in the table has been derived from the Company’s audited financial statements and notes thereto.  This data should be read in conjunction with Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 15, the Financial Statements and Notes thereto, appearing elsewhere in the Annual Report on Form 10-K/A for the 2012 year.  During the period from the Company’s date of inception on February 5, 2009 to December 28, 2010, the Company owned no properties, had no revenue exclusive of interest income, and was primarily engaged in offering and organizational activities.  The Company made its initial real estate related investment on December 28, 2010.  During 2011 the Company acquired additional interests in the Richardson Heights Shopping Center from Hartman XIX and, effective November 1, 2011, owned 100% of the property.  In May 2012 and October 2012, respectively, the Company acquired the Cooper Street Plaza Shopping Center and the Bent Tree Green office building.  In March 2013 the Company acquired the Parkway I & II office buildings.

	As of
Balance Sheet Data	March 31, 2013	December 31, 2012	December 31, 2011
Total real estate assets, at cost	$ 53,564,638	$ 42,316,291	$ 18,968,145
Total real estate assets , net	50,235,212	39,783,190	18,615,533
Total assets	52,379,041	44,831,501	26,455,723
Notes payable	17, 850,000	15,000,000	9,575,000
Total liabilities	20,183,215	17,546,000	11,249,025
Total stockholders’ equity	32,195,826	27,285,501	15,206,698

	Three months ended For the years ended December 31,
	2013	2012	2011
Operating Data
Total revenues	$ 1,532,181	$ 3,611,616	$ 354,048
Net loss	(461,333)	(2,111,037)	(520,394)
Net loss per common share – basic and diluted	(0.12)	(0.80)	(0.61)

Other Data
Cash flow provided by (used in)
Operating activities	$ (204,928)	$ 166,764	$ (153,830)
Investing activities	(7,644,676)	(26,951,817)	(6,654,339)
Financing activities	8,282,625	19,406,585	13,612,008

Q:

In what types of real property will you invest?

A:

We intend to acquire and operate additional commercial real estate properties. In particular, we will focus generally on acquiring primarily income-producing light industrial, commercial, retail and warehouse real properties (“Our properties”). These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. We intend to acquire commercial properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from distressed sellers. Our management and board have extensive experience investing in numerous types of properties. Thus, we may acquire office, industrial, retail, single-tenant, and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. We expect to make our investments in or in respect of real estate assets located in the United States and other countries based on our view of existing market conditions. Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices.

Q:

Will you invest in anything other than real property?

A:

As a REIT, we may only invest in real estate and real estate-related assets including loans secured by mortgages on real estate. We will either acquire such assets directly or through pass-through entities like joint ventures and limited liability companies to purchase and hold realty and mortgage loans. We may acquire mortgage loans in connection with the sale of one or more of our properties. Any such loan would be secured by the property sold although it may be junior in priority to the bank loan that the purchaser incurs to buy the property from us. The mortgage loans that we acquire in general will be in the form of purchase money debt that we take back on the sale of a property. In general such purchase money debt is subordinated to the first priority bank debt secured by the sold property. The term of the purchase money debt may be short or long term, depending upon the terms negotiated and agreed to between us, as property seller, and the purchaser of the property, and in some cases, subject to the approval of the bank holding the first priority mortgage loan.

Q:

 Does your advisor use any specific criteria when selecting potential investments?

A:

Our advisor considers relevant real property and financial factors in selecting properties, including condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation. Acquisitions or originations of loans are evaluated for the quality of income, and the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, we consider the impact of each investment as it relates to our portfolio as a whole.

Q:

 What is an unlisted finite-life public REIT?

A: We have publicly registered the sale of our shares but we have determined not to list our shares on an exchange for public trading at this time. We intend to begin the process of liquidating our assets, listing our shares or merging with another Hartman sponsored entity within five years of the termination of this primary offering.  If we do not begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, our charter requires that our Board of Directors call a stockholders meeting to present a proposal for the orderly disposition of the company’s assets or an alternate strategy such as a merger.  Prior to making an acquisition, we will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted fund life.

Q:

 Who will choose the investments you make?

A:

Hartman Advisors is our advisor and makes recommendations on all investments to our board of directors. Our advisor is controlled indirectly by Allen R. Hartman, our Chief Executive Officer, and Chairman of the Board. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:

Why do you intend to acquire some of your assets in joint ventures?

A:

We intend to develop or acquire properties and other investments in joint ventures, or other co-ownership arrangements when we determine it is advantageous for us to do so, including when desirable to participate in acquisitions controlled by a third party or when such party has special knowledge of such asset, to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise. The sooner we are able to make investments, the greater our ability will be to make distributions from our operating cash flow and for capital appreciation of the investments. Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with third parties or affiliates of our advisor. We may also make or invest in mortgage loans secured by properties owned by such joint ventures.

Q:

What steps do you take to make sure you invest in environmentally compliant property?

A:

For all acquisitions, we will obtain a Phase I environmental assessment of each property purchased from an unrelated third party or if required by the mortgage lender. We will not purchase the property or mortgage loan unless we are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

Q:

What are your typical lease provisions?

A:

Lease provisions vary from property to property. We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. We expect our standard multi-tenant lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.

Q:

How will you determine whether tenants have the appropriate creditworthiness for each building lease?

A:

We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors includes income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

Q:

How will you decide to sell one or more assets?

A:

As each of our investments reach what we believe to be its optimum value, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors.  We anticipate that any such dispositions typically would occur within five years from the termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.

Q:

Will the distributions I receive be taxable as ordinary income?

A:

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:

How does a “best efforts” offering work?

A:

We are offering up to 20,000,000 shares of common stock in our primary offering on a “best efforts” basis. When shares are offered to the public on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to 2,000,000 shares of common stock for sale pursuant to our distribution investment plan. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.

Q:

Who can buy shares?

A:

An investment in our company is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment. We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For more information, see “Suitability Standards.”

Q:

 For whom may an investment in our shares be appropriate?

A:

An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require short-term liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

Q:

May I make an investment through my IRA, SEP or other tax-deferred account?

A:

Yes. You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider: (1) whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, SEP or other account; (4) whether there is sufficient liquidity for such investment under such IRA, SEP or other tax-deferred account; (5) the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:

Is there any minimum investment required?

A: Yes. The minimum purchase is 1,000 shares, except for IRAs which must purchase a minimum of 500 shares. After you have purchased the minimum investment in this offering, any additional purchase must be in increments of at least $200, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. For more information, see “Suitability Standards.”

Q:

How do I subscribe for shares?

A:

If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

Q:

If I buy shares in this offering, how may I later sell them?

A:

At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. Until our shares are listed, if ever, you may not sell your shares, unless, the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership by one person of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors. Unless our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program, which is subject to significant conditions and limitations. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders. The terms of our redemption plan are more generous for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility.

Q:

Will I be notified of how my investment is doing?

A:

You will receive periodic updates on the performance of your investment in us, including:

•

a monthly distribution report;

•

three quarterly financial reports;

•

an annual report (including financial statements prepared in accordance with GAAP as audited and reported on by our independent accountant); and

•

an annual Form 1099.

In addition, under ERISA and the rules of FINRA, we must provide our stockholders a per share estimated value of our common stock annually. Until eighteen months after the end of this offering of our shares, we intend to use the offering price of shares in this common stock offering as the per share estimated value (unless a subsequent offering is underway within eighteen months of the close of this offering, in which case the price at which our shares are then being offered will apply, and unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the estimated value per share will equal the offering price less the amount of those special distributions constituting a return of capital). If it has been more than eighteen months since the end of this offering of our shares (or possibly sooner if our board determines otherwise), the value we provide for our common stock will be based on our board’s good faith estimates of the values of our properties and other assets. If more than eighteen months has elapsed since the end of this offering, we will perform or cause to be performed valuations of our assets or will rely on the price at which our shares are selling in any subsequent offering. Any such valuations may be, but need not be, performed by persons independent of us and of our advisor.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•

U.S. mail or other courier;

•

facsimile; and

•

on our website at www.hartmaninvestment.com.

Certain information concerning our business and our advisor and its affiliates will be available on the web site maintained for us and our advisor and its affiliates at www.hartmaninvestment.com. The contents of this web site are not incorporated by reference in or otherwise a part of this prospectus.

Q:

When will I receive my detailed tax information?

A:

Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:

Who is the transfer agent?

A:

Phoenix American Financial Services is our transfer agent. Its telephone number is (415) 485-4500. Its address is:

2401 Kerner Blvd.

San Rafael, CA 94901

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:

Where do I send my subscription materials?

A:

For custodial accounts (such as are commonly used for IRAs) send the completed subscription agreement to your custodian who will forward the agreement as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Hartman Short Term Income Properties XX, Inc.

c/o Phoenix American Financial Services

2401 Kerner Blvd.

San Rafael, CA 94901

Q:

Who can help answer my questions?

A:

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420

Houston, Texas 77057

(713) 467-2222

RISK FACTORS

Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us.

Risks Related to an Investment in Hartman Short Term Income Properties XX, Inc.

•

We and our advisor have limited operating histories and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be indicative of our future results.

We and our advisor have limited operating histories. You should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in February 2009, and, as of the date of this prospectus, we have made only four investments in real estate.  Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Hartman and our advisor may not be indicative of our future results.

Our advisor has made only a limited investment of $200,000 in our shares. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful and the investors in our Shares will bear the risk of loss.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•

Develop and lease commercial rental real estate, identify and acquire investments that further our investment strategies;

•

maintain our network of licensed securities brokers and other agents;

•

attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•

respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

•

continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Hartman Management, an affiliate of our advisor, sponsored the initial public offering of the common stock of Hartman Commercial Properties REIT which commenced in September, 2004. On October 2, 2006, the Board of Trustees chose not to renew its advisory agreement with Hartman Management, an affiliate of our sponsor, resulting in a lawsuit over the termination fee due Hartman Management under the advisory agreement with Hartman Commercial Properties REIT, now known as Whitestone REIT. After the court ruled that the termination fee was subject to the NASAA REIT Guidelines’ 2%/25% limit on operating expenses, drastically reducing the fee, Hartman Management and Hartman Commercial Properties REIT, now known as Whitestone REIT, settled their lawsuit without either side admitting wrongdoing or paying any damages. Consequently, Hartman Management did not receive any compensation as a result of the termination.

•

We may be subject to liability under the Securities Act for the sale of our securities

The offer and sale of securities in our continuous initial public offering failed to comply fully with Section 5 of the Securities Act and we recently suspended sales of the Shares of our Common Stock and have not offered any shares for sale prior to the effectiveness of the registration statement of which this Prospectus is a part.  Stockholders may have the right to rescind their purchase of shares.  An investor who acquired shares of our Common Stock who no longer owns the shares may have the right to collect damages from us in lieu of the rescission rights described above.  If stockholders were to seek rescission in significant numbers, we would face financial demands that could adversely affect our business and operations. Additionally, we may become subject to penalties imposed by the SEC and state securities agencies.  If stockholders seek rescission and/or damages or we conduct a rescission offer, we may or may not have the resources to fund the repurchase of all the securities tendered.

•

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

There is no public market for the shares. In addition, the price you receive for the sale of any shares of our common stock is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him, which may inhibit your ability to sell your shares. Our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. See “Suitability Standards,” “Description of Shares – Restriction on Ownership of Shares” and “Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

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We may suffer from delays in acquiring and/or developing properties, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition and development of properties, and investments and determination of financing arrangements as well as the performance of our leasing agents in the selection of tenants and the negotiation of leases. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the leasing agents selected by them. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Hartman-sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Hartman-sponsored programs are seeking to invest in similar properties.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (Exchange Act). Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire. To the extent any required financial statements are not available or cannot be obtained, we may not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

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Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from sources other than cash flow from operations, including the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

We expect that cash distributions to our stockholders generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage loans and other real estate-related assets. However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver or deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow. There is no limit on the amount of offering proceeds we may use to fund distributions. In addition, to the extent our investments are in development or redevelopment projects, or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early period of operation. Once our development projects are completed and begin to generate income, we intend to use such increased income to make distributions to our stockholders. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our operations. To the extent distributions are paid from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow, we will have less capital available to invest in properties and other real estate-related assets, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation. In that event, we may not be able to use the entire 90% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) as we have projected for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.

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The private programs sponsored by affiliates of our advisor have experienced losses in the past, and we may experience similar losses.

Historically, many of the private programs sponsored by affiliates of our advisor have experienced losses during the early periods of their operation. Many of these losses can be attributed to the initial start-up costs and operating expenses incurred prior to purchasing properties or making other investments that generate revenue. In addition, depreciation and amortization expense substantially reduce income. It is likely that we will experience similar losses during the early periods of our operation. As a result, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate investments.

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Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

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Because we have made a limited number of investments and other than investments disclosed in this prospectus or in a supplement to this prospectus, we have not identified any assets to acquire with proceeds from this offering, there can be no assurances as to when we will begin to generate sufficient cash flow and make distributions out of cash flow from our operations. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  For the period from inception (February 9, 2010) to March 31, 2013, we paid aggregate distributions of $2,882,825.  During the same period net cash used in operating activities was $113,570.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Also, if we sell a property and take back purchase money indebtedness secured by a second priority mortgage, it is possible that the buyer may at some time be unable to pay all of the interest due on our loan. We would be required to distribute dividends with respect to the interest accruing on the mortgage loan, possibly forcing us to borrow or distribute capital to maintain our REIT status. Therefore, until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

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Investors who invest later in the offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions out of sources other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt. Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of retained in our company and used to make real estate investments. Earlier investors will benefit from the investments made with funds raised later in the offering, while later investors may not share in all of the net offering proceeds raised from earlier investors.

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We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property.

In the current real estate market, our advisor and board of directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments. Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions, and the actual time period during which we will be allowed to conduct due diligence may be limited. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

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This is a blind pool offering, so you will not have the opportunity to evaluate our future investments before we make them.

Because we have made a limited number of investments and other than investments disclosed in this prospectus or in a supplement to this prospectus, and we have not identified any other investments that we may make, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets. We have established policies relating to the creditworthiness of tenants and managers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include repositioning the property to attract new, more creditworthy tenants. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria – Acquisition and Investment Policies.”

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If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you of the amount of proceeds that will be raised in this offering. If we are unable to raise substantially more than the offering proceeds raised to date, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. If we are only able to make the current level of investment, we would not achieve substantial diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

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If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, of us, our advisor and its affiliates, including Allen R. Hartman who would be difficult to replace. In particular, we have not obtained and do not intend to obtain “key man” life insurance on Mr. Hartman. We do not have employment agreements with our executive officers, and we cannot guarantee that they will remain affiliated with us. Although several of our executive officers and key employees have entered into employment agreements with affiliates of our advisor, Hartman Advisors, these agreements are generally terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions. Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure you that we will be successful in attracting and retaining such strategic relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

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Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Because a number of Hartman real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Hartman-sponsored programs are seeking to invest in similar properties and other real estate-related investments. As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Hartman-sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other Hartman-sponsored programs may use investment strategies that are similar to ours. Our executive officers and the executive officers of our advisor are also the executive officers of other Hartman-sponsored REITs and their advisors, the general partners of Hartman-sponsored partnerships and/or the advisors or fiduciaries of other Hartman-sponsored programs, and these entities are and will be under common control. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Hartman-sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Hartman-sponsored programs decide whether to allocate any particular property to us or to another Hartman-sponsored program or affiliate of our advisor, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where other Hartman-sponsored programs own properties. If one of the other Hartman-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

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Hartman Advisors and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor, Hartman Advisors and its affiliates, including our property manager, are entitled to substantial fees from us under the terms of the advisory agreement. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

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the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;

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property sales, which entitle our advisor or its affiliates to real estate commissions and the possible issuance to Hartman Advisors, our advisor, of shares of our common stock through the conversion of our convertible preferred stock;

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property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

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development of real properties, which entitle our advisor or its affiliates to development acquisition fees and asset management fees;

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acquisition of properties from third parties, which entitle our advisor or its affiliates to acquisition fees and asset management fees;

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borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor;

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whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Hartman Advisors, our advisor, to the issuance of shares of our common stock through the conversion of our convertible preferred stock; and

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whether and when we seek to sell the company or its assets, which sale could entitle our property manager to real estate commissions and our advisor to the issuance of shares of our common stock through the conversion of our convertible preferred stock.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. Furthermore, the advisor will refund these fees to the extent they are based on budgeted amounts that prove too high once development, construction, or improvements are completed, but the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives.

In addition, the terms of our convertible preferred stock provide for its conversion into shares of common stock if we terminate the advisor prior to the listing of our shares for trading on a national securities exchange other than as a result of the advisor’s material breach of the advisory agreement. To avoid the conversion of our convertible preferred stock, our independent directors may decide against terminating the advisory agreement prior to the listing of our shares or disposition of our investments even if termination of the advisory agreement would be in our best interest. In addition, the conversion feature of our convertible preferred stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion. Moreover, our advisor has the right to terminate the advisory agreement for any reason upon 60 days’ notice and thereby trigger the conversion of the convertible preferred stock, which could have the effect of delaying, deferring or preventing a change of control that might otherwise be in our stockholders’ best interests.

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Executive officers and key personnel of our advisor and property manager will face competing demands on their time, and this may cause our return to suffer.

We rely upon the executive officers and employees of our advisor and our property manager to conduct our day-to day operations and this offering.  These persons also conduct the day-to-day operations of other Hartman-sponsored programs and may have other business interests as well.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate.  If this occurs, we may lose the opportunity to enter into or renew a lease or to purchase or sell a property and the returns on our investments may suffer.  Our advisor holds a fiduciary relationship to us and to our shareholders and will endeavor to avoid putting us in a situation where we would lose an economic opportunity due to the inability of our advisor or property manager to perform a necessary task.  If our advisor or our property manager were to fail to perform a task necessary to us, our advisor or property manager could be in breach of a fiduciary duty to us and our shareholders.

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Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Each of our executive officers, including Mr. Hartman, who serves as our Chief Executive Officer, and Chairman of our Board of Directors, is also an officer of our advisor and other entities affiliated with our advisor, including the advisors and fiduciaries to other Hartman-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of our advisor, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

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Your investment will be diluted upon conversion of the convertible preferred stock.

Hartman Advisors, our advisor, purchased 1,000 shares of our convertible preferred stock for an aggregate purchase price of $10,000. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us. Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions, and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all. As a result, following conversion, the holder of the convertible preferred stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant. See “Description of Shares – Convertible Preferred Stock.”

Our advisor and Mr. Hartman can influence whether we terminate the advisory agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible preferred stock issued to it, and the resulting dilution of other stockholders’ interests.

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Because we rely on our advisor and its affiliates for the provision of advisory and property management services, if our advisor were unable to meet its obligations we may be required to find alternative providers of these services, which could result in a disruption of our business.

In the event that our advisor were unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in disruption of our business.

Risks Related to Our Business in General

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A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding shares of common or preferred stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their shares. See “Description of Shares - Restriction on Ownership of Shares.”

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Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 950,000,000 shares of capital stock. Our board of directors, without any action by our stockholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares- Preferred Stock.”

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Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Business Combinations.”

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Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our charter contains a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Control Share Acquisitions.”

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Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

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Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

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limitations on capital structure;

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restrictions on specified investments;

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prohibitions on transactions with affiliates; and

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compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to be excluded from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

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Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the NASAA REIT Guidelines. Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

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the election or removal of directors;

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any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

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change our name;

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increase or decrease the aggregate number of our shares;

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increase or decrease the number of our shares of any class or series that we have the authority to issue;

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classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

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effect reverse stock splits; and

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after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “Description of Shares — Provisions of Maryland Law and our Charter and Bylaws – Subtitle 8” below);

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our liquidation and dissolution; and

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our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.

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Our board of directors may change our investment policies and objectives without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. The board of directors will decide annually on the type of properties and mortgages in which we should invest and when and whether to dispose of real estate assets that we acquire. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent. Our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders

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You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors can amend, suspend or terminate our share redemption program at any time. Our board of directors may reject any request for redemption of shares. Further, there are many limitations on your ability to sell your shares pursuant to the share redemption program. Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family, (ii) a transfer to a custodian, trustee or other fiduciary for the account of the investor or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

In addition, our share redemption program contains other restrictions and limitations. Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other redemption requests. You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one-year holding requirement with respect to redemptions sought upon the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility or for other exigent circumstances and that if a stockholder is redeeming all of his or her shares the board of directors may waive the one-year holding requirement with respect to shares purchased pursuant to the distribution reinvestment plan. We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive). If those limitations prevent us from redeeming shares, those shares will remain in line to be redeemed with priority based on the date that the redemption is first requested. The redemption price will be the value of the shares as of the date of redemption. You may withdraw a request for redemption by submitting written instructions withdrawing your redemption request at any time prior to the date that we redeem your shares submitted.

Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see “Description of Shares - Share Redemption Program.”

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If you are able to resell your shares to us pursuant to our share redemption program, you may receive less than the amount paid to acquire the shares from us or the fair market value of your shares depending upon how long you owned the shares.

Other than redemptions following the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares we repurchase under our redemption program will equal (1) in the first year of the program, the amount by which (a) the lesser of (1) 90% of the average issue price for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments; and gradually increase by 2.5% per year so that beginning in the fifth year the purchase price will equal, the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the Board of Directors. Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

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We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

We intend to begin the process of liquidating our assets, listing our shares or merging with another Hartman sponsored entity within five years of the termination of our initial public offering.

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We established the offering price for the shares on an arbitrary basis; as a result, the offering price of the shares is not related to any independent valuation.

Our board of directors has arbitrarily determined the offering price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

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Your interest in Hartman Short Term Income Properties XX will be diluted if we issue additional securities.

Investors purchasing shares in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 950,000,000 shares of capital stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. Shares will be issued in the discretion of our board of directors. Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we: (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of our convertible preferred stock, (5) issue shares of common stock upon the exercise of any options granted to our independent directors or employees of our advisor or its affiliates, (6) issue restricted stock or other awards pursuant to our Incentive Award Plan, (7) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (8) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests if the board of directors determines to form Hartman REIT OP for the purpose of accepting in kind contributions of properties rather than cash. In addition, the partnership agreement for Hartman REIT Operating Partnership would contain provisions to allow, under certain circumstances, other entities, including other Hartman-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Hartman REIT OP. Because the limited partnership interests of Hartman REIT OP would be eligible for exchange for shares of our common stock, any merger, exchange or conversion between Hartman REIT OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

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Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage loans, the administration of our other investments and the disposition of our assets. They will be paid substantial fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders. For a more detailed discussion of these fees, see “Management — Management Compensation.”

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Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and investments in real estate-related securities, mortgage loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables. Actual cash available for distribution may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that: (1) rents from the properties will increase; (2) future development or acquisitions of real properties will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

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If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

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Cash available for distributions may be reduced if we are engaged in development of Properties or are otherwise required to spend money to correct defects or to make improvements to properties or if we distribute cash derived from sources other than cash flow from operations.

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Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

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There may be a delay between the sale of the common stock and our development or purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

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If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

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Federal income tax laws require REITs to distribute at least 90% of their REIT taxable income to stockholders each year. This limits the earnings that we may retain for corporate growth, such as asset acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may decrease. Furthermore, we will be subject to limitations on the amount of debt that we may incur on an unsecured basis.

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In connection with future acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distribution to you. If we issue additional shares, they could reduce the cash available for distribution to you.

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We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for capital needs and capital improvements. We cannot assure you that sufficient cash will be available to make distributions to you.

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Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by many factors, including a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties and the properties underlying our other real estate-related investments are located. These factors include:

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poor economic conditions may result in defaults by tenants of our properties;

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job transfers and layoffs may cause tenant vacancies to increase;

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increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels;

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increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

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changes in general economic or local conditions;

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changes in supply of or demand for similar or competing properties in an area;

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changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

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the illiquidity of real estate investments generally;

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changes in tax, real estate, environmental and zoning laws; and

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periods of high interest rates and tight money supply.

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For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

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We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to the offering. We will establish capital reserves on a property-by-property basis, as we deem appropriate. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

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Financing our future growth plan could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual and severe volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Our ability to finance our acquisitions could be adversely affected by our inability to secure permanent financing on reasonable terms, if at all.

General Risks Related to Investments in Real Estate

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Acquisition and ownership of real estate is subject to risks associated with environmental hazards.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. We may be liable for environmental hazards at our properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. The properties that we plan to develop or acquire could include truck repair and maintenance facilities and tanks for the storage of petroleum products and other hazardous substances, all of which create the potential for environmental damages. As a result, we may be expected to regularly incur environmental clean-up costs. We intend to include in the leases that we entered with future tenants, an agreement for such tenant to indemnify us from all environmental liabilities arising its activities at such property during the term of the lease. Despite this indemnity, various federal and state laws impose environmental liabilities upon property owners, such as us, for any environmental damages arising on properties they own or occupy, and we cannot be assured that we will not be held liable for environmental clean-up at our properties, including environmental damages at sites we own and lease. As an owner or previous owner of properties which contain environmental hazards, we also may be liable to pay damages to governmental agencies or third parties for costs and damages they incur arising from environmental hazards at the properties. Moreover, the costs and damages which may arise from environmental hazards are often difficult to project and our future tenants may not have sufficient resources to pay its environmental liabilities.

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Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

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Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments often will be materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

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We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected. If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. The need for and amount of reserves for capital improvements will be determined on a property by property basis in consultation with our property manager. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

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cost overruns and delays;

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renovations can be disruptive to operations and can displace revenue at the properties, including revenue lost while under renovation and out of service;

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the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

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the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, we will need to borrow to fund future capital improvements.

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We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property and we will have no obligation to sell properties at any particular time, except upon our liquidation. If we do not begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, our charter requires that we hold a stockholders meeting to vote on a proposed alternate strategy for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the tenth anniversary of the termination of this offering. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

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Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures or other co-ownership arrangements with other Hartman programs or with third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

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the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

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the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

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that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

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the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

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that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

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Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

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Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may invest some or all of the proceeds available for investment in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The developer or builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property, we principally intend to acquire developed properties; a portion of your investment nevertheless may be subject to the risks associated with investments in unimproved real property.

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If we contract with an affiliate of our advisor to purchase a newly developed property or to develop a parcel that we acquire, we cannot guarantee that any earnest money deposit we make to that affiliate of the advisor or its affiliates would be fully refunded if the work were not performed.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates of our advisor or others, to acquire real property from affiliates of our advisor. Properties acquired from these affiliates may be existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by HIR Management or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by HIR Management or its affiliates. At the time of contracting and the payment of the earnest money deposit by us, HIR Management or its affiliates typically will not have acquired title to any real property. Typically, HIR Management or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with HIR Management or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from HIR Management or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

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HIR Management or its affiliates fails to develop the property;

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all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

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we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of HIR Management or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since HIR Management is an entity without substantial assets or operations.

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Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is highly competitive. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we will. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

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A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

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Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. Our historical experience in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

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Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

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Our failure to integrate acquired properties and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

•

Properties in which we may invest may not be readily adaptable to other uses, and if these properties become unprofitable, we may not be able to recoup the value of our investment.

Properties in which we may invest may be specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable due to industry competition, a general deterioration of the applicable industry or otherwise, we may have great difficulty selling the property or we may have to sell the property for substantially less than the amount we paid for it. Should any of these events occur, our income and cash available for distribution could be reduced.

•

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any foreign investments we make will be subject to similar laws in the jurisdictions where they are located.

•

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act), or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

Any properties we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in public areas of our properties where such removal is readily achievable.

•

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

•

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We anticipate that we will acquire real properties and other real estate-related investments by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. Our policy of limiting our aggregate borrowings to no more than 50% of the value of our properties’ value will have the effect of causing the aggregate debt to equal our net asset value. Such debt may be at a level that is higher than real estate investment trusts with similar investment objectives or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within five years after the termination of this primary offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

•

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

•

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Hartman Advisors as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

•

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

•

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

•

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Federal Income Tax Risks

•

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

The Irvine Venture Law Firm, LLP, our counsel, has rendered an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2011 and that our method of operations enabled us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2011. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Counsel will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents counsel’s legal judgment based on the law in effect as of the date of this prospectus. Counsel’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify or maintain qualification as a REIT for any taxable year, we will be subject to federal income tax on our taxable income for that year at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments. See “Federal Income Tax Considerations – Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions.” If we are deemed to have engaged in a “prohibited transaction” (meaning that we sell a property held by us primarily for sale in the ordinary course of our trade or business) all net income that we derive from such sale would be subject to a 100% penalty tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See “Federal Income Tax Considerations – Requirements for Qualification – Dealer

Treatment.” Given our opportunistic investment strategy, the sale of one or more of our properties may not fall within the prohibited transaction safe harbor.

We may attempt to avoid imposition of the 100% tax on prohibited transaction net income by holding properties to be sold within a short holding period through one or more taxable corporations. Such a corporation, when held by a REIT to sell its non-qualifying assets, is referred to as a taxable REIT subsidiary or a TRS. As a REIT, the value of securities we hold in all of our TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 20% of the value of our total assets at the end of any calendar quarter, we would fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, the value of our interests in our TRSs could exceed 20% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from dividends and interest from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate dividends. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

Among the ownership requirements for qualifying as a REIT, fifty (50%) percent of the capital stock of a REIT must not be owned, directly or indirectly, by five or fewer individuals. If our advisor were to convert its special class of stock into our common stock, the result could be that five or fewer individuals would own more than 50% of our capital stock.

•

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Summary of Distribution Reinvestment Plan and Automatic Purchase Plans – Federal Income Tax Considerations.”

•

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% penalty tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce the cash available to us for distribution to our stockholders.

•

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005. One of the changes affected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% through the end of 2012. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to. To the extent that we distribute dividends attributable to dividends received from a TRS, our dividends would be eligible for the lower tax rate.  As of the date of this Prospectus, the rate at which qualified corporate dividends will be taxed after December 31, 2012 is scheduled to rise to a maximum of 39.6%, the highest rate at which our distributions would be taxed (in addition to a special new 3.8% tax on investment income) .  The expiration of the lowered rate of taxation on qualified corporate dividends will eliminate a benefit that general corporate dividends have had in comparison to REIT dividends, such as dividend that we may distribute.   In addition, after December 31, 2012, the maximum federal income tax rate on long term capital gains is expected to increase from 15% to 20%.  This will affect our shareholders whenever we sell properties at a gain.  Those rates could further increase if Congress and the President are unable to agree on a budget reconciliation.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could, “ “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 20,000,000 shares pursuant to our primary offering and no shares pursuant to our distribution reinvestment plan, and (2) the maximum offering of 20,000,000 shares pursuant to our primary offering and the maximum offering of 2,000,000 shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering amount of $219,000,000 is raised, we expect to use approximately 90% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish. We expect to use approximately 87.3% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (86.3% with respect to gross proceeds from our primary offering and 97.0% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate properties and to use approximately 2.7% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves. The remaining gross proceeds from the offering (up to 11.0% with respect to gross proceeds from our primary offering and 0.0% with respect to gross proceeds from our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs. Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage loans or other investments. Our total organization and offering expenses may not exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings. The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.

We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties, loans and other real estate-related investments. As of the date of this Prospectus, we have acquired four properties.  Until our funds from operations exceed our operating expenses, we anticipate paying a significant portion of initial distributions to stockholders from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees and/or from borrowings (including borrowings secured by our assets) until such time as we have sufficient cash flow from operations to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions. There is no limit on the amount of offering proceeds we may use to fund distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have used less than 90% of the gross proceeds in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish. See “Description of Shares – Distributions.”

Our fees and expenses, as listed below, include the following:

•

Selling commissions and dealer manager fee, which consist of selling commissions of up to 7% of aggregate gross offering proceeds (no selling commissions will be paid with respect to sales under our distribution reinvestment plan), and a dealer manager fee of up to 2.5% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to our broker dealer, which commissions and fee may be reduced under certain circumstances. Our managing broker-dealer will re-allow its 7% selling commission to other broker-dealers participating in the offering of our shares. Pursuant to separately negotiated agreements, our managing broker-dealer also may re-allow a portion of its dealer manager fee in an aggregate amount up to 2.5% of gross offering proceeds to broker-dealers participating in the offering. Total underwriting compensation, including sales commissions, the dealer manager fee and underwriter expense reimbursement may not exceed the maximum amount allowed under the rules of FINRA. See the “Plan of Distribution.”

•

In addition to amounts paid to our managing broker-dealer for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us. Our contractual obligation to reimburse our advisor for these organization and offering expenses is limited to the extent set forth in the following table. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings.

Organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees (including our dealer manager’s legal fees), amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our advisor and its affiliates to attend retail conferences conducted by broker-dealers.

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Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire (2.25 % of the gross offering proceeds), including any debt attributable to these assets as an acquisition and advisory fee. For purposes of this table, acquisition and advisory fees do not include acquisition expenses, debt financing fees or development fees paid to our advisor or its affiliates.

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Our advisor and its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

			MAXIMUM WITH
	MAXIMUM PRIMARY		DISTRIBUTION
	OFFERING OF		REINVESTMENT PLAN OF
	20,000,000 SHARES (1)(6)		22,000,000 SHARES (1)(5)(6)

	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$200,000,000	100.00%	$219,000,000	100.00%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	$ 19,000,000	9.50%	$ 19,000,000	8.68%
Organization and Offering Expenses	$ 3,000,000	1.50%	$ 3,000,000
Amount Available for Investment	$178,000,000	89.00%	$197,000,000	89.95%
Acquisition and Development Expenses:
Acquisition and Advisory Fees (2)	$ 4,450,000	2.23%	$ 4,925,000	2.25%
Acquisition Expenses (3)	$890,000	0.45%	$ 985,000	0.45%
Initial Capital Reserve (4)	—		—
Amount Estimated to Be Invested	$ 172,660.00	86.32%	$ 191,090,000	87.25%

(1)

Assumes $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold in the distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)

For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. Until such time, if any, that the independent members of our board of directors determine to obtain independent valuations of our assets, the aggregate value of our real property assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

Assuming we sell the maximum amount of $200,000,000 of shares in the primary offering and $19,000,000 of shares pursuant to our distribution reinvestment plan, we use debt financing equal to 75% of the aggregate value of our real property assets, we do not incur any loan costs other than the 1% debt financing fee to our advisor, we establish no capital reserves, and we do not reinvest the proceeds of any sales of investments, $685,217,600 would be available for investment in real estate properties, mortgage loans and other investments (of which $508,774,400 would be derived from debt financing).

(3)

Our advisor and its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs. For purposes of this table, we have assumed that the acquisition expenses would average 0.5% of the contract purchase price of property acquisitions (0.45% of the gross offering amount) based on our past experience, but the amount is not limited to any specific amount other than our charter limits acquisition fees and expenses to 6% of the purchase price of properties of 6% of the funds advanced in the case of mortgage loans or other investments. This is only an estimate and the amount of the expense reimbursement will depend on our advisor’s actual costs.

(4)

Estimates for capital needs and capital improvements throughout the life of each property will be established on a property-by- property basis in our discretion at the time the property is acquired and as required by any lender. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a capital reserve for use during the entire life of the property or reserved for such on our books. Through continually revising our projection and annual budgeting processes, capital reserves will be adjusted. If depleted during the course of the property’s holding period, unless otherwise budgeted, the reserve requirement may be refilled from excess cash flow or other sources to provide for the financial endurance of the property. Capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures.

Until required in connection with the acquisition and development of properties and investment in other real-estate related investments, substantially all of the net proceeds of this offering and, thereafter, capital reserves, may be invested in short-term, highly liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(5)

We do not anticipate establishing a general reserve for our share redemption program; however we do expect to fund share redemption requests to the extent possible with proceeds from the distribution reinvestment plan.  As a result we expect that little or none of the funds raised through our distribution reinvestment program will be available to fund our investments in properties or our operations.

(6)

Some of the numbers in the table have been rounded.

The following table summarizes our use of offering proceeds for the period from inception (February 9, 2010) to March 31, 2013:

	Amount	Percentage
Gross proceeds from issuance of common stock	$ 39,542,242	100.0%

Selling commissions	(2,308,168)	5.8%
Acquisition fees paid to our advisor	(1,281,625)	3.2%
Investment in properties, net of disposition proceeds	(34,491,131)	87.3%
Cash distributions	(1,461,318)	3.7%

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Hartman Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our independent directors have reviewed and ratified our charter, as required by our charter.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors. At any time after there is more than one record holder of common shares, there may not be fewer than three or more than 10 directors, subject to increase or decrease by a vote of our board. Our charter provides that a majority of our directors must be independent directors. An “independent director” is a person who is not one of our sponsor’s officers or employees or an officer or employee of our advisor and who does not perform any substantial services other than as director for us or any affiliate of our sponsor or advisor, who owns no interest in the sponsor, advisor or any of their affiliates (other than nominal amounts of our stock or the stock of Hartman XIX or HIREIT) and has not otherwise been affiliated with such entities for the previous two years. We have three directors, two of whom are independent. Our charter requires that a majority of our board seats be for independent directors. Each director who is not an independent director must have relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors has at least three years of real estate experience.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

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the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

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the success of our advisor in generating appropriate investment opportunities;

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rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing similar services;

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additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

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the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

None of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Directors and Executive Officers

Our board of directors will consist of three members, including two directors who are “independent directors” within the meaning of the listing standards of the New York Stock Exchange, or NYSE, as well as within the meaning of the NASAA Statement of Policy regarding Real Estate Investment Trusts (5/7/07). Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify. See “Provisions of Maryland Law and of Our Charter and Bylaws.” The next annual meeting of our stockholders will be held in December, 2012. Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors.

The following table sets forth certain information concerning our directors and executive officers as of the consummation of this offering:

Name	Age	Position
Allen R. Hartman	61	Chairman of the Board, Chief Executive Officer, President
Louis T. Fox, III	52	Chief Financial Officer, Treasurer
James H. Stokes, Jr.	55	General Counsel, Secretary
Jack I. Tompkins	66	Independent Director
Richard R. Ruskey	58	Independent Director

We estimate that our executive officers will spend between 1/3 and 1/2 of their working time on our matters as opposed to those of other entities managed through Hartman Advisors, HIR Management or their affiliates.

The following is a biographical summary of the experience of our directors and executive officers.

Allen R. Hartman, age 61, is our CEO and Chairman of our Board of Directors as well as President of our advisor, Hartman Advisors, and our property manager, HIR Management. In 1984, Mr. Hartman formed Hartman Management and began sponsoring private real estate investment programs. Over the next 24 years, Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas and sponsored 20 privately offered programs and one publicly offered program that invested in commercial real estate in Houston, San Antonio and Dallas, Texas. In 1998, Mr. Hartman merged the Hartman real estate programs and formed Hartman Commercial Properties REIT (HCP REIT), now known as Whitestone REIT (see the discussion on page 139 below). He served as CEO and Chairman of the Board of HCP REIT until October, 2006. In April, 2008, Mr. Hartman merged 4 of the 5 Hartman programs to form Hartman Income REIT (HIREIT) and contributed the assets and ongoing business operations of Hartman Management into Hartman Income REIT Management, a wholly owned subsidiary of HIREIT. Currently Mr. Hartman oversees a staff of 55 employees who manage 29 commercial properties encompassing over 3.4 million square feet. In addition to his day-to-day management responsibilities, Mr. Hartman serves as the principal officer of each Hartman sponsored investment program. Mr. Hartman attended the University of Colorado and studied Business Administration.

Louis T. Fox, III, age 52, is our Chief Financial Officer. Mr. Fox also serves as Chief Financial Officer for our advisor and our property manager. He has responsibility for financial reporting, accounting, treasury and investor relations. Prior to joining Hartman Management (now, HIR Management) in March, 2007, Mr. Fox served as Chief Financial Officer of Legacy Brands, a restaurant group from April, 2006 until January, 2007. Prior to that, Mr. Fox served as Chief Financial Officer of Unidynamics, Inc., a specialized EPC manufacturer of unique handling system solutions for the marine and energy industries from January, 2004 until April, 2006. He also served as Treasurer and CFO of Goodman Manufacturing, a major manufacturer of residential and commercial HVAC products for 9 years prior to that. In addition to his years of experience in the manufacturing industry, he has served in senior financial positions in the construction and debt collection service concerns. Fox is a former practicing certified public accountant. He received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio. He started his career as a tax accountant with Arthur Andersen & Co.

James H. Stokes Jr., age 55, is our General Counsel. Mr. Stokes also serves as General Counsel for both our advisor and property manager. In this capacity, Stokes manages our advisor’s in-house legal department and is responsible for all legal matters affecting the Hartman companies. Before joining Hartman Management, (now HIR Management) in September, 2006, Stokes spent over 20 years in his own private law practice, primarily in real estate, corporate law, bankruptcy and civil litigation. He also served as a branch manager for First Colony Commonwealth Title Company and American National Title. Stokes graduated from the University of Texas with a B.A. degree from the Plan II honors program in 1978 and continued his education at the University of Texas School of Law where he received his J.D in 1981.

Jack I. Tompkins, age 66, has served since 1998 as Chairman & CEO of ARTA Equity Advisors, L.L.C., which was formed to engage in various entrepreneurial opportunities. After obtaining his MBA from Baylor University, Mr. Tompkins began his career with Arthur Young & Co., working as a certified public accountant there for three years before joining Arthur Andersen, L.L.P., where he was elected to the partnership in 1981 and served until 1988. While at Andersen he was in charge of the Merger and Acquisition Program for the Houston office as well as head of the Natural Gas Industry Group. From 1988 until October 1996, Mr. Tompkins served as Chief Financial Officer, Senior Vice President and Chief Information, Administrative & Accounting Officer of a large publicly traded energy company. Corporate functions reporting to Mr. Tompkins included financial planning, risk management, tax, accounting, information systems, administration and internal audit. Mr. Tompkins served as Chairman & CEO of Automotive Realty Trust Company of America from its inception in 1997 until its sale to a publicly traded REIT in January 1999. Automotive Realty was formed to engage in the business of consolidating real estate properties owned by automobile dealerships into a REIT. From March to September of 1999, Mr. Tompkins served as interim Executive Vice President and CFO of Crescent Real Estate Equities as the Company restructured. Mr. Tompkins served as an independent director of Hartman XIX from July 2009 until March 2010 and as an independent director of Hartman Income REIT from January 2008 until July 2009. Mr. Tompkins previously served on the board of directors of Bank of America Texas and Michael Petroleum Corp. He is a member of American Institute of Certified Public Accountants.

Richard R. Ruskey, age 58, began his professional career in 1978 as a Certified Public Accountant with the accounting firm of Peat, Marwick, Mitchell, & Co. in St. Louis, Missouri where he obtained extensive experience in both the audit and tax departments.  In 1983 he joined the firm of Deloitte, Haskins, & Sells as a manager in the tax department.  In 1986 Mr. Ruskey transitioned into the security brokerage industry as the chief financial officer of Westport Financial Group.  Within a one year period he became a full-time broker and due diligence officer for the firm.  In 1990 he continued his career in financial services by joining the broker dealer firm of R. T. Jones Capital Equities, Inc. where he served as due diligence officer.  In June 2010 Mr. Ruskey joined the broker dealer firm of Moloney Securities Co. Inc. where he currently serves as an investment broker and due diligence officer.  Mr. Ruskey received dual B.S. degrees in Accounting and Finance in 1978 from Southern Illinois University – Carbondale. He is a Certified Public Accountant and Certified Financial Planner and is a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants.  He has been an active investor in numerous real estate and business ventures throughout his 30 year career in financial services.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, we have established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee meets on a regular basis at least four times a year. Our audit committee is comprised of our two independent directors, Jack Tompkins and Richard Ruskey. Our board of directors has adopted our Audit Committee Charter and it is posted on Hartman’s web site at www.hartmaninvestment.com. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process.

Compensation Committee

We have established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees. Our compensation committee is comprised of our two independent directors, Jack Tompkins and Richard R. Ruskey. Our board of directors has adopted our Compensation Committee Charter and it is posted on Hartman’s web site at www.hartmaninvestment.com. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Nominating/Corporate Governance Committee

We have established a nominating committee. Our nominating committee is comprised of our two independent directors, Jack Tompkins and Richard R. Ruskey. Our board of directors has adopted our Nominating Committee Charter and it is posted on Hartman’s web site at www.hartmaninvestment.com. The nominating committee will recommend nominees to serve on our board of directors. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Directors, Principal Officers and Key Employees of the Advisor and the Property Manager

The officers, directors and key employees of the Advisor and the Property Manager are as follows:

Name	Position	Age	Year Employed
Allen R. Hartman	President & CEO	61	1984
Louis T. Fox III	Executive V.P. & Chief Financial Officer	52	2007
James H. Stokes, Jr.	Sr. V. President & General Counsel	55	2006
David Wheeler	Executive Vice President of Acquisitions	51	2003
Ross Donahue	Executive Vice President & COO	61	2003

For the biographical information on Messrs. Hartman, Fox and Stokes, see “Management – Directors and Executive Officers”.  The biographical information for Messrs. Wheeler and Donahue is as follows:

Ross Donahue, age 61, serves as the Executive Vice President & Chief Operating Officer of both HIR Management and Hartman Advisors. Mr. Donahue joined Hartman Management (now HIR Management) as a senior property manager in 2003 and served in that capacity from 2003 to 2006 before being promoted to his current position. He has over 26 years of experience in the management of office buildings, retail centers and office warehouse space. His responsibilities include the direction of daily operations of HIR Management and Hartman Advisors. Before joining Hartman, Mr. Donahue previously served as a Regional Manager at PM Realty Group and worked as a manager for Gerald Hines Interest. He is a graduate of Clarion State University and also holds a designation of Certified Property Manager.

David Wheeler, age 51, serves as Executive Vice President of Acquisitions for both HIR Management and Hartman Advisors. Mr. Wheeler joined Hartman Management (now HIR Management) in January, 2003 as an acquisitions manager, following a16-year tenure with CB Richard Ellis. Mr. Wheeler worked as an acquisitions manager until August, 2006 when he assumed his current position He has over twenty years of experience in the acquisition, disposition and leasing of commercial real estate investments. Mr. Wheeler’s responsibilities range from sourcing investment opportunities, including shopping centers, office buildings and warehouses, to closing and ownership transition. At CB Richard Ellis, Mr. Wheeler was a Vice President in the Investment Services Division where he successfully completed the sale of over $400 million in commercial real estate compromising over 9 million square feet throughout the South Central U.S. Prior to joining CB Richard Ellis, Wheeler was a Project Engineer and Cost Estimator with HB Zachary for two years on numerous civil and site development projects including the Legacy Business Park in Plano, TX for EDS. Wheeler holds an MBA with concentration in Real Estate from Southern Methodist University and a BS in Civil Engineering with an option in Construction Management from Texas A&M University.

Each of the officers of our property manager is also an officer of our advisor and other entities affiliated with our advisor, including the advisors and fiduciaries to other Hartman-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of our advisor, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Compensation of Directors

Directors who are employees of our company or our subsidiaries will not receive compensation for their services as directors. We pay our non-employee directors an annual fee of $10,000, in quarterly installments of $2,500 in cash. Each non-employee director will receive an annual grant of 3,000 shares of restricted stock in our company.  We also pay non-employee board members a cash fee of $1,000 for each meeting of our board of directors attended and a cash fee of $500 for each committee meeting attended. We also intend to promptly reimburse all directors for reasonable expenses incurred to attend meetings of our board of directors or committees.

Executive Officer Compensation

We intend to grant incentive compensation to certain of our executive officers on or after the consummation of this offering. We expect to provide for incentives such as options that become valuable only if the value of our stock increases. Only we can grant incentive compensation directly related to the value of our stock. We anticipate issuing our executive officers options, which are the contractual right to buy stock at a specified price. We anticipate issuing options that will permit the recipients to buy our stock at a price no less than the stock’s value on the date that the option was issued. The only way that the executive officers would benefit from such an option would be that the value of our increased over the life of the option. The options that will be granted to the key executive officers will represent compensation in addition to the compensation that the advisor and the property manager may pay them. No such grants of compensatory options may be issued unless first approved by the independent directors on our compensation committee. Until such grants are approved by the compensation committee, including the performance goals that the compensation committee may impose, it is impossible to determine to whom such option may be issued and in what amounts.

Stock Incentive Plan

Our stock incentive plan was adopted by our board of directors and approved by our stockholders. The stock incentive plan permits us to make grants of “incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, dividend equivalent rights and other stock-based awards” within the meaning of Section 422 of the Code, or any combination of the foregoing. We have initially reserved 5,000,000 shares of our common stock for the issuance of awards under our stock incentive plan, but in no event more than ten (10%) percent of our issued and outstanding shares. The number of shares reserved under our stock incentive plan is also subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under our stock incentive plan also will be available for future awards.

Our stock incentive plan is administered by the compensation committee of our board of directors. The compensation committee may interpret the stock incentive plan and may make all determinations necessary or desirable for the administration of the stock incentive plan and has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of our stock incentive plan. All full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees) are eligible to participate in our stock incentive plan.

We may issue incentive stock options or non-qualified stock options under the stock incentive plan. The incentive stock options granted under the stock incentive plan are intended to qualify as incentive stock options. The exercise price of stock options awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of the option grant. The compensation committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

Stock appreciation rights may be granted under our stock incentive plan. Stock appreciation rights allow the participant to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant in the form of shares of our common stock. The exercise price of stock appreciation rights awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of grant. The compensation committee determines the terms of stock appreciation rights, including when such rights become exercisable and the period of time, if any, after retirement, death, disability or other termination of employment during which stock appreciation rights may be granted.

Restricted stock and deferred stock awards may also be granted under our stock incentive plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the compensation committee. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Shares of restricted stock that do not satisfy the vesting conditions are subject to our right of repurchase or forfeiture. Deferred stock awards are stock units entitling the participant to receive shares of stock paid out on a deferred basis and subject to such restrictions and conditions as the compensation committee shall determine. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Deferred stock awards that do not satisfy the vesting conditions are subject to forfeiture.

Dividend equivalent rights may also be granted under our stock incentive plan. These rights entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of our common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

Other stock-based awards under our stock incentive plan will include awards that are valued in whole or in part by reference to shares of our common stock, other convertible or exchangeable securities, partnership interests in a subsidiary or our operating partnership (if formed), awards valued by reference to book value, fair value or performance of a subsidiary, and any class of profits interest or limited liability company membership interest.

Unless the compensation committee provides otherwise, our stock incentive plan does not generally allow for the transfer of awards, and only the participant may exercise an award during his or her lifetime. In the event of a change-in-control of the company, our board of directors and the board of directors of the surviving or acquiring entity shall, as to outstanding awards under our stock incentive plan, make appropriate provision for the continuation or assumption of such awards and may provide for the acceleration of vesting with respect to existing awards.

The terms of the stock incentive plan provide that we may amend, suspend or terminate the stock incentive plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law. Further, no action may be taken that adversely affects any rights under outstanding awards without the holder’s consent. The stock incentive plan will terminate on the tenth anniversary of the date on which stockholder approval was received.

Duties of Our Executive Officers

The chairman of the board presides at all meetings of the stockholders, the board of directors and any committee on which he serves. The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations. The chief executive officer oversees the advisory services performed by our advisor.

The chief financial officer reports to the chief executive officer and has, subject to the control of the chief executive officer and the board of directors, the general care and custody of our funds and securities and the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

Each vice president has the powers and duties prescribed from time to time by the board of directors or delegated from time to time by the president.

The secretary maintains minutes of all meetings of the board of directors, of each committee, and of the stockholders, or consents in lieu of such minutes, in our minute books, and causes notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary has charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at our office during business hours. The secretary performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

The Advisor

Our advisor is Hartman Advisors. Our officers are also officers of our advisor. Hartman Advisors has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

For more information regarding the background and experience of the officers and directors, see “Directors and Executive Officers” above.

Key Employees

In addition to the executive officers listed above, Hartman Advisors relies on key personnel employed by other Hartman-affiliated entities. These persons have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. In some instances our advisor may contract with an affiliated entity to provide certain services requiring state specific licenses to be performed under the advisory agreement. This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors. Our advisor has a fiduciary duty and responsibility to us and our stockholders. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

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find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

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structure the terms and conditions of our acquisitions, sales and joint ventures;

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acquire properties and make and invest in mortgage loans and other investments on our behalf in compliance with our investment objectives and policies;

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arrange for financing and refinancing of properties and other investments;

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service or enter into contracts for servicing our mortgage loans;

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assist us in obtaining insurance;

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generate an annual budget for us;

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review and analyze financial information for each property and the overall portfolio;

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formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

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perform investor-relations services;

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maintain our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies, in that regard, our advisor has undertaken controls to maintain our compliance with applicable federal securities laws including reporting requirements in particular to avoid any further violations of our obligations under the securities laws and our undertakings with the SEC;

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engage and supervise the performance of our agents, including our registrar and transfer agent; and

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perform any other services reasonably requested by us.

The advisory agreement has a one-year term that may be renewed for an unlimited number of successive one-year periods. The current term of the advisory agreement expires February 9, 2014.  It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation, including consideration of the reasonableness of advisor compensation in relation to the return to investors, will be reflected in the minutes of such meeting. In addition, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. See “Risk Factors – Risks Related to Conflicts of Interest.” In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

Our advisor may not cause us to acquire or finance any property or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

We will reimburse our advisor for all of the costs and expenses that are in any way related to the operation of our company or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us. The costs and expenses include, but are not limited to:

•

organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) in an amount up to 1.5% of gross offering proceeds from the primary offering less any such organization and offering expenses we pay directly. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee), to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us;

•

the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•

acquisition expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs;

•

administrative service expenses;

•

all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•

audit, accounting and legal fees paid to third parties;

•

premiums and other associated fees for insurance policies including director and officer liability insurance;

•

taxes and assessments on income or real property and taxes; and

•

transfer agent and registrar’s fees and charges paid to third parties.

Generally, we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Our advisor will be paid fees in connection with services provided to us. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid a disposition fee relating to the disposition of our assets prior to the termination of the advisory agreement. See “Management Compensation” below.

Stockholdings

We have issued our advisor, Hartman Advisors, 1,000 shares of our convertible preferred stock for an aggregate purchase price of $10,000. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible preferred stock. Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have made total distributions on then outstanding shares of our common stock equal to the foregoing 6% performance threshold and, at or subsequent to the expiration or termination the stockholders actually receive such level of distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. We believe that the convertible preferred stock provides an incentive for our advisor to increase the overall return to our investors. The shares of convertible preferred stock will be converted into shares of common stock upon the occurrence of certain events. The conversion of the convertible preferred stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests. See “Description of Shares – Convertible Preferred Stock.”

Property Manager

HIR Management is our property manager, charged with managing our properties. Our officers are also officers of our property manager. HIR Management has contractual responsibility to us and our stockholders pursuant to the property management agreement. It was organized and commenced active operations in March 2009 to lease and manage real estate projects, including projects for other Hartman-sponsored programs. As of the date of this prospectus, HIR Management and its affiliates were managing in excess of 4 million square feet of office buildings, retail centers and office warehouse buildings for real estate programs sponsored by affiliates of Allen R. Hartman.

We will pay HIR Management property management fees equal to five percent (5%) of the Effective Gross Revenues (as hereinafter defined) for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3% to 4% of the Effective Gross Revenues for office buildings, based upon the square footage and gross property revenues of the buildings. We will pay a 4% fee for office buildings under 100,000 square feet in size or with gross annual revenues under $1,000,000. We will pay a 3% fee for office buildings of 100,000 square feet or more in size and gross annual revenues of $1,000,000 or more. “Effective Gross Revenues” shall mean all payments actually collected from tenants and occupants of the Properties, exclusive of (a)

security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the Effective Gross Revenues from the property. In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property. The board, including the independent directors, has the option to use a third party property manager where that third party manager offers advantages that HIR Management does not offer. Those advantages would not necessarily be based on cost, but could include experience in a local market, personnel in a local market, experience in connection with a specific type of property or tenant or with a particular entity as a tenant. Conversely, the board likely will consider the fact that investors in a Hartman sponsored entity have demonstrated confidence in the Hartman management team.

In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third-party charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

In the event that HIR Management supervises the construction or installation of tenant improvements at a property, we will pay HIR Management a construction management fee equal to 5% of the costs of the tenant improvements. This fee only applies with respect to the build out of space at existing properties to suit specific tenants or to make the space ready for occupancy by tenants.

HIR Management may subcontract some on-site property management duties to other management companies with experience in the applicable markets. These property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our board. HIR Management will closely supervise any subcontracted managers of the properties. HIR Management also will be responsible for paying such subcontractors’ fees and expenses. We will have no obligation to make any payments to the subcontractors, unless we and HIR Management otherwise agree in writing.

In addition, HIR Management will remain directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent HIR Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the management of the property is subcontracted, HIR Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

•

Hartman Short Term Income Properties XIX, Inc.

•

Hartman Income REIT, Inc. (“HIREIT”);

•

Hartman Advisors, LLC

•

subsidiaries of and partnerships organized by HIREIT and its affiliates; and

•

other persons or entities owning properties managed by HIR Management or HIREIT.

HIR Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity. HIR Management will continuously consider alternatives to provide the most efficient property management services to us.

The management fees to be paid to HIR Management will cover, without additional expense to us, the property manager’s general overhead costs, such as its expenses for rent and utilities. Pursuant to separately negotiated agreements, however, our company and HIR Management may agree that HIR Management will supervise the construction or installation of certain capital improvements or other major repairs outside of normal maintenance and repair at any property. In such case, we will pay additional compensation to HIR Management pursuant to such separately negotiated agreements.

Our property management agreement with HIR Management has a term of one year that may be renewed for an unlimited number of successive one year periods.  The current term of the property management agreement expires February 9, 2014, and is subject to successive one-year renewals unless we or HIR Management provide written notice of our intent to terminate thirty (30) days prior to the expiration of the renewal term. Either party may terminate the agreement without cause upon sixty (60) days prior written notice to the other party or upon thirty (30) days’ notice in the event of default by the other party if such default is not cured within said thirty (30) day period. In addition, we may immediately terminate the agreement upon thirty (30) days written notice to HIR Management in the event of their fraud, gross malfeasance, gross negligence or willful misconduct.

Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HIR Management, retain a third party to provide leasing services with respect to our properties. If we retain a third party to provide leasing services with respect to our properties, we will have no obligation to pay HIR Management leasing fees to the extent that such leasing services are required to be provided by a third party.

The principal office of HIR Management is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management and leasing of these investments will reside with Allen Hartman, in conjunction with Ross Donahue and David Wheeler. Our advisor seeks to invest in real estate and real estate-related assets that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all investments.

Management Compensation

Directors who are employees of our company or our subsidiaries will not receive compensation for their services as directors. We intend to pay our non-employee directors an annual fee of $10,000, to be paid in quarterly installments of $2,500 in cash. Each non-employee director will receive an annual grant of 3,000 shares of restricted stock in our company. We will also pay non-employee board members a cash fee of $1,000 for each meeting of our board of directors attended and a cash fee of $500 for each committee meeting attended. We also intend to promptly reimburse all directors for reasonable expenses incurred to attend meetings of our board of directors or committees.

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Hartman Advisors, HIR Management and their affiliates during the various phases of our organization and operation. The estimated maximum dollar amounts are based on the sale of a maximum of 20,000,000 shares to the public at $10.00 per share in our primary offering and the sale of a maximum of 2,000,000 shares to the public at $9.50 per share under our distribution reinvestment plan. Offering-stage compensation relates to our initial public offering and this follow-on offering. All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)
	Offering Stage
Selling Commissions-Participating Broker-Dealers (2)	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. D.H. Hill Securities, LLLP. will re-allow up to 100% of selling commissions earned to participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan.	$14,000,000
Dealer Manager Fee –D.H. Hill Securities, LLLP. (3)	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, D.H. Hill Securities, LLLP., may re-allow a portion or all of its dealer manager fee in an aggregate amount up to 2.5% of gross offering proceeds to broker-dealers participating in the offering. No dealer manager fee will be paid for sales under the distribution reinvestment plan.	$5,000,000
Reimbursement of Other Organization and Offering Expenses – Hartman Advisors or its affiliates

With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings. No reimbursement of organization and offering expenses will be paid for sales under the distribution reinvestment program.

		$3,000,000
Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)
	Acquisition and Development Stage

Acquisition and Advisory Fees – Hartman Advisors or its affiliates (4) (5)

2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. We may not amend our advisory agreement to increase acquisition and advisory fees during this primary offering.

$6,156,250 (6) (assuming no debt financing to purchase assets) $21,413,050 (assuming debt financing equal to 75% of the aggregate value of our real property assets) (6)

Acquisition Expenses – Hartman Advisors, HIR Management or their affiliates (4)(5)

Our advisor and its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

Actual amounts are dependent upon the expenses paid or incurred and therefore cannot be determined at the present time. If we assume expenses of 0.45% of the gross offering proceeds, the fees would be $1,231,250.

Debt Financing Fee – Hartman Advisors or its affiliates (4)(5)

1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory agreement to increase debt financing fees during this primary offering.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 75% of the aggregate value of our real property assets, the fees would be $6,423,920. (6)

Development Fee – HIR Management (4)

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.
Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Operational Stage
Property Management and Leasing Fees – HIR Management

We will pay HIR Management property management fees equal to five percent (5%) of the Effective Gross Revenues (as hereinafter defined) for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3% to 4% of the Effective Gross Revenues for office buildings, based upon the square footage and gross property revenues of the

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

 buildings. We will pay a 4% fee for office buildings under 100,000 square feet in size or with gross annual revenues under $1,000,000. We will pay a 3% fee for office buildings of 100,000 square feet or more in size and gross annual revenues of $1,000,000 or more. “Effective Gross Revenues” shall mean all payments actually collected from tenants and occupants of the Properties, exclusive of (a) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property. In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Construction Management Fee — HIR Management

If HIR Management supervises the construction or build out of space for occupancy by tenants, we will pay HIR Management a construction management fee equal to 5% of the cost of the tenant improvements.

Actual amounts are dependent on amounts spent on future tenant improvements and cannot be determined at this time.

Asset Management Fee – Hartman Advisors or its affiliates

Monthly fee equal to one-twelfth of 0.75% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available and if the independent members of our board of directors have determined to obtain an independent appraisal, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Operating Expenses – Hartman Advisors (8)

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. We expect to reimburse the advisor for the salaries and other compensation paid to the advisor’s employees and other service providers for services performed on our behalf, subject to the reimbursement limitation described above in this paragraph. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)
Liquidation Stage
Disposition Fee – HIR Management or its affiliates (7)

If our property manager provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Liquidation-Hartman Advisors and HIR Management

In the event of a liquidation of the Company, we will reimburse our advisor and property manager for their services provided under the same fee schedule set forth above through the date of the final dissolution and wind-up of the Company’s affairs

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Preferred Stock – Hartman Advisors

Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those

Actual amounts depend on the value of our company at the time the Convertible Preferred Stock converts or becomes convertible and therefore cannot be determined at the present time.

outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

(1)

The estimated maximum dollar amounts are based on the sale of a maximum of 20,000,000 shares to the public at $10.00 per share in our follow-on offering and the sale of a maximum of 2,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)

All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts.

(3)

In limited circumstances, the dealer manager fee may be reduced with respect to certain purchases as described under “Plan of Distribution.”

(4)

Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines limit the amount of acquisition and advisory fees and acquisition expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage loan or other investment, to 6% of the funds advanced. This limit may only be exceeded if a majority of our independent directors approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits these fees to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, (2) reimbursement of acquisition expenses, and (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us. Our advisor may forego or reduce any of these fees so they do not exceed the NASAA limitation of 6%. Any increase in these fees stipulated in the advisory agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

(5)

For purposes of this table, we have assumed that we will fund acquisitions from net proceeds from the sale of shares in our primary offering and under our distribution reinvestment plan; however, because the acquisition and advisory fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition and advisory fees will be greater than that shown to the extent we also fund acquisitions through (1) the incurrence of debt (the aggregate amount of borrowings is targeted not to exceed approximately 50% of the aggregate value of all real property assets), (2) retained cash flow from operations and (3) issuances of equity in exchange for properties.

The maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. During our offering stage and until we have invested the proceeds of this offering or any subsequent offering, we expect to borrow more than 50% of the contract purchase price of each real property asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

(6)

It is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our real property assets as financed and cannot be determined at the present time. Moreover, additional fees and expenses resulting from the use of leverage may be paid out of the proceeds of such financings and not from proceeds of this offering.

(7)

The NASAA REIT Guidelines limit all real estate commissions paid to our advisor, its affiliates and third parties, including the disposition fee, to 6% of the contract sales price of each asset. In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

(8)

If a majority of our independent directors determines that expenses in excess of this limitation are justified, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. The average invested assets for a period will equal the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period specified.

The expense of any restricted stock issued to employees of our advisor or its affiliates as reflected in our financial statements from time to time will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and property manager and the compensation that we pay to them to determine that the provisions of our advisory and property management agreements are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

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the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•

the success of our advisor in generating opportunities that meet our investment objectives;

•

the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors and property managers performing similar services;

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additional revenues realized by our advisor and property manager and their affiliates through their relationship with us;

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the quality and extent of service and advice furnished by our advisor and property manager;

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the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

Because our advisor and property manager and their affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the disposition fees, our advisor and property manager have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, our advisor and property manager are obligated to exercise good faith and integrity in all their dealings with respect to our affairs pursuant to the advisory and property management agreements. See “The Advisory Agreement” and “Property Manager” sections above. Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or property manager or their affiliates by reclassifying them under a different category. In the event that the independent directors determine that the compensation paid to our advisor and/or our property manager is excessive, we, through our independent directors, may attempt to negotiate a different fee structure or terminate the agreement.

In addition, from time to time, Hartman Advisors, our advisor, or its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.

 STOCK OWNERSHIP

The following table sets forth information as of March 31, 2013, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 4,187,014 shares of common stock outstanding as of March 31, 2013. The address of each beneficial owner listed below is c/o Hartman Short Term Income Properties XX, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Name of Beneficial Owner	Amount and Nature of Shares Beneficially Owned (1)
	Number	Percentage
Allen R. Hartman (2)	19,000	0.5
Louis T. Fox, III	-	-
James H. Stokes, Jr.	-	-
Jack I. Tompkins	9,000	*
Richard R. Ruskey	5,250	*
All Officers and Directors as a group	33,250	0.8
James A. Cardwell	154,780	3.7

* Represents less than 1% of the outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options warrants and similar rights held by the respective person or group which may be exercised within 60 days following December 31, 2012. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes 19,000 shares owned by Hartman XX Holdings. Mr. Hartman is the sole stockholder of Hartman XX Holdings and controls the voting and disposition decisions of Hartman XX Holdings.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Hartman Advisors, our advisor, HIR Management, our property manager and their officers, some of whom serve as our executive officers and directors. These conflicts include the compensation arrangements between us and our advisor and its affiliates. Our agreements and arrangements with our advisor and its affiliates are not the result of arm’s-length negotiations. See “Management – Management Compensation.” In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our advisor and its officers, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other Hartman-sponsored programs. However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see “Risk Factors – Risks Related to Conflicts of Interest.”

We expect our independent directors to act on all matters in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Our executive officers and the executive officers of Hartman Advisors and its affiliates are advisors of two other Hartman-sponsored private REIT programs, and in the future may sponsor other programs that have investment objectives that are generally similar to ours in that they are formed to acquire and lease commercial real estate, and we expect that they will organize other such programs in the future. These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Affiliates of our advisor are currently sponsoring or have recently sponsored the two other private real estate programs referred to above. Hartman affiliates also have sponsored and continue to sponsor privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that have similar investment objectives, and which are still operating and may acquire additional properties in the future. Our executive officers and our advisor and its affiliates will experience potential conflicts of interest as they simultaneously perform services for us and other Hartman-sponsored programs. However, to date the investment strategies of the various Hartman-sponsored programs have differed enough that there have not been significant conflicts in the allocation of properties. In addition, our advisor has stated clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

In the event that we, or any other Hartman program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Hartman program will purchase such properties or make or invest in such mortgage loans or other investments. Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first. See “Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see “Certain Conflict Resolution Procedures.”

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Hartman-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Hartman-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Hartman-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Mr. Hartman, who is our Chief Executive Officer and the Chairman of our Board, are also officers of our advisor, and other entities affiliated with our advisor as well as the officers of other Hartman-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Property Manager

We anticipate that properties we acquire will be managed and may be leased by HIR Management, our property manager. Our agreement with HIR Management has a one-year term ending February 9, 2014, and shall continue thereafter for successive one-year renewal periods unless terminated by HIR Management or us by written notice to the other party at least thirty (30) days prior to the expiration date of such term. Notwithstanding the foregoing, either party may terminate the agreement on thirty (30) days written notice in the event of default on the part of the other party if such default is not cured within said thirty (30) day period or unilaterally without cause on sixty (60) days written notice to the other party. In addition, we may terminate the agreement upon thirty (30) days written notice in the event of fraud, gross malfeasance, gross negligence or willful misconduct on the part of HIR Management.

HIR Management also serves as property manager for properties owned by other Hartman-sponsored programs, some of which may compete with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. In addition, the property manager will receive a fee of 8% for supervising the construction of tenant improvements. It is conceivable that the property manager could find itself in a position where it would stand to earn a higher fee by agreeing to higher costs and expenses. For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management- Property Manager” and “Management – Management Compensation.”

Irvine Venture Law Firm LLP and James H. Stokes, Jr., our General Counsel, each act, and may in the future act, as counsel to us, Hartman Advisors, Hartman Income REIT Management, Inc. and their affiliates in connection with the Offering.  There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Irvine Venture Law Firm, LLP or James H. Stokes, Jr. may be precluded from representing any one or all of such parties.  In the event that a dispute were to arise between us, Hartman Advisors, Hartman Income REIT Management, Inc. or any of our respective affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures Transactions with Affiliates of Our Advisor

We expect to enter into joint ventures or other co-ownership or financing arrangements with other Hartman-sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties and other investments. See “Investment Objectives and Criteria – Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which Hartman-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

HIR Management and HIREIT, the parent of our property manager, and their affiliates sponsor private offerings of tenant-in-common interests through special-purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. In such a transaction, the special-purpose entity will purchase the property directly from the seller. Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor, Hartman Advisors, and our property manager, HIR Management, are entitled to substantial fees from us under the terms of the advisory agreement and property management agreement. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. The advisor is also entitled to reimbursement, under most circumstances, of its fees and expenses incurred in managing us. The existence of the cost-plus fee arrangement effectively assures the advisor profitable operations from acting as our advisor, regardless of our performance.

Among other matters, these compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

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fees payable to the advisor on the purchase of a property and asset-based fees payable to the advisor could influence the advisor to retain rather than dispose of our properties;

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the amount of the property acquisition fee is based on the amount of the purchase price of the property, which conceivably could influence our advisor to select higher priced properties when advising us on potential acquisitions;

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the amount of the asset management fee that we pay our advisor is based on the cost of our properties and not on property values (unless we obtain independent appraisals) or incomes, requiring us to pay our advisor regardless of the performance and profitability of our properties;

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the amount of the construction management fee that we pay our property manager is based on the costs of the tenant improvements constructed, which conceivably could influence our property manager to grant larger capital improvement allowances to tenants or to approve more extensive tenant improvements and/or higher charges for the tenant improvements;

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public offerings of equity by us, which will likely entitle our advisor to increased acquisition and asset management fees;

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listing for public trading of the shares of common stock offered for sale in this offering, which would afford the advisor the opportunities to continue to earn fees from us, in comparison to our liquidation and the sale of properties;

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property sales, which might entitle our property manager to real estate commissions and the possible issuance to Hartman Advisors, our advisor, of shares of our common stock through the conversion of our convertible preferred stock;

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property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

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property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management fees and possibly property management and leasing fees with respect to our property manager;

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borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

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whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Hartman Advisors, our advisor, to the issuance of shares of our common stock through the conversion of our convertible preferred stock; and

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whether and when we seek to sell the company or its assets, which sale could entitle our advisor Hartman Advisors or HIR Management, our property manager to real estate commissions and the issuance of shares of our common stock through the conversion of our convertible preferred stock.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Management—Management Compensation.”

We issued to Hartman Advisors, our advisor, 1,000 shares of convertible preferred stock for an aggregate purchase price of $10,000. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us. The shares of convertible preferred stock will be converted into shares of common stock if:

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we have made total distributions on then outstanding shares of our common stock equal to the “issue price” of those shares, i.e., the gross amount originally paid to us for those shares, plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares;

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the shares of common stock are listed for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold; or

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the advisory agreement expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions.

Our advisor and Mr. Hartman can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible preferred stock issued to it, and the resulting dilution of other stockholders’ interests. There will be no distributions paid on shares of convertible preferred stock. For a description of the convertible preferred stock, see “Description of Shares – Convertible Preferred Stock.”

Certain Conflict Resolution Procedures

We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor and Property Manager Compensation. Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and property manager and the compensation that we pay to them to determine that the provisions of our advisory agreement and property management agreement are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

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the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

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the success of our advisor in generating opportunities that meet our investment objectives;

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the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors and property managers performing similar services;

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additional revenues realized by our advisor and property manager and their affiliates through their relationship with us;

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the quality and extent of service and advice furnished by our advisor and property manager;

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the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

We expect to pay our property manager a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Moreover, such commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, generally may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor must be reasonable. As a general rule, such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

We also expect to limit the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit generally may only be exceeded if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Although we intend to limit combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits these fees to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, (2) reimbursement of acquisition expenses, and (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us. Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%. Any increase in these fees stipulated in the advisory agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

Terms of Advisory and Property Management Agreements. Each contract for the services of our advisor or property manager may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor or property manager. A majority of the independent directors or our advisor or property manager may terminate their respective agreement without cause or penalty on 60 days’ written notice.

We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

      Our Acquisitions. We will not purchase or lease properties in which our sponsor, our advisor,  any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us. We may, however, purchase properties developed by affiliates of our advisor and our property manager. We will purchase properties from an affiliate at a price designed to afford such affiliate a reasonable profit, as approved by our independent directors, but in no case, at a price above the fair market value determined by our independent directors, and by an independent qualified appraiser where the transaction is with an affiliate of our sponsor, advisor or a director. Our independent directors may elect to determine the value of a property based on the application of an appropriate capitalization rate to the property’s net income or, in appropriate situations, recent sales prices of comparable properties or they may opt to require an independent appraisal of any such property. The independent directors will determine the appropriate capitalization rate under prevailing market conditions and whether and to what extent the sale of another property should be considered comparable in valuing one or more of our properties. Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three Hartman affiliated REITs currently in business will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

Loans.  We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates. In addition, our sponsor, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Limitation on Operating Expenses. Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the asset management fee, paid during the previous fiscal year exceed the greater of: (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Allocation of Investment Opportunities. In the event of a potential conflict in acquiring a property, Hartman Advisors and HIR Management will offer the first opportunity to purchase properties to be developed to other Hartman sponsored entities and will offer the first opportunity to purchase all other commercial rental properties to us. Our independent directors will have the opportunity to vote on whether to purchase the property made available on the terms offered.  It is the duty of the directors, including the independent directors, to insure that such method of allocating investment opportunities is fairly applied to us.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to Hartman Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

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financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by an independent certified public accountant;

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the ratio of the costs of raising capital during the year to the capital raised;

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the aggregate amount of advisory fees and the aggregate amount of other fees paid to Hartman Advisors and any affiliates of HIR Management by us or third parties doing business with us during the year;

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our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

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a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

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a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, our advisor, Hartman Advisors, our directors and officers and their affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates or (2) any transaction between them and us.

Other Transactions with Affiliates. We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

We acquire and operate commercial real estate and real estate-related assets. We intend to focus on acquiring income-producing office buildings, light industrial properties, retail properties and other commercial buildings. These properties may be existing income-producing properties, newly constructed properties or properties under development or construction. We make our investments in real estate assets located in the United States and other countries based on our view of existing market conditions.

Our primary investment objectives are:

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to realize growth in the value of our investments within five years of the termination of this offering;

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to preserve, protect and return your capital contribution;

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to grow net cash from operations such that more cash is available for distributions to you; and

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to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you, by listing our shares for trading on a national securities exchange or by merging with another Hartman sponsored entity within five (5) years after termination of our initial public offering.

We intend to begin the process of liquidating our assets, listing our shares or merging with another Hartman sponsored entity within five years of the termination of our initial public offering.  We believe that we will require 2 to 3 years after the close of our initial public offering to acquire a portfolio of real property assets and up to 5 years to fully lease the properties and bring them to their potential value. After that time, we expect to commence the sale and liquidation of our portfolio or cause our shares to be listed for sale on a national securities exchange. We believe that our projected time table is a short term cycle in the context of a real estate investment fund raising capital, acquiring a portfolio of properties, bringing the properties up to their potential in income and value, and liquidating the portfolio.

We cannot assure you that we will attain our investment objectives or that our capital will not decrease. Pursuant to our advisory agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

We may not change the investment objectives and limitations set forth in the charter, except upon approval of stockholders holding a majority of the shares. Our independent directors will review our investment objectives at least annually to determine whether our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors. See “Investment Objectives and Criteria- Investment Limitations” below.

Decisions relating to the purchase or sale of our investments will be made by Hartman Advisors, our advisor, subject to approval of our board of directors, including a majority of our independent directors. See “Management- Directors and Executive Officers” for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

We have acquired and intend to acquire and operate commercial real estate and real estate-related assets including loans secured by mortgages or deeds of trust on real property. The commercial, office, retail and other non-residential properties may be existing income-producing properties, properties developed by an affiliate of our advisor, newly constructed properties or properties under development or construction.

Prior to acquiring an asset, our advisor will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period. Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

We may invest in a wide variety of commercial properties, including, without limitation, office, industrial, retail and other real properties. These properties may be existing properties or newly constructed properties, properties under development or construction, properties not yet developed or raw land for development or resale. In each case, the properties will be identified by us as opportunistic investments. These properties will be identified as such because of their property-specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets with high growth potential or that are available from distressed sellers may present appropriate investments for us.

We intend to hold our assets for up to five years from the termination of this offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of five years from the termination of this offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.

In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors may also cause us to modify our acquisition and investment policies.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s sales revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.

We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

We anticipate that tenant improvements that we are required to fund in connection with newly acquired properties will be funded from our offering proceeds. When tenants do not renew their leases or otherwise vacate their space in our buildings, it is likely that we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space in order to attract new tenants. We expect to fund such tenant improvements either through capital reserves established for our properties or from available cash. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe may be repositioned or redeveloped so that they will reach an optimum value within five years from the termination of this offering. We may develop or acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns. We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties. In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

Except with respect to unimproved or non-incoming producing property, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Hartman REIT OP or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our advisor. See “— Joint Venture Investments” below.

Though we intend to diversify our portfolio by geographic location, we expect to focus on markets with high growth potential. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We expect to make our investments in or in respect of real estate assets located in the United States.

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. An affiliate of our advisor has developed and uses modeling tools that our advisor believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

We will employ risk-controlled strategies to reposition, re-lease, and renovate properties that include office, retail, and light industrial (flex) property types located in the metropolitan areas of Houston, Dallas-Ft. Worth, and San Antonio.  We believe that we can achieve these objectives by acquiring well-located properties from troubled sellers and financial institutions that do not possess the resources or desire to own or manage these properties.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

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plans and specifications;

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environmental reports;

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surveys;

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evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

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auditable financial statements covering recent operations of properties having operating histories; and

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title and liability insurance policies.

We will not purchase any property from a third party unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. We will only obtain a Phase I environmental site assessment of a property that we purchase from an affiliate of our advisor if a majority of our independent directors determine that acquiring a new or updated Phase I report would be advisable. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our directors or HIR Management or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. We will rely on our own independent analysis, including on appraisals when the board of directors deem an appraisal necessary or helpful in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors — General Risks Related to Investments in Real Estate”

Development and Construction of Properties

We may invest proceeds from the offering in properties on which improvements are to be constructed or completed. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by completion bond or performance bond. HIR Management will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with our property manager for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. HIR Management may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Additionally, our property manager may act as a developer for all or some of the properties that we acquire for development or redevelopment. In those cases, we will pay development fees to our property manager that are usual and customary for similar projects in the particular market if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers, including our property manager, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor.

Joint Venture Investments

We have entered into joint ventures, partnerships or other co-ownership arrangements with entities affiliated with our advisor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. We may only invest in joint ventures if a majority of our directors, including a majority of our independent directors, approve the transaction as fair, competitive and commercially reasonable. In determining whether to invest in a particular joint venture, Hartman Advisors will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments. As described below, we acquired our interests in the Richardson Heights, Cooper Street and Bent Tree Green properties through investments in affiliates that owned those properties.

We have entered into joint ventures with other Hartman-sponsored programs for the acquisition of properties. However, we may only do so if a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise any right of first refusal that we may have. In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Hartman-sponsored programs will result in certain conflicts of interest. See “Risk Factors — Risks Related to Conflicts of Interest” and “Conflicts of Interest – Joint Ventures Transactions with Affiliates of Our Advisor.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work together with other Hartman-sponsored programs to apportion the assets within the property among us and the other Hartman-sponsored programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Hartman-sponsored programs or joint ventures composed of Hartman-sponsored programs. The negotiation of how to divide the property among the various Hartman-sponsored programs will not be at arm’s length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Hartman-sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

Borrowing Policies

Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. However, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real property assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of one or more of the real property assets we acquire to the extent our board of directors determines that borrowing these amounts is prudent. In any event, our charter limits total leverage to 300% of the net value of our assets, even during the offering period.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors – General Risks Related to Investments in Real Estate.” To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Hartman Advisors, HIR Management and their affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with any debt financing obtained by or for us (including any refinancing of debt), we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Disposition Policies

As each of our investments reaches what we believe to be its optimum value during the expected life of our Company, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors. We anticipate that any such dispositions typically would occur within five years from the termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a taxable REIT subsidiary or TRS, a regular domestic taxable corporation that we would form as a subsidiary to sell properties that might be subject to the prohibited transactions tax if we were to sell those properties directly. See “Federal Income Tax Considerations – Taxation of the Company.”

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Depending upon then prevailing market conditions, it is our intention to begin pursuing an exit strategy within five years after the termination of this primary offering.  We may begin the process of liquidating our assets and distributing the net proceeds to our stockholders, seeking to list our shares on a national securities exchange, or merging with another Hartman sponsored entity. If we do not begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, our charter requires that our Board of Directors call a stockholders meeting to present a proposal for the orderly disposition of the company’s assets or an alternate strategy such as a merger. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years.

Market conditions and other factors could cause us to delay the commencement of our exit strategy beyond five years from the termination of this offering. Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have acquired four (4) properties. Our advisor is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other Hartman-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or other asset, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations

We expect to comply with the following limitations with respect to the manner in which we may invest our funds or issue securities:

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We will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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We will not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or its affiliates;

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We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

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We will not make an investment in a property or mortgage loan or other investment if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan or other investment, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

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We will not invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

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We will not invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable;

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We will not issue equity securities on a deferred-payment basis or other similar arrangement (other than as expressly permitted in our equity incentive plan for our key service providers);

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We will not issue debt securities in the absence of adequate cash flow to cover debt service;

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We will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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We will not issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests; or

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We will not make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines in its sole discretion that REIT qualification is not in our best interest.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. Our advisor, Hartman Advisors, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria but would generally include properties that we own directly, including through tenancies in common, and mortgage loans that we make or acquire.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

DESCRIPTION OF INVESTMENTS

        As of March 31, 2013, the Company’s portfolio consists of four properties, one of which was originally acquired through a joint venture with an affiliate. The following table provides summary information regarding the Company’s investments:

Name/Location	Approx. Rentable SF	Date Acquired	Property Acquisition Cost	Approx. Annualized Base Rent(1)	Approx.% Leased (1)
Richardson Heights Shopping Center Richardson, TX	201,433	12/28/2010	$19,150,000	$1,849,137	63%
Cooper Street Plaza Arlington, TX	127,696	05/11/2012	$10,612,500	$1,332,570	92%
Bent Tree Green Dallas, TX	139,609	10/16/2012	$12,012,500	$1,564,557	67%
Parkway Plaza I & II Dallas, TX	136,506	03/15/2013	$9,490,000	$1,445,320	68%

(1)

 Richardson Heights includes Iced Tea with Lemon dba Alamo Draft House which is scheduled to open for business and begin paying rent upon lease commencement which is expected to be in Q3 2013. Approximate annualized based rent includes first year rent for this tenant.  Occupancy is 48% without this tenant.

Richardson Heights

On December 28, 2010, we entered into a joint venture (the “Joint Venture”) with Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) to purchase the Richardson Heights Shopping Center (“Richardson Heights Center”) for $19.15 million on an all cash basis from an unaffiliated seller, LNR Partners, LLC.  Hartman XIX is a REIT that is managed by affiliates of our advisor and real property manager. We made an initial capital contribution to the Joint Venture of $1.915 million representing a 10% interest in the Joint Venture.    Hartman XIX made capital contributions totaling $17.235 million to the Joint Venture representing a 90% interest therein.  Richardson Heights is located at 100 South Central Expressway in Richardson, Texas, a suburb of Dallas.  It contains 201,433 square feet of rentable space and is currently 48% leased by 27 tenants who occupy 96,356 square feet.  Richardson Heights was built in 1958 and was renovated in 2008.  The average rent for the occupied space is $15.55 per square foot.

Significant Tenants

The following table sets forth information about the tenants occupying 5% or more of the rentable square footage as of March 31, 2013:

Tenant Name	Base Rent	Rentable SF	Initial Lease Date	Year Expiring
TJ Maxx – discount retail	$ 265,554	27,953	3/1988	2015
Party City – specialty retail	$ 220,100	12,400	9/1993	2013

Between April 20, 2011 and October 31, 2011, the Company acquired Hartman XIX’s interest in the Joint Venture from Hartman XIX for $7,485,000 cash and the distribution of a note receivable in the amount of $9,750,000 to Hartman XIX.

Cooper Street Plaza

On May 11, 2012, the Company acquired a fee simple interest in a 127,696 square foot shopping center located in Arlington, Texas commonly known as Cooper Street Plaza through a wholly owned subsidiary, Hartman Cooper Street Plaza, LLC (“Cooper Street LLC”).  Cooper Street LLC acquired Cooper Street Plaza from Regency Centers, LP, an unrelated third party seller, for a purchase price of $10,612,500, exclusive of closing costs.

Cooper Street Plaza was constructed in 1992.  It was 92% occupied on the date of purchase.  Major tenants are Home Depot Garden Center, Office Max, K&G Men’s Store and TGI Friday’s.

Significant Tenants

The following table sets forth information about the tenants occupying 10% or more of rentable square footage of Cooper Street Plaza as of March 31, 2013:

Tenant Name	Base Rent	Rentable SF	Initial Lease Date	Year Expiring
K&G Men’s Company Inc	$ 338,334	31,473	7/2007	2017
Home Depot	$ 340,476	35,840	5/2002	2023
Office Max	$ 150,500	21,500	11/2011	2014

Bent Tree Green

On October 16, 2012, we acquired a fee simple interest in a 139,609 square foot office building located in Dallas, Texas commonly known as Bent Tree Green through Hartman Bent Tree Green, LLC (“Bent Tree LLC”), a wholly owned subsidiary of the Company.  Bent Tree LLC acquired Bent Tree Green from Behringer Harvard Bent Tree, LP, an unrelated third party seller, for a purchase price of $12,012,500, exclusive of closing costs.

 Bent Tree Green was constructed in 1983.  It was 63% occupied on the date of purchase. Major tenants are Behringer Harvard, Dental One, Inc., Scott & Reid General Contractors, Inc., and Purdy-McGuire, Inc.

Significant Tenants

The following table sets forth information about the tenants occupying 10% or more of rentable square footage of Bent Tree Green as of March 31, 2013.

Tenant Name	Base Rent	Rentable SF	Initial Lease Date	Year Expiring
Purdy McGuire	$ 361,958	18,327	10/2008	2019
Behringer Harvard REIT I, Inc.	$ 253,565	14,478	12/2011	2017

Parkway Plaza

On March 15, 2013, we acquired a fee simple interest in two office buildings comprising approximately 136,506 square feet located in Dallas, Texas commonly known as Parkway I & II (the “Parkway Property”) through Hartman Parkway, LLC (“Parkway LLC”), a wholly owned subsidiary of the Company.  Parkway LLC acquired the property from Merit 99 Office Portfolio, LP, an unrelated third party seller, for a purchase price of $9.490,000, exclusive of closing costs.

The Parkway Property was constructed in 1980.  The Parkway Property is 68% occupied.  Major tenants are Gerdes Henrichson, Ltd. LLP, JP Morgan Chase Bank, RTW Financial Advisors, Inc., McCue Pauley & Associates, P.C., and O’Boyle Properties, Inc.

Significant Tenants

The following table sets forth information about the tenants occupying 10% or more of rentable square footage of Parkway I & II as of March 31, 2013.

Tenant Name	Base Rent	Rentable SF	Initial Lease Date	Year Expiring
Gerdes Henrichson, Ltd. LLP	$ 300,036	19,572	01/2013	2014

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material federal income tax considerations concerning an investment in the shares (the “Shares”) of our common stock to a U.S. resident individual or domestic corporation acquiring the Shares for investment and not with a view toward distribution. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (“Regulations”), published rulings of the Internal Revenue Service (“IRS”) and court decisions, as of the date of this Prospectus. We cannot guarantee that any federal income tax consequences described in this summary, or which a prospective Shareholder (a “Shareholder”) of our Shares may contemplate, will be realized. The tax consequences of an investment in the Shares will vary depending upon the particular circumstances of a Shareholder, and may be subject to controversy on factual or other grounds. Further, no assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein. In addition, there can be no assurance that all or some of the positions taken by the Company will not be challenged by the IRS. Successful challenge of all or some of such positions may adversely affect a Shareholder.

The following discussion does not attempt to comment on all aspects of tax laws which may affect the Company or the Shareholders or to consider the tax consequences of any person other than the Shareholders. The following discussion is not intended as a substitute for careful tax planning by the Shareholders. Details of significance to a particular taxpayer may not be described herein because it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to a Shareholder’s investment in our Shares. Various facts or limitations applicable to any particular Investor may modify or alter the results described herein. The discussion below considers the federal income tax considerations associated with an investment in the Shares by individuals who are permanent residents of the United States and is not intended to deal with matters which may be material to other investors, such as corporations, partnerships, trusts or non-resident aliens. Investors other than United States individual taxpayers should be aware that the tax consequences of an investment in the Shares may differ in several material respects from those applicable to United States individual taxpayers.

Pursuant to U.S. Treasury Department Circular 230, we are informing you that (a) this discussion is not intended to be used, was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws that may be imposed on the taxpayer, (b) this discussion was written in connection with the promotion or marketing by us of our Shares, and (c) each potential investor should seek advice based on his, her or its particular circumstances from an independent tax advisor.

This summary deals only with stock that is held as a capital asset, which generally means property that is held for investment. In addition, except to the extent discussed below, this summary does not address tax considerations applicable to you if you are subject to special tax rules, such as:

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a dealer or trader in securities;

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a financial institution;

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an insurance company;

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a stockholder that holds our stock as a hedge, part of a straddle, conversion transaction or other;

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arrangement involving more than one position;

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a stockholder whose functional currency is not the United States dollar; or

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a tax-exempt organization or foreign taxpayer.

For the foregoing reasons, each prospective investor is urged to consult his own tax advisor with specific reference to his own tax situation and the federal, state and local tax consequences arising from an investment in the units, and each investor should satisfy himself as to the income and other tax consequences of his investment in the Shares before investing.

We have obtained an opinion of Irvine Venture Law Firm, LLP, our tax and ERISA counsel, regarding the material federal income tax considerations of an investment in our capital stock. Based on various assumptions and factual representations that we have made regarding our operations, in the opinion of Irvine Venture Law Firm, LLP, our tax and ERISA counsel, commencing with our taxable year ended December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our method of operating will enable us to meet the requirements for qualification and taxation as a REIT. Our qualification as a REIT depends upon our ability to meet the various requirements imposed under the Code through actual operations. Irvine Venture Law Firm, LLP will not review our operations and we cannot give any assurance that actual operations will meet these requirements. The opinion of Irvine Venture Law Firm, LLP is not binding on the Internal Revenue Service or any court. The opinion of Irvine Venture Law Firm, LLP is based upon existing law, Treasury regulations and currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change either prospectively or retroactively.

General. We made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, (the “Code”) commencing with our taxable year ending December 31, 2011. We believe that, commencing with our taxable year ending December 31, 2011, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code and the Company intends to continue to operate in such a manner, but no assurance can be given that it will continue to operate in such a manner so as to qualify or remain qualified as a REIT.

Those sections of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its shareholders.

Moreover, such qualification and taxation as a REIT depends upon our ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Counsel. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. (See “Failure to Qualify.”)

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, we will be subject to federal income tax as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the “alternative minimum tax” on its items of tax preference. Third, if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a tax of 100% of the net income from such prohibited transaction (See “Dealer Treatment” below). Fifth, if the Company should fail to satisfy the 75% of income test or the 95% of income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% of income test multiplied by (b) a fraction intended to reflect our profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a “Built-In Gain Asset”) acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of a C corporation for example, if the Company recognizes gain on the disposition of such asset during the ten-year period (the “Recognition Period”) beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) our adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to Code Section 337(d).

If the Company were not to qualify as a REIT, either because it failed to meet one or more of the tests described under “Requirements for Qualification,” below, or because our management determined that it would be more advantageous for our shareholders if the REIT election were revoked, the Company would be subject to corporate income tax, which would reduce the amount of cash available for dividend distributions to shareholders. The treatment of the Company as a taxable corporation will not adversely affect the tax treatment of any shareholder and will not create UBTI for any tax-exempt investor.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons (the “100 shareholder rule”); (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (the “5/50 rule”); (vii) which meets certain other tests, described below, regarding the nature of its income and assets; and (viii) which, in the case of a C corporation that converts to REIT status, makes a non-deductible dividend distribution equal to the pre-REIT earnings and profits to its Shareholders. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

1.

For purposes of conditions (v) and (vi), pension funds and other tax-exempt entities are treated as individuals, subject to a limited “look-through” exception in the case of condition (vi). Such entities, regardless of the number of members, generally will be treated as a single shareholder for purposes of meeting the 100 shareholder rule and the 5/50 rule.

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REITs are permitted to treat pension plans as owned by their beneficiaries for purposes of meeting the 5/50 rule. If a REIT relies on that exception, the pension plan shareholders must treat the dividends from the REIT as UBTI. We do not expect to rely on any exception or election that would generate UBTI to our Shareholders.

3.

Our formation documents provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in “Description of Shares— Restriction on Ownership of Shares.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy such share ownership requirements, our status as a REIT will terminate. (See “Failure to Qualify.”)

4.

In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We will have a calendar taxable year for the first year of our REIT election.

5.

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. We may determine to form as a partnership, Hartman REIT OP, L.P. and will be deemed to own our proportionate share of that partnership’s assets and income.

Income Tests. In order to maintain qualification as a REIT, we must satisfy these two gross income requirements annually.

First, at least 75% of our gross income (the “75% of income test”) (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property (including “rents from real property”) or mortgages on real property or from certain types of temporary investments.

Second, at least 95% of our gross income (the “95% of income test”) (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a “Related Party Tenant”). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. We will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant (unless the Board of Directors determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize our status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 10% of the total rent received under the lease in compliance with the REIT and UBTI rules), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor, including a taxable REIT subsidiary (referred to as a “TRS”) whose capital stock we own in whole or in part, from which we directly derive no revenue.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts of sales. “Interest” does not include amounts paid as compensation for services (other than loan commitment fees that are permitted under the REIT rules). We intend to limit all of the rent, interest and other revenues that it receives solely to income that qualifies under the 95% of income test, and with respect to rents and interest from real property, under the 75% of income test as well.

If were to fail to satisfy one or both of the 75% or 95% of income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we were entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attach a schedule of the sources of our income to our federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed below in “Taxation of the Company” even if these relief provisions apply, a tax equal to 100% of the excess net income would be imposed.

Dealer Treatment. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We intend to hold the Properties for investment with a view toward short to mid-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with our investment objectives. The Code provides for a sale harbor from prohibited transaction treatment for property sales where (a) the REIT has held the property for at least two (2) years, (b) the REIT’s expenditures on the property are not greater than 30 percent of the property’s basis, and (c) either the REIT makes seven (7) or fewer sales or the aggregate tax basis of the sold properties is 10 percent or less of the total tax basis of all of the REIT’s properties. There can be no assurance that the sale of any of our Properties would qualify for the foregoing safe harbor. Our advisor will consult with our tax advisors prior to a proposed Property sale to take the necessary measures in such advisor’s view, to avoid treatment of the sale as a prohibited transaction. There can be no assurance, however, that the IRS will not successfully contend that the gain from one or more of such sales is subject to the 100% penalty tax. Avoidance of the 100% tax on net income from Prohibited Transactions may cause us to take a lower price per property by selling a number of properties in bulk instead of selling each property separately to a single buyer.

Asset Tests. As of the last day of each calendar quarter of our taxable year, we must also satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total gross assets must be represented by real estate assets including (i) our allocable share of real estate assets held by partnerships in which we own an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering that we issue, cash, cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those assets qualifying for the 75% of asset test. Third, of the investments included in the 25% of assets class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding voting securities. In addition, as of the last day of any calendar quarter, not more than 20% of the value of our assets may be represented by the securities of one or more taxable REIT subsidiaries. We will carefully monitor the value of our holding in any taxable affiliate to maintain compliance with this test at all times.

After initially meeting the asset tests at the close of any quarter, we would not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of our increasing our interest in the Hartman REIT OP, if we determine to use the umbrella partnership/UPREIT structure), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If we were to fail to cure noncompliance with the asset tests within such time period, we could cease to qualify as a REIT.

Annual Distribution Requirements. In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our Shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. To be deductible dividends must be made without preference compared to other shares of that class. In addition, if we were to dispose of any Built-In Gain Asset transferred by a corporation during its 10-year Recognition Period, we would be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we were not to distribute all of our net capital gain or if we were to distribute at least 95%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on such undistributed income or gain at regular ordinary and capital gain corporate tax rates. We expect to make timely distributions sufficient to satisfy these annual distribution requirements.

It is expected that our REIT taxable income may be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, as a general matter we anticipate that we generally will have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. We note that at least initially we could have income from rental income that we accrue prior to the receipt of the corresponding cash payment. In the event that such timing differences occur, in order to meet the distribution requirements, we may find it necessary to arrange for short-term, or possibly long-term, borrowings, to pay dividends in the form of taxable stock dividends or to distribute cash from the proceeds of Shares.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we would be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Furthermore, if we were to fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

Failure to Qualify

If we were to fail to qualify or maintain our qualification for taxation as a REIT in any taxable year, and the relief provisions do not apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we were to fail to qualify as a REIT will not be deductible from our taxable income nor will they be required to be made. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution to our shareholders. In addition, if we were to fail to qualify as a REIT, all distributions to our Shareholders would be taxable as ordinary income, to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of the Company

In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on that portion of our taxable income or net capital gain that we distribute to our Shareholders. We will, however, be subject to tax at normal corporate rates upon any net income or net capital gain not distributed. We intend to distribute substantially all of our taxable income to our Shareholders on a pro rata basis by the time we file our tax return for the year to which the income relates.

In addition, we will also be subject to a tax of 100% of net income from any prohibited transaction (a prohibited transaction generally is a sale of property held primarily for sale to customers in the ordinary course of business – other than foreclosure property see “Dealer Treatment” above) and will be subject to a 100% tax on the greater of the amount by which we fail either the 75% or 95% of income tests, reduced by approximated expenses, if the failure to satisfy such tests is due to reasonable cause and not willful neglect and if certain other requirements are met. We may be subject to the alternative minimum tax on certain items of tax preference.

If we acquire any real property as a result of foreclosure, or by a deed in lieu of foreclosure, we may elect to treat such real property as foreclosure property. Net income from the sale of foreclosure property is taxable at the maximum federal corporate rate, currently 35%. Income from foreclosure property will not be subject to the 100% tax on prohibited transactions. We will determine whether to treat such real property as foreclosure property on the tax return for the fiscal year in which such property is acquired. We expect to so elect if we were to foreclose on a property.

The Company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, the Company would pay tax on such retained net long-term capital gains. In addition, to the extent that we designate, a Shareholder generally would (1) include his proportionate share of such undistributed long-term capital gains in computing his long-term capital gains for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid the capital gains tax imposed on the Company on the designated amounts included in such stockholder’s long-term capital gains, (3) receive a credit or refund for such amount of tax deemed paid by the stockholder, (4) increase the adjusted basis of his stock by the difference between the amount of such includable gains and the tax deemed to have been paid by him, and (5) in the case of a Shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations (which have not yet been issued).

In addition, we would be subject to a 100% penalty tax equal to any rent or other charges that it imposed on any taxable REIT subsidiary in excess of an arm’s-length price for comparable services.

We may derive income from one or more taxable REIT subsidiaries by way of dividends and interest on certain intercompany loans. Such dividends and interest are non-real estate source income and do not qualify for the 75% of income test. Therefore, when aggregated with our other non-real estate source income, such dividends and interest must be limited to 25% or less of our gross income each year. We will have to monitor the value of our investment in its taxable REIT subsidiaries and the amount of dividends and interest received from such subsidiaries to ensure compliance with all applicable income and asset tests.

Our taxable REIT subsidiaries would generally be subject to corporate level tax on their net income and will generally be able to distribute only net after-tax earnings to their stockholders, including us, as dividend distributions.

As noted above, we will be subject to the 4% excise tax to the extent that we do not distribute 85% of our REIT taxable income within the calendar year (or by January 31 of the following year if we declare the dividend before the end of the calendar year).

If we acquire a built-in gain asset from a C corporation in a transaction in which the basis of the asset is determined by reference to the basis of the asset in the hands of the C corporation and we recognize built-in gain upon a disposition of such asset occurring within 10 years of its acquisition, then we would be subject to federal tax to the extent of any built-in gain at the highest corporate income tax rate.

Any taxable REIT subsidiary that we have will be subject to taxation on net income and will make distributions to us as its stockholder only on after-tax income.

Taxation of Taxable U.S. Shareholders Generally

As used herein, the term “U.S. Shareholder” means a holder of Shares of our Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of any state of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

As long as we qualify as a REIT, distributions that we make out of our current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to our taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations. Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. Shareholders as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his Shares of Common Stock. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

To the extent that we make distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder’s adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends that we declare in October, November, or December of any year and payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Distributions that we make and gain arising from the sale or exchange by a U.S. Shareholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any “passive losses” against such income or gain. Distributions that we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income unless the U.S. Shareholder elects to reduce the amount of such U.S. Shareholder’s total net capital gain eligible for the non-corporate taxpayers’ maximum capital gains rate by the amount of such gain with respect to such Common Stock.

Upon any sale or other disposition of Common Stock, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder’s adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-

term capital loss, to the extent of distributions that we pay such U.S. Shareholder which distributions were required to be treated as long-term capital gains.

The maximum rate of income tax for individuals on dividends paid by most types of tax-paying U.S. corporations is currently 20%. Dividends paid by REITs are not eligible for such treatment except in limited circumstances (such as to the extent of dividend income received from the REIT’s taxable subsidiaries) which we do not expect will apply to a material extent in our case. The Code also, in the case of non-corporate taxpayers, generally imposes a maximum long-term capital gains tax rate of 20%  and imposes a maximum tax rate on ordinary income of 39.6%. Accordingly, the 20% tax rate for long-term capital gains will generally apply to long-term capital gains, if any, recognized by such a holder on the disposition of our stock held for more than one year and on our distributions designated as long-term capital gain dividends attributable to sales or exchanges. In addition, the Code imposes backup withholding at a rate of 28%.  Those income tax rates could further increase if Congress and the President are unable to agree on a budget reconciliation.

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act (the so-called Obamacare legislation), high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Capital Gain Dividends. Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Certain Dispositions of Our Common Stock.  In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through   the end of 2012)  if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through the end of 2012) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Taxation of Tax-Exempt Shareholders

Dividends paid by a corporation to a pension plan or a charity that is a stockholder, are exempt from UBTI.  In an early ruling in the REIT area, the Service clarified that, although a REIT is in some respects treated as a pass-through entity, the dividends that a REIT pays to a pension plan are treated identical to any other corporate dividend and ruled that amounts distributed as dividends by a qualified REIT do not constitute UBTI when received by a qualified pension plan. Provided that a tax-exempt shareholder (except certain tax-exempt shareholders of the type described below) has not held its shares of Common Stock as “debt financed property” within the meaning of the Code and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt shareholder has held such shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

A manager of a private foundation within the meaning of Section 509(a)(3) of the Code should consider (i) whether the ownership of Common Stock is in accordance with the documents and instruments governing the foundation; and (ii) whether the ownership of the Common Stock is inconsistent with the manager’s fiduciary responsibilities. Failure of the foundation manager to satisfy these requirements could result in the imposition of penalty excise taxes on the foundation and the foundation manager. Moreover, trustees of charitable split interest trusts described in Section 4947(a) of the Code and managers of other tax-exempt entities should consider the foregoing issues to the extent they are relevant to the particular trust or organization.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our Shares. Such prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

Backup Withholding

We are required to report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to “backup” income tax withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. (See “Taxation of Non-U.S. Shareholders.”)

Taxation of Non-U.S. Shareholders

The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, “Non-U.S. Shareholders”) are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that we qualify for taxation as a REIT. Prospective Non-U.S. Shareholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

Distributions. Distributions to a Non-U.S. Shareholder that are neither attributable to gain from our sales or exchanges of United States real property interests nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business.

Other Tax Consequences. We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above. We may be subject to corporate income tax in certain states. Such taxation may reduce the amount of cash available for distribution as dividends but should not result in adverse tax consequences to any shareholder. Prospective shareholders should consult their own tax advisors regarding the effect on their own state or local income tax liability of an investment in our Shares.

STATE AND LOCAL TAXES

State and local tax treatment of us and our Shareholders may differ substantially from the Federal income tax treatment described in this Prospectus. Accordingly, prospective investors should consider state and local tax consequences of an investment in the Shares.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

POSSIBLE CHANGES IN TAX LAWS

The foregoing discussion includes summaries of the probable outcome on the merits of certain material tax issues based on the law in effect on the date of this Prospectus. The probable tax consequences of investing in the Shares could be changed at any time by legislative, judicial or administrative action. It is impossible to predict what changes may be effected in existing Regulations, or what revisions in IRS policy may occur. The Treasury Department currently has several regulation projects open which would apply to an investment in the Shares. It is emphasized that no assurance can be given that legislative, judicial or administrative changes will not be forthcoming which would significantly modify the statements or analyses expressed herein. Any such changes may or may not be retroactive with respect to transactions consummated prior to the date on which such changes are announced. Consequently, no assurance can be given that the federal tax consequences to the Investors of an investment in the Shares will be as described above, or as has been experienced with past similar investments which the Investors may have made.

ERISA CONSIDERATIONS

The following is a summary of certain non-tax considerations associated with an investment in our Shares by a qualified plan, Keogh plan or IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this Prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In considering an investment in the Company with the assets of any employee benefit plan subject to ERISA, such as a profit-sharing, 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh (collectively, “Employee Plans”), a fiduciary, taking into account the facts and circumstances of such Employee Plan, should consider, among other matters (i) whether the investment is consistent with the applicable provisions of ERISA and the Code, (ii) whether the investment will produce UBTI to the Employee Plan (see “Federal Income Tax Considerations - Taxation of Tax-Exempt Shareholders”) and (iii) the need to value the assets of the Employee Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the duty (i) to act solely in the interest of the plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration; (ii) to invest plan assets prudently; (iii) to diversify the investments of the plan unless it is clearly prudent not to do so; and (iv) to comply with plan documents insofar as they are consistent with ERISA. ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving assets of an Employee Plan and any “party in interest,” as defined in ERISA, or “disqualified person,” as defined in the Code, with respect to that Employee Plan. These transactions are prohibited regardless of how beneficial they may be for the Employee Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between an Employee Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest or disqualified person, of any assets of an Employee Plan. A fiduciary of an Employee Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

Neither ERISA nor the Code defines the term “plan assets.” However, the Department of Labor has promulgated a regulation (the “Regulation”) describing what constitutes the assets of an Employee Plan when it invests in certain kinds of entities. See 29 C.F.R. Section 2510.3-101. When an Employee Plan invests in another entity, such as a partnership, a trust or a corporation, the Employee Plan’s assets include its investment but generally do not include any of the underlying assets of the entity. However, when the equity interest of the entity invested in is neither a publicly-offered security nor a security issued by a registered investment company, the Employee Plan’s assets include an undivided interest in each of the underlying assets of the entity unless either the entity is an “operating company” or less than 25% of all classes of equity interests in the entity are held by “benefit plan investors.” The term “benefit plan investors” is defined to mean Employee Plans and certain other plans not subject to ERISA, such as governmental, foreign and church plans. The Regulation also provides that, in computing this percentage ownership, equity interests owned by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of any such person, shall be disregarded. Thus an exception from plan assets treatment applies to “publicly offered securities.” A publicly-offered security is a security that is freely transferable, part of a class of securities that is widely held and either: (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the ERISA regulations, a class of securities is “widely-held” only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

The Shares being offered pursuant to the Prospectus are part of a class of shares that has been registered under section 12(g) of the Exchange Act. We therefore believe that the Shares constitute publicly offered securities within the meaning of the plan asset regulation of ERISA.

If the Shares did not qualify as publicly offered securities and if we did not qualify as a real estate operating company, a portion of our assets could be treated as assets of an Employee Plan. In the event that a portion of our underlying assets were so treated, our management would be treated as fiduciaries with respect to Employee Plan shareholders and the prohibited transaction restrictions of ERISA and the Code would apply to certain transactions involving our assets. Such restrictions could, for example, require that the Company avoid transactions with entities that are affiliated with us or our affiliates or any of the Employee Plans. Alternatively, we might provide Employee Plan shareholders with the opportunity to sell their stock to us or we might dissolve or terminate.

Our advisor has undertaken the obligation to obtain, and to furnish to Employee Plan investors upon request, the opinion of Irvine Venture Law Firm, LLP, or other reputable counsel, to the effect that the Company shares of common stock qualify as publicly offered securities within the meaning of the Regulation and that, therefore, our assets will not constitute the assets of any Employee Plan investors.  Employee Plan investors should, however, consult with their own advisors.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file an Annual Return/Report on Form 5500 reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

It is not expected that a public market for the shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares under those circumstances, namely when the fair market value of the Shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, the directors intend to provide reports of the Directors’ annual determinations of the current value of our net assets per outstanding Share to those fiduciaries (including IRA trustees and custodians) who identify themselves to the Directors as such and request the reports.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

Under our charter, we have authority to issue a total of 950,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as common stock with a par value of $.001 per share and 200,000,000 shares are designated as preferred stock with a par value of $.001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. The holders of shares of our common stock will not have preemptive right, which means that you will not have an automatic option to purchase any new shares that we issue, nor will such holders have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Our board of directors has authorized the issuance of shares without certificates. We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares of common stock in certificated form.  Phoenix American Financial Services, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Convertible Preferred Stock

Our authorized capital stock includes 1,000 shares of convertible preferred stock, par value $.001 per share. We have issued all of such shares to Hartman Advisors, our advisor. No additional consideration is due upon the conversion of the convertible preferred stock. There will be no distributions paid on shares of convertible preferred stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible preferred stock. The conversion of the convertible preferred stock into common shares will result in dilution of the stockholders’ interests.

With certain limited exceptions, shares of convertible preferred stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible preferred stock is required for the adoption of any amendment, alteration or repeal of a provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible preferred stock.

Upon the occurrence of (A) our making total distributions on then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible preferred stock will convert into the number of shares of our common stock described below unless our advisory agreement with Hartman Advisors has been terminated or not renewed on account of a material breach by our advisor. Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible preferred stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of 15% of the amount, if any, by which (A) the enterprise value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on then outstanding shares of our common stock exceeds the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the enterprise value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible preferred stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory agreement with Hartman Advisors, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible preferred stock will become convertible (but will not convert) into the number of shares of our common stock equal to 1/1000th of the quotient of (A) the product of 0.15 times the amount, if any, by which (i) the enterprise value of the company plus the total distributions paid through the date of the termination or expiration of the advisory agreement on then outstanding shares of our common stock exceeds (ii) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, divided by (B) the enterprise value of the company as of the date of the termination or expiration of the advisory agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, the convertible preferred stock will automatically convert into the applicable number of shares of common stock upon the earlier to occur of (1) the date we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) the listing of the common stock for trading on a national securities exchange; provided that the enterprise value of the company plus total distributions paid to holders of our then outstanding common stock through the date of listing exceeds the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares.

As used above and in our charter, “enterprise value “as of a specific date means the actual value of the Company as a going concern based on the difference between (a) the actual value of all of its assets as determined by appraisal prepared by an Independent Expert, less (b) all of its liabilities as set forth on its then current balance sheet; provided that (i) if such Enterprise Value is being determined in connection with a Change of Control that establishes the Company’s net worth (e.g., a successful tender offer or other sale for the Common Shares, sale of all or substantially all of the Company’s assets or a merger) then the Enterprise Value shall be the net worth established thereby and (ii) if such Enterprise Value is being determined in connection with a listing on a national exchange, then the Enterprise Value shall be equal to the number of outstanding Common Shares multiplied by the Market Price of a single Common Share averaged over a period of 30 trading days during which the Shares are listed or quoted for trading after the date of listing. For purposes hereof, a “trading day” shall be any day on which the exchange on which the Shares are listed is open for trading whether or not there is an actual trade of Common Shares on any such day.

Our board of directors will oversee the conversion of the convertible preferred stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible preferred stock would jeopardize our status as a REIT, then only such number of shares of convertible preferred stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible preferred stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust. Any such deferral will not otherwise alter the terms of the convertible preferred stock.

Preferred Stock

Our board of directors has no present plans to issue preferred stock other than the convertible preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chief executive officer, or by an officer of the company upon the written request of stockholders holding at least 10% of our outstanding common shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Unless otherwise provided by Maryland General Corporation Law or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

Under our charter, which sets forth the stockholder voting rights required to be set forth therein under NASAA REIT Guidelines, and under the Maryland General Corporation Law, our holders of shares of our common stock are entitled to vote at a duly held meeting at which a quorum is present on:

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the election or removal of directors;

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any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

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change our name;

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increase or decrease the aggregate number of our shares;

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increase or decrease the number of our shares of any class or series that we have the authority to issue;

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classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

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effect reverse stock splits; and

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after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “—Provisions of Maryland Law and our Charter and Bylaws – Subtitle 8” below);

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a reorganization as provided in our charter;

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our liquidation or dissolution; and

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our being a party to any merger, consolidation or sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Hartman Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Holders of shares of our common stock are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper and legitimate purposes. Such list may not be used for a commercial purpose other than in the interest of the stockholders relative to our affairs. The list provided by us will include each common stockholder’s name, address and telephone number and the number of shares owned by each common stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Holders of shares of our common stock and their representatives shall also be permitted access to all of our records, at reasonable times and may inspect and copy any of them for a reasonable cost. We have the right to ask that a requesting stockholder represent to us that the list and those records identified above will not be used to pursue commercial interests unrelated to the interest of the stockholder’s interest in the Company.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Internal Revenue Code. In addition, our outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we will make an election to be taxed as a REIT. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common or preferred stock. This limitation does not apply to the holder(s) of our convertible preferred stock or the common stock issued upon conversion of our convertible preferred stock. However, our board of directors may defer the timing of the conversion of all or a portion of our convertible preferred stock if it determines that full conversion could jeopardize our qualification as a real estate investment trust under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible preferred stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Internal Revenue Code will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

Some or all of our distributions have been paid from sources other than funds from operations, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. There is no limit on the amount of offering proceeds we may use to fund distributions. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to declare and make distributions on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Distributions will be paid to stockholders as of the record dates selected by the directors. We intend to calculate our monthly distributions based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions immediately upon the purchase of their shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income. See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions. In addition, from time to time, our advisor and its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See “Risk Factors – Risks Related to Our Business in General.” Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below. The purchase price for such shares redeemed under the redemption program will be as set forth below. We expect that the board will determine the value of our properties and our other assets to determine the value of our shares.

Except for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will equal:

•

in the first year, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

in the second year, the amount by which (a) the lesser of (1) 92.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 92.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

in the third year, the amount by which (a) the lesser of (1) 95% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 95% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

in the fourth year, the amount by which (a) the lesser of (1) 97.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 97.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

thereafter the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the net asset value per share, as determined by the board of directors.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Hartman REIT OP who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Hartman REIT OP. For a description of the exchange rights of the limited partners of Hartman REIT OP, see the section of this prospectus captioned “The Operating Partnership Agreement – Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder)  will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow for the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination or amendment is in our best interest. Our board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors – Risks Related to Our Business in General.” If those limitations prevent us from redeeming shares, those shares will remain in line to be redeemed with priority based on the date that the redemption is first requested. The redemption price will be the value of the shares as of the date of redemption. You may withdraw a request for redemption by submitting written instructions withdrawing your redemption request at any time prior to the date that we redeem your shares submitted.

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 200 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

For the year ended December 31, 2012 we received four requests for share redemption pursuant to the terms of the share redemption program.  We redeemed 36,000 shares at $10.00 per share.  Each of the requests was made on account of the death of the investor.  For the period from our effective date (February 9, 2009) to December 31, 2012 we have received and fulfilled four share redemption requests representing 36,000 of our common shares.  All of the requests were made on account of the death of the investor and each request was redeemed at the subscription price of $10.00 per common share.  The source of cash used to fund the redemption requests was subscription proceeds.  As of March 31, 2013 we have no unfilled redemption requests.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of U.S. Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

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a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

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a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to Hartman Advisors or our investment objectives.

In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.  The appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)

accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)

one of the following:

(a) remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

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that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

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that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

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in which our investors’ rights of access to the records of the Roll-up Entity will be less than those provided in our charter and described under “ Meetings and Special Voting Requirements”; or

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in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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a classified board;

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two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders; however, we have adopted a lower 10% requirement for calling a special meetings of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Limited Liability of Shareholders

Section 12.1 of our charter and the relevant provisions of Maryland corporate law provide that a stockholder is not obligated to the corporation or its creditors with respect to the stock unless the agreed consideration for the stock has not been paid or the corporation has made distributions that would render it insolvent, and then only to the extent of the unpaid purchase price or excess dividend.

Limits on Indemnification

Section 12.2 of our charter limits the circumstances under which we will indemnify our sponsor, advisors and directors for any liability or loss suffered in course of acting on our behalf such that they must have acted in good faith and in the case of the advisors, sponsor and affiliated directors, must not have been negligent or willful and in the case of our independent directors, must not have been liable of gross negligence or willful misconduct. If we advance funds to assist a director, sponsor or advisor to defend a legal claim, they must agree to reimburse us if they are ultimately found liable and so long as the case has not been brought by a shareholder.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN

Summary of Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 2,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of this primary offering. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Exhibit C to this prospectus for the full text of the plan.

No selling commissions, dealer manager fees or organization and offering expenses will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. The result is that the net proceeds to us for sales under our distribution reinvestment plan will be $9.50 per share, or $0.45 per share more than we receive from the sale of shares in our primary offering (assuming selling commissions of 7%, dealer manager fees of 2.5% and other organization and offering expenses of 1.5% of the gross proceeds in our primary offering and shares in our primary offering are sold at $10.00 per share).

Pursuant to the terms of our distribution reinvestment plan, we are currently our own reinvestment agent and will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us. Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions. Participants in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Investment of Distributions

Investors who elect to reinvest their distributions generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan.

Summary of Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $200.00 or more in additional shares of common stock at regular intervals through automatic debits to their checking, savings or other bank account. After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. Purchases pursuant to our automatic purchase plan are made in our primary offering on a monthly basis. Alabama, Ohio and Tennessee investors are not eligible to participate in this plan. (Dealer manager fees not to exceed 2.5% will be paid with respect to purchases under our automatic purchase plan. Selling commissions not to exceed 7.0% will be paid with respect to purchases under the automatic purchase plan if the participant in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his or her account executive at a participating broker-dealer with respect to investments pursuant to such plan. In the event that no account executive is identified or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid.  Shares purchased in the automatic investment plan are not eligible for volume discounts. Participants in the automatic purchase plan may purchase fractional shares. A complete copy of our form of automatic purchase plan is included in this prospectus as Exhibit D.

Pursuant to the terms of our automatic purchase plan, we are currently the reinvestment agent and will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

You may elect to participate in our distribution reinvestment plan and/or our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. You may elect to participate in either the distribution reinvestment plan or the automatic purchase plan, or both. If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to the transfer agent, a completed authorization form or other written authorization that we may require. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan and/or automatic purchase plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans although we do not anticipate having to do so. See “ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan must agree that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plans.

To withdraw from participation in our distribution reinvestment plan and/or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to the reinvestment agent. A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

Prior to the listing of our shares on a national stock exchange, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any of the states in which the required registration is not renewed annually.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares and the total shares purchased on behalf of the participant for the given calendar year pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Risk Factors – Federal Income Tax Risks.” Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days’ notice to the respective participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

We have the right to form Hartman REIT OP to acquire, own and operate properties on our behalf. If we elect to form it, it will be the operating partnership of an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Hartman REIT OP, will be deemed to be assets and income of the REIT.

A property owner may generally contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Hartman REIT OP will be structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in Hartman REIT OP may later redeem his limited partnership units in Hartman REIT OP for cash or, at our option, shares of our common stock in a taxable transaction.

The partnership agreement for Hartman REIT OP will contain provisions that would allow, under certain circumstances, other entities, including other Hartman-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Hartman REIT OP. In the event of such a merger, exchange or conversion, Hartman REIT OP would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of Hartman REIT OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

If we form Hartman REIT OP, we would hold substantially all of our assets through Hartman REIT OP.

The following is a summary of certain provisions of the partnership agreement of Hartman REIT OP that would be put into effect if needed. This summary is not complete and is qualified by the specific language in the partnership agreement.

Capital Contributions

If we determine to avail ourselves of the umbrella partnership format, we would transfer substantially all of the net proceeds of the offering to Hartman REIT OP as a capital contribution; in such an event, we would be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. If Hartman REIT OP requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Hartman REIT OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Hartman REIT OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Hartman REIT OP.

Operations

The partnership agreement will require that Hartman REIT OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Hartman REIT OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Hartman REIT OP being taxed as a corporation, rather than as a partnership.

The partnership agreement will provide that Hartman REIT OP will distribute cash flow from operations to the limited partners of Hartman REIT OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of partnership interest in Hartman REIT OP will effectively receive the same amount of annual cash flow distributions from Hartman REIT OP as the amount of annual distributions paid to the holder of one of our shares of common stock. Remaining cash from operations will generally be distributed to us through the general partner and the original limited partner to enable us to make distributions to our stockholders.

Similarly, the partnership agreement of Hartman REIT OP will provide that taxable income is generally allocated to the partners of Hartman REIT OP in accordance with their relative percentage interests such that a holder of one unit of partnership interest in Hartman REIT OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Hartman REIT OP. We are authorized to allocate income or loss to permit Hartman REIT OP in a manner so to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Internal Revenue Code.

Upon the liquidation of Hartman REIT OP, after payment of debts and obligations, any remaining assets of Hartman REIT OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by Hartman REIT OP in acquiring and operating real properties, to the extent not paid by us, Hartman REIT OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Hartman REIT OP. Such expenses will include:

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all expenses relating to the formation and continuity of our existence;

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all expenses relating to the public offering and registration of securities by us;

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all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

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all expenses associated with compliance by us with applicable laws, rules and regulations;

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all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

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all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Hartman REIT OP.

All claims between the partners of Hartman REIT OP arising out of the partnership agreement will be subject to binding arbitration.

Exchange Rights

The limited partners of Hartman REIT OP will have the right to cause their limited partnership units to be redeemed by Hartman REIT OP or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined. If our shares of common stock are not listed, then until three full fiscal years after the later of this or any subsequent offering of our shares, we will use the offering price of shares in our most recent primary offering as the cash value per share (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the cash value per share will equal the offering price less the amount of those special distributions constituting a return of capital). Beginning three full fiscal years after the most recently terminated of our shares (or possibly sooner if our board determines otherwise), the cash value per share will be based on valuations of our properties and other assets. Such valuations will be performed by persons independent of us and of our advisor.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act. Conditions (2) and (3) will not apply until after the first taxable year for which we make an election as a REIT.

Subject to the foregoing, limited partners of Hartman REIT OP may exercise their exchange rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Hartman REIT OP in exchange for their limited partnership units. Rather, in the event a limited partner of Hartman REIT OP exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of Hartman REIT OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer the general partnership interest in Hartman REIT OP (except to one of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Hartman REIT OP in return for an interest in Hartman REIT OP and agrees to assume all obligations of the general partner of Hartman REIT OP. We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Hartman REIT OP, With certain exceptions, a limited partner may not transfer its interests in Hartman REIT OP, in whole or in part, without our written consent.

PLAN OF DISTRIBUTION

The Offering

In this follow-on offering, we are offering a maximum of 20,000,000 shares of our common stock to the public in our primary offering through D.H. Hill Securities, LLLP, our dealer manager, a registered broker-dealer. The shares are being offered to the public at a price of $10.00 per share with discounts available to certain categories of purchasers. Because this is a “best efforts” offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 2,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share. Therefore, a total of 22,000,000 shares are being registered in this offering. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.  The Company’s board of directors may change the price at which the Company offers shares to the public in this follow-on offering from time to time during the follow-on offering period, but not more frequently than quarterly, to reflect changes in the Company’s estimated per-share earnings, net asset value and other factors the Company’s board of directors deems relevant to stock value.

The offering of our shares will continue until the earliest to occur of (i) our selling shares equal to our maximum offering of $200,000,000, (ii) until our board of directors determines to terminate the offering or (iii) three years after the effective date of this offering. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. We do not expect to continue offering shares, other than pursuant to our distribution reinvestment plan, beyond five years from the effective date of the registration statement of which this prospectus is a part. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension or until all of the shares designated for the distribution reinvestment plan have been sold to participants if earlier. Our board of directors may terminate this offering at any time prior to the termination date. Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses. We will not pay selling commissions, a dealer manager fee or reimbursement of organization and offering expenses for shares sold under the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Net Proceeds (Before Organization
	Price to Public	Selling Commissions	Dealer Manager Fee	and Offering Expenses)
Primary Offering
Per Share	$ 10.00	$ 0.70	$ 0.25	$ 9.05
Total Maximum	$ 200,000,000	$ 14,000,000	$ 5,000,000	$ 181,000,000

Distribution Reinvestment Plan
Per Share	$ 9.50	$ 0.00	$ 0.00	$ 9.50
Total Distribution Reinvestment Plan	$ 19,000,000	$ 0.00	$ 0.00	$ 19,000,000
Total Maximum and Distribution Reinvestment Plan	$ 219,000,000	$ 14,000,000	$ 5,000,000	$ 200,000,000

We will not pay any selling commissions in connection with: (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see “Shares Purchased by Affiliates and Participating Broker-Dealers”) and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. We will not pay any selling commissions or dealer manager fees in connection with sales by us directly to certain institutional investors. The net proceeds to us will not be affected by any such reductions in selling commissions or dealer manager fees.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock. In the event of the sale of shares by such broker-dealers, the dealer manager will reallow its selling commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to broker-dealers participating in the offering all or a portion of its dealer manager fee. The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced. We will not pay selling commissions or dealer manager fees for sales under our distribution reinvestment plan.

We or an affiliate of our advisor may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2310(c) of the FINRA Manual. Pursuant to such rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year), such as an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings. Such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering. In connection with the retail conferences and other meetings related to wholesaling services, the non-cash incentives may consist of the payment or reimbursement of costs incurred by registered representatives of our dealer manager in connection with attending retail conferences or other meetings related to wholesaling services, including travel, meals and lodging costs.

Total underwriting compensation, including selling commissions, the dealer manager fee and underwriter expense reimbursement may not exceed the maximum amount allowed under the rules of FINRA. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. In addition to amounts paid to D.H. Hill Securities, LLLP.  for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and affiliates of HIR Management (and employees of our advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase shares in this offering at a discount. The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hartman Advisors and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Hartman Advisors and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93.0% of the public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.  That price will not be available for purchases through the dividend reinvestment plan.

Hartman Advisors, our sponsor, will continue to hold directly, or through an affiliate, the 1,000 shares of our convertible preferred stock acquired by Hartman Advisors reflecting an initial investment of $200,000 for as long as Hartman remains our sponsor.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares. You should make your check payable to “Hartman Short Term Income Properties XX, Inc.”  You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will acknowledge that:

•

you have received this final prospectus;

•

you accept and agree to the terms of our charter;

•

you meet the net worth and net income requirements described in this final prospectus;

•

 for purposes of meeting our suitability standards, net worth shall be determined exclusive of your home, home furnishings and automobiles;

•

you are purchasing the shares for your own account;

•

if you are a Kansas resident, the Office of the Kansas Securities Commissioner recommends that your aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth. For these purposes, “liquid” net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

•

if you are an Alabama, Kentucky, Massachusetts, Michigan or Pennsylvania resident, your investment in us and other similar direct participation programs does not exceed 10% of your liquid net worth and that you meet one of our suitability standards;

•

if you are a Missouri or Tennessee resident, your aggregate investment in us does not exceed 10% of your liquid net worth and that you meet one of our suitability standards;

•

if you are an Iowa, Massachusetts, Michigan, Nebraska, Ohio or Pennsylvania resident, your investment in us and other Hartman-sponsored real estate programs does not exceed 10% of your liquid net worth and that you meet one of our suitability standards; In the case of Iowa and Nebraska residents, Shares will only be sold to investors who have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and annual income of $70,000 or (2) a minimum net worth of $350,000 (exclusive of home, auto and furnishings);

•

if you are a California resident, your aggregate investment in us does not exceed 10% of your net worth which shall be determined exclusive of your home, home furnishings and automobiles and that you have either (1) an annual gross income of at least $70,000 and a net worth of at least $120,000 (as determined above) or (2) a minimum net worth of $250,000 (as determined above); and

•

there is no public market for our shares.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares. See also the section of this prospectus captioned “How to Subscribe”.

Subscriptions will be effective upon either our: (1) acceptance and countersigning of the subscription agreement or (2) admission of the investor as a stockholder, both of which will be evidenced by sending a confirmation of our acceptance of the purchase to the investor.  The date of acceptance will be the date that we admit the investor as a stockholder, which may or may not be the date on which the corresponding confirmation is sent. We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in an escrow or company account. We may not accept a subscription for shares until at least five business days after the date you receive this final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act of 1934, as amended, our dealer manager and the broker-dealers participating in the offering will submit an investor’s check promptly to the escrow agent or to us, as applicable.

We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds (including interest, to the extent earned) will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as an investor. After raising the minimum offering amount, we expect to admit new investors at least monthly.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “single purchaser,” as defined below, the purchaser may receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various volume discount levels for qualifying purchases:

Number of Shares Purchased	Sales commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Total Discount Per Share	Price Per Share to Investor
1 to 25,000	$0.70	$0.25	$0.00	$10.00
25,001 to 50,000	$0.65	$0.24	$0.06	$9.94
50,001 to 75,000	$0.60	$0.23	$0.12	$9.88
75,001 to 100,000	$0.55	$0.22	$0.18	$9.82
100,001 to 200,000	$0.50	$0.20	$0.25	$9.75
200,001 to 300,000	$0.40	$0.15	$0.40	$9.60
300,001 to 400,000	$0.30	$0.10	$0.55	$9.45
400,001 to 500,000	$0.20	$0.05	$0.70	$9.30
500,001 and above	$0.10	$0.05	$0.80	$9.20

All commission rates and dealer manager fees are calculated assuming a price per share of $10.00.  For example, if an investor purchases 600,000 shares, he or she would pay (1) $250,000 for the first 25,000 shares ($10.00 per share), (2) $248,500 for the next 25,000 shares ($9.94 per share), (3) $247,000 for the next 25,000 shares ($9.88 per share), (4) $245,500 for the next 25,000 shares ($9.82 per share), (5) $975,000 for the next 100,000 shares ($9.75 per share), (6) $960,000 for the next 100,000 shares ($9.60 per share), (7) $945,000 for the next 100,000 shares ($9.45 per share), (8) $930,000 for the next 100,000 shares ($9.30 per share) and (9) $920,000 for the remaining 100,000 shares ($9.20 per share).  Accordingly, he or she could pay as little as $5,721,000 (approximately $9.54 per share) rather than $6,000,000 for the shares.  After paying selling commissions of $212,500 (approximately $0.36 per share and dealer manager fees of $78,500 (approximately $0.13 per share) on the sale of the shares, we would receive $5,430,000 ($9.05 per share).  The net proceeds to us will not be affected by volume discounts. Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor, including subscriptions to other public Hartman-sponsored real estate programs, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any “single purchaser”, as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate investors considered to be a “single purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all such subscriptions were made by a “single purchaser.”

For the purpose of such volume discounts, the term “single purchaser” includes:

•

an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•

any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•

any group of entities owned or controlled by the same beneficial owner or owners;

•

any individuals or entities acquiring shares as joint purchasers;

•

an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•

all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•

all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a “single purchaser” may request in writing to aggregate subscriptions as part of a combined order for the purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager.  Any such reduction in selling commission will be prorated among the separate subscribers.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•

there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•

all purchasers of the shares must be informed of the availability of quantity discounts;

•

the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•

the minimum purchase amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•

the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•

no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Regardless of any reduction in any commissions for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to Hartman Advisors and the dealer manager fee payable to D.H. Hill Securities, LLLP, will be calculated as though the purchaser paid $10.00 per share.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you should proceed as follows:

(1)

Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the final prospectus as Exhibit B.

(3)

For non-custodial accounts, send the completed subscription agreement and check to:

Hartman Short Term Income Properties XX, Inc.

c/o Phoenix American Financial Services

2401 Kerner Blvd.

San Rafael, CA 94901

For custodial accounts (such as are commonly used for individual retirement accounts), send the completed subscription agreement and check to your custodian who will forward them as instructed below.

(4)

By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•

investor sales promotion brochures;

•

cover letters transmitting the prospectus;

•

brochures containing a summary description of the offering;

•

brochures describing our advisor, directors and officers;

•

reprints of articles about us or the real estate industry generally;

•

fact sheets describing the general nature of the Company and our investment objectives;

•

slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•

broker updates;

•

computer presentations;

•

web site material;

•

electronic media presentations;

•

video presentations;

•

cd-rom presentations;

•

seminars and seminar advertisements and invitations; and

•

scripts for telephonic marketing.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

Irvine Venture Law Firm, LLP, Irvine, California, has passed upon the legality of the common stock. The Irvine Venture Law Firm has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes. The Irvine Venture Law Firm also provides legal services to HIREIT, HIR Management, our advisor, as well as other affiliates of our advisor, and may continue to do so in the future.

EXPERTS

The consolidated balance sheets of Hartman Short Term Income Properties XX, Inc. and subsidiaries as of December 31, 2012 and 2011 and the consolidated statements of operations, stockholders’ equity and cash flows for the years then ended,  incorporated by reference into this prospectus from the Company’s annual report on Form 10-K for the year ended December 31, 2012 have been audited by Weaver and Tidwell, LLP,  an independent registered public accounting firm, as stated in their report, which is incorporated  herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at www.hartmaninvestment.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-154750), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K filed with the SEC on April 1, 2013;
•	Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2012, August 15, 2012 November 15, 2012, May 15, 2013;
•

Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 3, 2012, February 1, 2012. March 22, 2012, April 25, 2012, May 8, 2012, May 18, 2012, October 9, 2012, October 19, 2012, February 4, 2013, February 19, 2013, February 25, 2013, March 5, 2013 and March 21, 2013.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a web site at www.hi-reit.com where there is additional information about our business, but the contents of the web site are not incorporated by reference in or otherwise a part of this prospectus.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored by affiliates of Allen R. Hartman, our chief executive officer, director and founder. Mr. Hartman has served as general partner, chief executive officer and/or director of 22 other programs over the last 28 years, which includes one other public program and 21 privately offered programs. This prior performance summary describes our sponsor’s experience in those programs over the last 10 years. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Hartman-sponsored programs. Investors who purchase our shares will not acquire any ownership interest in any of the Hartman-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Hartman-sponsored programs. As described below, affiliates of Allen R. Hartman have sponsored public and privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms that are substantially similar to ours. We consider prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Hartman-sponsored programs as of March 31, 2013. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Public Programs

Affiliates of Mr. Hartman have sponsored one other public real estate program with substantially the same investment objectives as ours, Hartman Commercial Properties REIT now known as Whitestone REIT.

Hartman Commercial Properties REIT

The initial public offering of Hartman Commercial Properties REIT commenced on September 15, 2004. On October 2, 2006, the Board of Trustees of Hartman Commercial Properties REIT suspended the offering and terminated its relationship with Mr. Hartman and his affiliate, Hartman Management, allegedly for cause. Hartman denied that cause existed and a lawsuit resulted over the termination fee due to Hartman Management under the advisory agreement with Hartman Commercial Properties REIT. After the court ruled that the termination fee was subject to the NASAA REIT Guideline limits on operating expenses, drastically reducing the fee, Hartman Management and Hartman Commercial Properties REIT settled their lawsuit without either side admitting wrongdoing or paying any damages. Consequently, neither Mr. Hartman nor Hartman Management received any compensation as a result of the termination.

Hartman Commercial Properties REIT raised gross offering proceeds from the public offering of approximately $28.9 million from the issuance of 2,886,405 shares of common stock. Together with the gross proceeds of its private placement of common shares between May 1999 and December 2000, which raised gross offering proceeds of approximately $24.8 million from the issuance of 2,481,745 common shares of common stock. Hartman Commercial Properties REIT raised a total of $53.7 million. As of the termination of the public offering, Hartman Commercial Properties REIT had approximately 1,423 investors.

As of September 30, 2006, Hartman Commercial Properties REIT owned 36 commercial properties of which 9 were acquired by purchase for an aggregate acquisition cost of $67.1million. The properties were located in the metropolitan areas of Houston (6), Dallas (2) and San Antonio (1), Texas. The properties consisted of approximately 54% office/warehouse and 46% retail shopping centers. Hartman Commercial Properties REIT is now known as Whitestone REIT.

Private Programs

Since 2002, Mr. Hartman and his affiliates have sponsored five private real estate programs which have raised approximately $133.2 million from 1,868 investors and two tenant-in-common offerings which raised approximately $10.9 million from 22 investors.

Each of these private programs had investment objectives substantially similar to the Company. The Hartman XIX program has invested in commercial development opportunities and a mortgage note in addition to investment in addition to office and retail properties. The private programs referred to above were generally permitted to make, but did not make, investments in other than commercial office, industrial and retail properties.

The aggregate dollar amount of the acquisition and development costs of the properties in which Houston RE Income Properties XVI, Ltd., Houston RE Income Properties XVII, Ltd., Hartman Income Properties XVIII, Ltd.,  Hartman Short Term Income Properties XIX, Inc. and Hartman Development Fund LLC acquired interests was, approximately $169.3 million. The foregoing funds acquired 29 properties in Texas and developed 1 property in Florida. The following table presents a breakdown by type of property of the aggregate amount of acquisition and development costs of the foregoing funds as of March 31, 2013:

Type of property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%

Investment Program	Office/Ind.	Retail	Development
Houston RE Income Properties XVI	69%	31%	0%
Houston RE Income Properties XVII	85%	15%	0%
Hartman Income Properties XVIII	84%	16%	0%
Hartman Short Term Income Properties XIX	50%	36%	14%
Hartman Development Fund LLC	0%	100%	0%
All Programs	68%	27%	5%

Adverse Business Developments

Historically the private programs sponsored by Mr. Hartman and his affiliates have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and lack of revenue producing activity prior to the programs’ initial property investments. Losses may also reflect the delay between the date of property acquisition and the period when revenues from such property investments exceed fixed and variable operating costs because many of the properties purchased by the Hartman sponsored programs have had relatively low occupancy rates at the time of their purchase and it has taken time to increase the properties’ occupancy rates and revenues. This strategy has permitted the programs to purchase the properties at much lower prices than if the properties were more fully occupied, but continued low occupancy rates in some of the properties have had a negative impact on the revenues of the programs. During recessionary periods such as the one we are now experiencing, some of the properties have lost tenants as a result of bankruptcies, insolvencies or other financial difficulties, however the revenues of the properties have not declined significantly.

Acquisitions of Properties by Programs

In the three years ended March 31, 2013, the prior real estate programs acquired a total of six properties located in Houston and Dallas, Texas. The acquisitions were financed with a combination of cash equity and purchase money financing, as further described in Table VI, which is included in Part II of our Registration Statement of which our prospectus is a part, and which provides more detailed information on the acquisition of these properties. We will furnish copies of Table VI, which shows acquisitions of properties by prior funds, to any prospective investor upon request and without charge.

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Hartman Short Term Income Properties XX, Inc. Each of the Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Hartman Short Term Income Properties XX, Inc. intends to acquire. See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.

Investors in the Hartman Short Term Income Properties XX, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Allen R. Hartman is the President of our advisor and was general partner, owner of the general partner and/or president or manager of the general partner of the Prior Real Estate Programs and is the president of Hartman Short Term Income Properties XX, Inc. and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Hartman was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II – Compensation to Sponsor (in Dollars)

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Results of Completed Programs (included but not applicable)

Table V - Results of Sales or Disposals of Property (included but not applicable)

Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Hartman Short Term Income Properties XX, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

Past performance is not necessarily indicative of future performance.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of affiliates of Allen R. Hartman as sponsors in raising and investing funds for Prior Real Estate Programs with offerings that have closed during the three years ended March 31, 2013.  All of these programs have similar investment objectives to Hartman Short Term Income Properties XX, Inc. Information is provided in regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in properties. All figures are as of March 31, 2013.

Hartman Short Term Income Properties XIX, Inc.

Dollar amount offered	$50,000,000
Dollar amount raised	$49,482,745

Less offering expenses:
Selling commissions and discounts paid to affiliates	6.5%
Offering and organization fees paid to affiliates	3.9%
10.4%
Amount available for investment	89.6%

Acquisition costs:
Cash invested	86.6%
Acquisition fees	3.0%
Total acquisition costs	89.6%

Percent leveraged	45.8%
Date offering began	01/16/2007
Length of offering (in months)	47
Months to invest 90% of amount available for investment (measured from date of offering)	45

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table summarizes the type and amount of compensation paid to affiliates of Allen R. Hartman during the three years ended March 31, 2013 in connection with Prior Real Estate Programs whose offerings have closed in the three years ended March 31, 2013.  All figures are as of March 31, 2013.

Hartman Short Term Income Properties XIX, Inc.

Date offering commenced	01/16/2007
Dollar amount raised	$49,482,745

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	$3,199,241
Organizational expenses	$1,922,088
Acquisition fees	$1,484,482
Real estate commissions	$-
Advisory fees	$-
Other fees	$-
Dollar amount cash generated from operations before deducting payments to sponsor	$19,066,232
Amount paid to sponsor from operations:
Property management fees	$1,609,928
Advisory/asset management fees	$382,087
Reimbursements	$1,222,769
Leasing commissions	$1,734,432
$4,949,216
Dollar amount of property sales and refinancing before deducting payments to sponsor	$-
Amounts paid to sponsor from property sales and refinancing	$-

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table summarizes the type and amount of compensation paid to affiliates of Allen R. Hartman during the three years ended March 31, 2013 by two Prior Real Estate Programs whose offerings closed prior to March 31, 2010 and one Hartman sponsored real estate program whose offering closed in 2013.   All figures are as of March 31, 2013.

	Hartman Development Fund LLC (1)		Other Programs (2)

Date offering commenced	09/01/2009		NA
Dollar amount raised	$4,002,711	$	NA

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	$256,702		$-
Organizational expenses	$136,621		$-
Acquisition fees	$120,081		$-
Real estate commissions	$-		$-
Advisory fees	$-		$-
Other fees	$-		$-
Dollar amount cash generated from operations before deducting payments to sponsor	$136,463		$4,396,790
Amount paid to sponsor from operations:
Property management fees	$13,241		$480,651
Advisory/asset management fees	$2,648		$-
Reimbursements	$15,968		$461,915
Leasing commissions	$9,897		$1,173,358
	$41,754		$2,115,924
Dollar amount of property sales and refinancing before deducting payments to sponsor	$-		$-
Amounts paid to sponsor from property sales and refinancing	$-		$-

(1)

Hartman Development Fund LLC’s private offering is closed.

(2)

Other programs consist of two tenant-in-common programs whose offerings closed prior to March 31,2010.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings during the five years ended March 31, 2013 and that have similar or identical investment objectives to Hartman Short Term Income Properties XX, Inc. All results are for the twelve months ending December 31.

Hartman Short Term Income Properties XIX, Inc.
	2007	2008	2009	2010	2011	2012
Gross revenues	$3,094	$1,107,386	$3,220,387	$7,413,902	$13,347,468	$12,568,219
Profit on sale of properties	-	-	-	-	-	-
Less:
Operating expenses	11,307	974,324	1,725,674	5,565,713	6,882,096	6,717,801
Interest expense, net	(12,995)	285,280	643,221	1,059,193	2,488,691	1,928,766
Depreciation	-	222,336	1,140,676	3,172,655	5,891,222	5,789,378
Income before minority interests	4,782	(374,554)	(289,184)	(2,383,659)	(1,914,541)	(1,867,726)
Taxable income
- from operations	10,077	(309,427)	274,778	(1,097,633)	(634,658)	1,669,809
- from gain on sale	-	-	-	-	(25,936)	-
Cash generated (before minority interests)
- from operations	4,782	(152,218)	851,492	788,996	3,976,681	3,921,652
- from gain on sale	-	-	-	-	46,266	-
- from refinancing	-	-	-	-	-	-
Cash generated from operations, sales and refinancing	4,782	(152,218)	851,492	788,996	4,022,947	3,921,652
Less: Cash distributions to investors
-from operating cash flow	35,312	735,172	1,661,782	2,135,626	3,031,509	3,329,019
-from sales and refinancing	-	-	-	-	-	-
Cash generated (deficiency) after cash distributions	(30,530)	(887,390)	(810,290)	(1,346,630)	991,438	592,633
Less:
Special items	-	-	-	-	-	-
Cash generated (deficiency) after cash
distributions and special items	(30,530)	(887,390)	(810,290)	(1,346,630)	991,438	592,633
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	4.39	(17.47)	8.42	(22.24)	(12.93)	34.23
- from loss on sale	-	-	-	-	(0.53)	-
Cash distributions to investors:
Source (on GAAP basis)
- from investment income	-	-	-	-	-	-
- from return of capital	15.37	41.51	50.95	43.27	61.75	43.52
Source (on cash basis)
- from sales	-	-	-	-	-	-
- from refinancing	-	-	-	-	-	-
- from operations	15.37	41.51	50.95	43.27	61.75	43.52
- other	-	-	-	-	-	-
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table						100%

TABLE IV

RESULTS OF COMPLETED PROGRAMS

NOT APPLICABLE

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table provides summary information on the results of sales and / or dispositions of properties of Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) for the last three fiscal years ended March 31, 2013.

($ in thousands)			Selling Price, Net of Closing Costs and GAAP Adjustments			Cost of Properties, Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received, Net of Closing Costs	Mortgage Balance at Time of Sale	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) Cash over Cash Expenditures
Hartman Richardson Heights LLC – Shopping Center located in Richardson, TX(1)	December 2010	Various dates during 2011	$17,235	$9,575	$26,810	$9,575,	$17,514	$26,810	$--
Hartman FMIG LLC Single tenant Firestone Car Care Center located in Fort Myers, FL(2)	Various 2007-2010	August 2011	$1,163	$1,930	$3,237	$0	$2,857	$2,857	$380

1.

      On December 28, 2010, the Company entered into the operating agreement of Hartman Richardson Heights Properties LLC (the “Joint Venture”) with Hartman XIX. As of December 31, 2010 Hartman XIX made capital contributions totaling $17.235 million to the Joint Venture, representing a 90% interest therein.

      On April 20, 2011 Hartman XIX sold a 15% limited liability company interest in the Joint Venture to the Company for $2,872,500 cash.  On May 27, 2011 Hartman XIX sold a 4% limited liability company interest in the Joint Venture to the Company for $766,000 cash.  On June 30, 2011 Hartman XIX sold a 2% limited liability company interest in the Joint Venture to the Company for $383,000 cash.  On July 20, 2011 Hartman XIX sold a 4% limited liability company interest in the Joint Venture to the Company for $766,000 cash.  On August 12, 2011 Hartman XIX sold a 7% limited liability company interest in the Joint Venture to the Company for $1,340,500 cash. On September 13, 2011 Hartman XIX sold a 7% limited liability company interest in the Joint Venture to the Company for $1,340,500 cash.  The source of the cash used to acquire the interest of Hartman XIX in the Joint Venture was proceeds from the current public offering of the Company’s common shares.

        On October 31, 2011 the Joint Venture distributed a note receivable by the Joint Venture from Hartman XIX to Hartman XIX as a reduction in equity capital attributable to Hartman XIX.  The Company acquired the remaining equity interest of Hartman XIX in the Joint Venture for $16,500 cash.  As of November 1, 2011 the Company is the sole member of the Joint Venture.

2.

      In September, 2007, Hartman XIX entered into a joint venture with an unrelated third party through a wholly owned subsidiary to develop a single tenant Firestone Car Care Center located in Ft. Myers, FL (the “Project”).  The Project was completed in April, 2009. In August, 2011 Hartman XIX sold the Project through a wholly owned subsidiary, Hartman-FMIG, LLC, a Florida limited liability company, to The Albert R. Bellio & Joseph Dean Bellio, L.L.C,, a California limited liability company, an unrelated third party.

A-1

Hartman Short Term Income Properties XX, Inc.

SUBSCRIPTION AGREEMENT

See pages 128-129 of the Final Prospectus for instructions

1.

INVESTMENT INFORMATION

Minimum Purchase $10,000; $5,000 for IRAs	□ Check if NAV Purchase

__________________           ___________

  Total $ Invested                     # of Shares

Method of Payment

□Check Enclosed   □Wire   □Check Under Separate Cover

WE DO NOT ACCEPT Cash, Starter Checks, Counter Checks, Money Orders, Third-Party Checks, or Traveler’s Checks due to Anti-Money Laundering Considerations.

□ Initial Investment □ Subsequent Investment: My Investor # is: Please make check(s) payable to: Hartman Short Term Income Properties XX, Inc.

2.

TYPE OF OWNERSHIP

Non-Custodial Account Type

□ Individual

□ Joint Tenants with Rights of Survivorship (JTWROS)

□ Joint Tenants in Common (JTIC)

□ Uniform Gift to Minors Act (UGMA)

□ Pension or Profit Sharing Plan

*Include Certification of Investment Powers

□ Trust

*Include Copy of Trust or Hartman Trust Certification Form

□ Corporation/Partnership/Other

*Corporate Resolution or Partnership Agreement Required

Custodial Account Type

CUSTODIAN ACCOUNT NUMBER:___________________

□ IRA

□ Roth IRA

□ SEP IRA

□ Simple IRA

□ Other: ______________________________________

***All IRA accounts must be forwarded to custodian for processing and signatures. Custodian will then submit to Hartman Short Term Income Properties XX, Inc

CUSTODIAN INFORMATION (To be completed by Custodian)

Custodian Name:  _____________________________________

___________________________________________

Custodian Address

___________________________________________

City

State

          Zip

Custodian Tax ID # _________________________________________

Custodian Phone # ___________________________________________

1.

INVESTOR INFORMATION

(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)

_____________________________________________________________________________________________

First Name

(MI)

Last Name

                           Gender

_____________________________________________________________________________________________

Social Security Number

Date of Birth (MM/DD/YYYY)

   Phone Number

_____________________________________________________________________________________________

Residential Street Address

City

State

Zip Code

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

_____________________________________________________________________________________________

First Name

(MI)

Last Name

Gender

_____________________________________________________________________________________________

Social Security Number

Date of Birth (MM/DD/YYYY)

Phone Number

_____________________________________________________________________________________________

Residential Street Address

City

State

Zip Code

C. Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name

________________________ Tax ID Number __________________ Date of Trust  ___________

Entity Type (Select one. Required)

□ Retirement Plan     □ Trust     □ Corporation     □ LLC     □ Partnership     □Other _______________________________

4.

INVESTOR MAILING ADDRESS (If different than residential street address provided in Section 3A)

_____________________________________________________________________________________________

Address

City

State

Zip Code

5.

SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive cash distributions.

I hereby subscribe for Share of Hartman Income REIT and elect the distribution option indicated below:

□ Distribution Reinvestment Plan (See Prospectus for details)

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

□ Cash/Check Mailed to the address set forth above in section 3 (Available for Non-Custodial Investors only.)

□ Cash/Check Mailed to Third Party/Custodian

__________________________________________                                                           _____________________________________________________________________

Name/Entity Name/Financial Institution

Mailing Address

____________________________________________________________________________________                             _________________________________________

City

State

Zip Code

Account Number (Required)

□ Cash/Direct Deposit (Non–Custodian Investors Only)

I authorize Hartman Short Term Income Properties XX, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hartman Short Term Income Properties XX, Inc. in writing to cancel it. In the event that Hartman Short Term Income Properties XX, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

_____________________________________________                                                                                                 _________________________________________________

Name/Entity Name/Financial Institution

Mailing Address

______________________________________________________________________________________________________________________________________________

City

State

Zip Code

___________________________________________________________________________________________

Your Bank’s ABA Routing Number

Your Bank Account Number

□ Checking Account  □ Savings Account

6.

BROKER-DEALER/FINANCIAL ADVISOR INFORMATION

The registered representative must sign below to complete order. The registered representative warrants that it is a duly licensed Broker-Dealer or authorized representative and may lawfully offer shares in the state designated as the investor’s address or the state in which the sale was made, if different. The registered representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

Broker-Dealer Name:  _______________________________________

Financial Advisor Name:______________________________________

________________________________________________________________________________________

(Advisor Mailing Address)

(City)

(State)

(Zip Code)

(Broker-Dealer/Financial Advisor Information Continued on Next Page)

Financial Advisor Number:

____________________________

Branch Number:

___________________________________________

Telephone Number: _________________________________________

E-mail Address: _____________________________________________

Fax Number: ________________________________________________

X:______________________________________                      X:______________________________________

    Financial Advisor Signature     Date

                                                       Branch Manager Signature (If required by Broker-Dealer) Date

7.

SUITABILITY ACKNOWLEDGEMENT

IMPORTANT: Hartman Short Term Income Properties XX, Inc. is not registered in the following states: Alabama, Alaska, Delaware, Maine, Massachusetts, New Hampshire, New York, Ohio, Rhode Island, Vermont, and West Virginia.

(INVESTORS PLEASE SEPARATELY INITIAL EACH OF THE REPRESENTATIONS BELOW)

In order to induce the Company to accept this subscription, I (we) hereby represent and warrant to the Company as follows:

I (we) have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the final Prospectus under “Suitability Standards.

Initials	Initials

I (we) have a net worth (as described above) of at least $70,000 and had during the last year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the final Prospectus under “Suitability Standards.”

Initials	Initials
For residents of Missouri and Tennessee only: My (our) aggregate investment in the Company does not exceed 10% of my (our) liquid net worth and I (we) meet one of the Company’s suitability standards.
Initials	Initials

For residents of California only: My (our) aggregate investment in the Company does not exceed 10% of my (our) net worth (excluding home, home furnishing and automobiles) and I (we) have either (1) a gross annual income of at least $70,000 and a net worth (as determined above) of at least $120,000 or (2) a net worth of at least $250,000 (as determined above).

Initials	Initials

For residents of Kansas only: I (we) acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments.  “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Initials	Initials

For residents of Alabama, Kentucky, Massachusetts, Michigan, and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company and other similar direct participation programs and I (we) meet one of the Company’s suitability standards.

Initials	Initials

For residents of Iowa and Nebraska only: My (our) investment in the Company and its affiliates does not exceed 10% of my (our) liquid net worth and I (we) have a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000 or, in the alternative, a Net Worth of $350,000 (exclusive of home, auto and furnishings.

Initials	Initials

For residents of Massachusetts, Michigan, Ohio and Pennsylvania only: My (our) investment in the Company and its affiliates does not exceed 10% of my (our) liquid net worth and I (we) meet one of the Company’s suitability standards

Initials	Initials
For residents of Alabama, Ohio and Tennessee only: I (we) acknowledge that I (we) are not eligible to participate in the Automatic Purchase Plan.
Initials	Initials

8.

INVESTOR ACKNOWLEDGEMENT

(INVESTORS PLEASE SEPARATELY INITIAL EACH OF THE REPRESENTATIONS BELOW)

 In order to induce the Company to accept this subscription, I (we) hereby represent and warrant to the Company as follows:

(A)	I have received the Final Prospectus.	Initials
(B)	I accept and agree to the terms and conditions of the Company charter.	Initials
(C)	I am purchasing the Shares for my own account and I further acknowledge that the investment is not liquid.	Initials

The Sponsor or any person selling shares on behalf of the Sponsor or the Company may not complete a sale of shares to a shareholder until at least five business days after the date the shareholder receives the final Prospectus.

The Sponsor or the person designated by the Sponsor shall send each shareholder a confirmation of his or her purchase.

9.

REQUIRED SIGNATURES (CUSTODIAN, if applicable and INVESTOR(S))

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in Hartman Short Term Income Properties XX, Inc. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholdings as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

IF QUALIFIED PLAN, CUSTODIAN MUST SIGN BELOW:

Signature of Custodian, if applicable

Date

_________________________________                                      ______________________________________________

I (We) represent to you that (a) the information contained herein is complete and accurate and may be relied upon by you and (b) I (we) will notify you immediately of any material adverse change in any of such information occurring prior to the acceptance of my subscription. In WITNESS WHEREOF, I (We) have initialed the foregoing statements and executed this Subscription Agreement Signature Page this _____ day of   ______________, 201___.

INDIVIDUAL INVESTORS

_____________________________ Print or Type Name Investor	_____________________________ Print or Type Name Co-Investor
_____________________________ Signature	_____________________________ Signature
________________________________________________	______________________________________________
City State Zip	City State Zip

Please mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to:

Hartman Short Term Income Properties XX, Inc.

c/o Phoenix American Financial Services

2401 Kerner Blvd

San Rafael, CA 94901

1-800-880-2212 – Investor Relations

If custodial investment, please mail completed original Subscription Agreement (with all signatures) and any additional required documents to the Custodian. Custodian will forward to Hartman’s transfer agent, Phoenix American Financial Services.

DISTRIBUTION REINVESTMENT PLAN

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Hartman Short Term Income Properties XX, Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below.

As agent for the Stockholders who purchase Shares from the Company pursuant to the Company’s public offering of its Shares (the “Offering”) and elect to participate in the DRP (the “Participants”), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares, at the Company’s option, (x) from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase, or (y) if a secondary market for the Shares develops and if the Company so elects, at the price paid by the Company for the Shares in such secondary market. If we do purchase shares in the secondary market and we use the services of a broker, we will allocate the costs of such broker among all the participants in the plan. We will not charge participants for any fees other than the actual third party out-of-pocket expenses that we would incur in the secondary market.

The discount per Share is intended never to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

Prior to the first to occur of (i) the termination of the Offering or (ii) the public offering price per Share in the Offering increasing above $10 per share, it is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

If the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

Share Certificates. Unless and until the Shares are listed on a national securities exchange, the quotation of the Shares by The NASDAQ Stock Market or the trading of the Shares in the over-the-counter market, the Company will not issue share certificates except to stockholders who make a written request to the Company. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the. prior fiscal-year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRP including the tax consequences relative thereto.

Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty; by delivering to the Company a written notice or to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days’ written notice to the Participants.

Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including; without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Governing Law.  This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this choice of law provision.

Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan

Defined Terms.

“Act” means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Affiliate” means, with respect to any other Person: (i) any Person directly or indirectly owning, control-ling or holding, with the power to vote 10%. or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person;. (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Dealer Manager” means D.H. Hill Securities, LLLP.

“Directors” means the members of the Board of Directors of the Company, including the Independent Directors.

“Independent Directors” means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the in mediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

“Market Price” means on any date the average of the closing price per Share for the five consecutive trading days ending on such date. If the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the “SRP”), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company’s Distribution Reinvestment Plan (the “DRP”) if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion.

“Ownership Limit” means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

“Shares” means the shares of voting common stock, par value $.001 per share, of the Company, and “Share” means one of those Shares.

“Soliciting Dealers” means the dealer members of FINRA, designated by the Dealer Manager.

“Stockholders” means the beneficial holders of Shares.

AUTOMATIC PURCHASE PLAN

Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX, Inc., a Maryland corporation (the “Company”), has adopted this Automatic Purchase Plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.

ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares.

2.

AUTOMATIC PURCHASE PROGRAM.  The Administrator or the Company’s transfer agent will, at the regular intervals indicated on the Participant’s election to participate (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $200 per interval (collectively, the “Additional Payments”).  Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually.  Participation in the program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

3.

GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Additional Payments subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-154750), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Additional Payments in Shares at the then current public offering price per Share.  In addition, in the event of any sale of Shares in respect of which the Company and/or the dealer manager is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees (“Discounted Fee Shares”), the Company and/or the dealer manager also may agree to a commensurate reduction in such commissions and/or fees for the purchase of Shares hereunder.  If such an agreement is made, the Company and/or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder.  Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company’s prospectus.

(b)          The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from any of (i) Shares registered with the Securities and Exchange Commission (the “Commission”) in connection with the Initial Offering; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”), or (iii) Shares purchased by the Administrator for the Plan in a secondary market or on a stock exchange.

(c)           If a Participant designates in writing that such Participant’s broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above).  Dealer manager fees will be paid to the dealer manager named in the Registration Statement for the Initial Offering  at the rate not to exceed 2.5% (reduced fees will apply as set forth in paragraph (a) above).  Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases.  If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)           For each Participant, the Administrator will maintain an account that shall reflect the Additional Payments received by the Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)           Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants.  Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

(f)            The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)           A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

(h)           The Shares issued under the Plan will be uncertificated until the Company’s board of directors determines otherwise.

4.             DISTRIBUTION OF FUNDS.  If the Participant elects to participate in the distribution reinvestment plan, the Administrator may commingle distributions related to Shares purchased through this Plan with Participant’s other distributions from the Company’s Shares to make purchases pursuant to the Company’s distribution reinvestment plan.

5.             ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.             SUITABILITY.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Plan.

7.             REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.             NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.             TAXES.  Participants should consult their own tax advisor regarding the tax consequences of ownership of the Shares.

10.           TERMINATION.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Additional Payment, such notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of such notice.

(b)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

11.           STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.           NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the administrator, addressed to Investor Services Department, 2909 Hillcroft, Suite 420, Houston, Texas 77057, or such other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

13.           AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant.  Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.           GOVERNING LAW.  THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS
(UNAUDITED)

This Table provides summary information on the results of acquisitions of properties for the last three fiscal years ended December 31, 2012.

($’s in thousands)	2010		2011		2012
Name	616 FM 1960 (1)	Gateway Tower (2)	601 Sawyer (3)	Prestonwood (4)	Fondren SC (5)
Location	Houston, TX	Dallas, TX	Houston, TX	Richardson, TX	Houston, TX
Type of Property	Office	Office	Office	Retail	Retail
Gross leasable space (sq. feet) or number of units or number of available rooms	142,194	266,412	88,258	101,167	93,196
Date of purchase	7/1/2010	8/3/2010	5/10/2011	9/16/2011	7/13/2012
Contract purchase price plus acquisition fee	$7,210	$15,605	$5,202	$12,309	$3,142
Cash down payment	$3,297	$200	$0	$100	$285
Mortgage financing at date of purchase	$3,500	$7,575	$0	$6,000	$0
Other cash expenditures expensed	$478	$ -	$10	$6	$0
Other cash expenditures capitalized	$65	$227	$0	$88	$0
Total acquisition cost	$7,275	$15,832	$5,212	$12,399	$3,142

1.

Acquired together from an unrelated third party by Hartman 1960 Properties, LLC a majority and subsequently wholly owned subsidiary of Hartman XIX.

2.

Acquired from an unrelated third party by Hartman 1960 Properties, LLC a majority and subsequently wholly owned subsidiary of Hartman XIX.

3.

Acquired from an unrelated third party by Hartman 601 Sawyer, LLC a wholly owned subsidiary of Hartman XIX.

4.

Acquired from an unrelated third party by Hartman Prestonwood Properties, LLC, a joint venture which is 51% owned by Hartman XIX.

5.

Hartman Development Fund, LLC purchased a non-performing mortgage on the property from an unrelated third party on May 11, 2012.  Hartman Fondren Road Plaza, LLC, a wholly owned subsidiary of Hartman Development Fund, LLC, acquired the property by means of a deed in lieu of foreclosure from the owner of the property, an unrelated third party, on July 13, 2012.

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Item 31.       Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

Registration fee	$114,000
Legal fees and expenses (including Blue Sky fees)	150,000*
Accounting fees and expenses	50,000*
Printing	100,000*
Miscellaneous	50,000*
Total	$464,000*

Item 32.      Sales to Special Parties

            Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

         Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

          In connection with sales of $250,000 or more to a qualifying purchaser, a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

         Investors may agree with their participating brokers to reduce the amount of sales commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the sales commissions payable in connection with such transaction.

Item 33.      Recent Sales of Unregistered Securities

We have issued 1,000 shares of our convertible preferred stock to Hartman Advisors, our advisor, for an aggregate purchase price of $10,000.  Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the “issue price” of those shares, i.e., the gross amount originally paid to us for those shares, plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of

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those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all. The possibility of this conversion may influence our advisor’s judgment when recommending the timing of listing or liquidating.

We have issued 19,000 shares of our common stock, which accounts for all of our currently issued and outstanding common stock prior to the effectiveness of this offering, to Hartman XX Holdings, Inc., a Texas corporation, all of the outstanding capital stock of which is owned by our CEO and sponsor, Allen Hartman for $190,000.

              In each case, the shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were issued in reliance on Rule 4(2) of the Securities Act.  The proceeds of those sales have been applied to the costs of the registrant’s operations.

Item  34.

Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our Articles of Incorporation provide that our directors and officers will be indemnified to the fullest extent permitted by the laws of Maryland, as amended from time to time.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation contain a provision providing for elimination of the personal liability of our directors and officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item     35.                           Treatment of Proceeds from Stock Being Registered

Not applicable.

Item    36.                    Financial Statements and Exhibits

(a)

Financial Statements:

The following financial statements are incorporated by reference into this registration statement:

•

The consolidated unaudited financial statements of Hartman Short Term Income Properties XX, Inc. and subsidiaries included in the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013 filed with the SEC on May 15, 2013.

•

The consolidated balance sheets of Hartman Short Term Income Properties XX, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on April 1, 2013.

•

The consolidated unaudited financial statements of Hartman Short Term Income Properties XX, Inc. and subsidiaries included in the Registrants Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2012 filed with the SEC on November 15, 2012.

•

The consolidated unaudited financial statements of Hartman Short Term Income Properties XX, Inc. and subsidiaries included in the Registrants Quarterly Report on Form 10-Q for the three months and six months ended June 30, 2012 filed with the SEC on August 16, 2012.

•

The consolidated unaudited financial statements of Hartman Short Term Income Properties XX, Inc. and subsidiaries included in the Registrants Quarterly Report on Form 10-Q for the three months ended March 31, 2012 filed with the SEC on May 15, 2012.

(b)

Exhibits:

Number	Description of Documents
1.1

Form of Dealer Manager Agreement by and among Hartman Short Term Income Properties XX, Inc. and D.H. Hill Securities, LLLP (Incorporated by reference to Exhibit 1.1 to the registrant’s statement on Form S-11 Amendment No. 2 (SEC File No. 333-185336) May 30, 2013)

3.1.1

First Articles of Amendment to Third Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on April 12, 2012)

3.1.2

Third Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 1 to the registrant’s registration statement on Form 8-A12G (SEC File No. 000-53912) March 22, 2010)

3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 2 to the registrant’s registration statement on Form 8-A12G (SEC File No. 000-53912) March 22, 2010)
5.1	Opinion of Irvine Venture Law Firm, LLP **
8.1	Opinion of Irvine Venture Law Firm, LLP (included in 5.1) **
10.1

Form of Advisory Agreement between the Registrant and Hartman Advisors, LLC. (Incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-11 Amendment No. 9 (SEC File No. 333-154750) November 24, 2009)

10.2

Form of Property Management Agreement between the Registrant and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.2 to registrant’s registration statement on Form S-11 Amendment No. 9 (SEC File No. 333-154750) November 24, 2009)

10.3

Form of Employee and Director Incentive Share Plan (Incorporated by reference to Exhibit 10.3 to registrant’s registration statement on Form S-11 Amendment No. 5 (SEC File No. 333-154750) July 14, 2009)

10.4	Operating Agreement of Hartman Richardson Heights Properties, LLC (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K filed March 31, 2011)

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10.5

Real Estate Sale Agreement, dated as of March 20, 2012, by and between Regency Centers, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2012)

10.6

First Amendment to Real Estate Sale Agreement, dated as of April 19, 2012, by and between Regency Centers, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2012)

10.7

Loan Agreement, dated May 11, 2012, by and among Texas Capital Bank, NA and Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.8

Promissory Note, dated May 11, 2012, by Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.9

Assignment and Subordination of Management Agreement, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC, Hartman Income REIT Management, Inc. and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.10

Assignment and Subordination of Management Agreement, dated as of May 11, 2012, by and between Hartman Cooper Street Plaza, LLC, Hartman Income REIT Management, Inc. and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.11

Assignment of Rents, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.12

Assignment of Rents, dated as of May 11, 2012, by and between Hartman Cooper Street Plaza, LLC and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.13

Assignment of Licenses, Permits and Contracts, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., Hartman Cooper Street Plaza, LLC, and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.14

Guaranty Agreement (Validity), dated as of May 11, 2012, by Allen R. Hartman as guarantor in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.15

Real Property and Company Management Agreement, dated as of March 26, 2012, by and among Hartman Cooper Street Plaza, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.16

Purchase Agreement, dated as of August 30, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.17

First Amendment to Purchase Agreement, dated as of September 28, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.18

Assignment of Purchase Agreement, dated as of October 5, 2012, by and between Hartman Short Term Income Properties XX, Inc. and Hartman Bent Tree Green LLC (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.19

Loan Modification Agreement, dated October 16, 2012, by and among Texas Capital Bank, NA and Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

4

10.20

Promissory Note, dated October 16, 2012, by Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.21

Real Property Management Agreement, dated as of October 16, 2012, by and among Hartman Bent Tree Green, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.22

Economic Development Incentive Agreement by and between the City of Richardson, Texas and Hartman Richardson Heights Properties, LLC (Incorporated by reference to Exhibit 10.12 to the registrant’s Quarterly Report on Form 10-Q/A filed with the SEC on August 16, 2012)

10.23

Purchase Agreement dated as of its Effective Date by and between Merit 99 Office Portfolio LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 4, 2013)

10.24

First Amendment to Purchase Agreement dated January 28, 2013 by and between Merit 99 Office Portfolio LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 4, 2013)

10.25

Loan Modification Agreement dated  March 15, 2013 by and among Hartman Parkway LLC, Hartman Bent Tree Green LLC, Hartman Richardson Heights Properties LLC, Hartman Short Term Income Properties XX, Inc. and Hartman Cooper Street Plaza LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013.

10.26

Amended and Restated Promissory Note dated March 15, 2013 by Hartman Parkway LLC, Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013)

10.27

Real Property Management Agreement, dated as of October 16, 2012, by and among Hartman Parkway, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013)

21	Subsidiaries *
23.1	Consent of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)**
23.2	Consent of Weaver and Tidwell LLP *

*	Filed herewith
**	Previously filed

Item        37.

       Undertakings

(a)          The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)         The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)         The Registrant undertakes that, for the purpose of determining liability under the Securities Act to

5

any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)       For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)        The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)         The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g)           The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)           The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)          The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following:  (i) if the securities are certificated, certificates in such denominations and

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registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on June 7, 2013.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC..

By:         /s/  Allen R. Hartman

Allen R. Hartman

President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Allen R. Hartman, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on June 7, 2013.

Name

Title

/s/ Allen R. Hartman

President and Chief Executive Officer and Chairman of the Board

Allen R. Hartman

(Principle Executive Officer)

 /s/ Louis T. Fox III

Chief Financial Officer and Treasurer

Louis T. Fox III

(Principal Accounting Officer)

/s/ Allen R. Hartman

Director

Allen R. Hartman

/s/ Jack I. Tompkins

Director

Jack I. Tompkins

/s/ Richard R. Ruskey

Director

Richard R. Ruskey

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EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1

Form of Dealer Manager Agreement by and among Hartman Short Term Income Properties XX, Inc. and D.H. Hill Securities, LLLP (Incorporated by reference to Exhibit 1.1 to the registrant’s statement on Form S-11 Amendment No. 2 (SEC File No. 333-185336) May 30, 2013)

3.1.1

First Articles of Amendment to Third Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on April 12, 2012)

3.1.2

Third Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 1 to the registrant’s registration statement on Form 8-A12G (SEC File No. 000-53912) March 22, 2010)

3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 2 to the registrant’s registration statement on Form 8-A12G (SEC File No. 000-53912) March 22, 2010)
5.1	Opinion of Irvine Venture Law Firm, LLP **
8.1	Opinion of Irvine Venture Law Firm, LLP (included in 5.1) **
10.1

Form of Advisory Agreement between the Registrant and Hartman Advisors, LLC. (Incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-11 Amendment No. 9 (SEC File No. 333-154750) November 24, 2009)

10.2

Form of Property Management Agreement between the Registrant and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.2 to registrant’s registration statement on Form S-11 Amendment No. 9 (SEC File No. 333-154750) November 24, 2009)

10.3

Form of Employee and Director Incentive Share Plan (Incorporated by reference to Exhibit 10.3 to registrant’s registration statement on Form S-11 Amendment No. 5 (SEC File No. 333-154750) July 14, 2009)

10.4	Operating Agreement of Hartman Richardson Heights Properties, LLC (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K filed March 31, 2011)
10.5

Real Estate Sale Agreement, dated as of March 20, 2012, by and between Regency Centers, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2012)

10.6

First Amendment to Real Estate Sale Agreement, dated as of April 19, 2012, by and between Regency Centers, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2012)

10.7

Loan Agreement, dated May 11, 2012, by and among Texas Capital Bank, NA and Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.8

Promissory Note, dated May 11, 2012, by Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.9

Assignment and Subordination of Management Agreement, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC, Hartman Income REIT Management, Inc. and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.10

Assignment and Subordination of Management Agreement, dated as of May 11, 2012, by and between Hartman Cooper Street Plaza, LLC, Hartman Income REIT Management, Inc. and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.11

Assignment of Rents, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

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10.12

Assignment of Rents, dated as of May 11, 2012, by and between Hartman Cooper Street Plaza, LLC and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.13

Assignment of Licenses, Permits and Contracts, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., Hartman Cooper Street Plaza, LLC, and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.14

Guaranty Agreement (Validity), dated as of May 11, 2012, by Allen R. Hartman as guarantor in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.15

Real Property and Company Management Agreement, dated as of March 26, 2012, by and among Hartman Cooper Street Plaza, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.16

Purchase Agreement, dated as of August 30, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.17

First Amendment to Purchase Agreement, dated as of September 28, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.18

Assignment of Purchase Agreement, dated as of October 5, 2012, by and between Hartman Short Term Income Properties XX, Inc. and Hartman Bent Tree Green LLC (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.19

Loan Modification Agreement, dated October 16, 2012, by and among Texas Capital Bank, NA and Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.20

Promissory Note, dated October 16, 2012, by Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.21

Real Property Management Agreement, dated as of October 16, 2012, by and among Hartman Bent Tree Green, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.22

Economic Development Incentive Agreement by and between the City of Richardson, Texas and Hartman Richardson Heights Properties, LLC (Incorporated by reference to Exhibit 10.12 to the registrant’s Quarterly Report on Form 10-Q/A filed with the SEC on August 16, 2012)

10.23

Purchase Agreement dated as of its Effective Date by and between Merit 99 Office Portfolio LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 4, 2013)

10.24

First Amendment to Purchase Agreement dated January 28, 2013 by and between Merit 99 Office Portfolio LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 4, 2013)

10.25

Loan Modification Agreement dated  March 15, 2013 by and among Hartman Parkway LLC, Hartman Bent Tree Green LLC, Hartman Richardson Heights Properties LLC, Hartman Short Term Income Properties XX, Inc. and Hartman Cooper Street Plaza LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013.

10.26

Amended and Restated Promissory Note dated March 15, 2013 by Hartman Parkway LLC, Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013)

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10.27

Real Property Management Agreement, dated as of October 16, 2012, by and among Hartman Parkway, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013)

21	Subsidiaries *
23.1	Consent of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)**
23.2	Consent of Weaver and Tidwell LLP *

*	Filed herewith
**	Previously filed

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